As filed with the U.S. Securities and Exchange Commission on December 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jiuzi Holdings Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	4953	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No.168 Qianjiang Nongchang Gengwen Road, 15th Floor

Economic and Technological Development Zone

Xiaoshan District, Hangzhou City

Zhejiang Province 310000

People’s Republic of China
+86-0571-82651956

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.
Mengyi “Jason” Ye, Esq.
Yarona L. Yieh, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue – 3rd Floor
New York, New York 10017
(212)-588-0022

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary shares, par value $0.001 per share (underlying a convertible debenture)	6,300,000	$1.53	$9,639,000	$893.54
Total	6,300,000	$1.53	$9,639,000	$893.54

(1)	Ordinary shares that may be offered pursuant to this registration statement consist of (1) shares that may be issuable upon conversion of a convertible debenture issued in a private placement on December 3, 2021. For purposes of estimating the number of ordinary shares to be included in this registration statement, we included 6,300,000 shares. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of share splits or share dividends which occur during this continuous offering.

(2)	The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee for this offering pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), using the closing price of $1.53 by the Nasdaq Stock Market on December 29, 2021.

(3)	Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement 893.54 is being offset by the previously paid registration fee in connection with the registration statement on Form F-1 (registration no. 333-257933) which was withdrawal on December 3, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED DECEMBER 30, 2021

Jiuzi Holdings Inc.

Issuance of up to 6,300,000 Ordinary Shares

This prospectus relates to the offer and sale, from time to time, of up to 6,300,000 ordinary shares (the “Resale Shares”) of Jiuzi Holdings Inc. (the “Company”) by the shareholder named in the section of this prospectus entitled “Selling Shareholder” that are issuable upon conversion of amounts outstanding (including principal and accrued interest thereon) under convertible debentures (the “Convertible Debentures”) issued pursuant to a securities purchase agreement that we entered into with YA II PN, Ltd. on December 3, 2021 (the “Securities Purchase Agreement”). Under a Securities Purchase Agreement, (i) 2,500,000 in principal amount of Convertible Debentures were issued upon the signing of the Securities Purchase Agreement, (ii) 2,500,000 in principal amount of Convertible Debentures are issuable upon the filing of a Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) registering the resale of the conversion shares by the Selling Shareholder, and (iii) 1,000,000 in principal amount of Convertible Debentures are issuable on or about the date the Registration Statement has first been declared effective by the SEC. The Convertible Debentures may be converted into more than the 6,300,000 shares being offered by this prospectus, and if any portion of the Convertible Debentures are converted into ordinary shares that are not being offered by this prospectus such ordinary shares will be restricted securities and may not be resold unless registered under the Securities Act of 1933, as amended, or such resale is exempt from such registration.

We are not selling any ordinary shares in this offering, and we will not receive any proceeds from the sale of shares by the selling shareholder.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “JZXN”. On December 29, 2021, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $1.53 per share, and on December 30, 2021, we had 21,426,844 ordinary shares outstanding.

The selling shareholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should this prospectus and the registration statement of which it forms a part before you invest in any securities.

We are a holding company incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established in the People’s Republic of China, or “PRC” or “China.” Investors in our ordinary shares should be aware that they may never directly hold equity interests in the Chinese operating entities, but rather purchasing equity solely in Jiuzi Holdings Inc., our Cayman Islands holding company, which does not directly own substantially all of our business in China conducted by our subsidiaries. Our ordinary shares offered in this offering are shares of our Cayman Islands holding company instead of shares of our subsidiaries in China. Because of our corporate structure, we as well as the investors are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission (“CSRC”) if we fail to comply with their rules and regulations. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, if we falsely and inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future. For a description of relevant risks related to our corporate structure, see “Risk Factors – Risks Relating to Doing Business in China” and “Risk Factors – Risks Relating to Our Corporate Structure.”

Investing in our ordinary shares involves substantial risks. See “Risk Factors” beginning on page 14 of this prospectus to read about important factors you should consider before purchasing ordinary shares. In addition, there are prominent risks associated with the majority of our operations occurring in China. For example, we as a U.S.-listed Chinese public company may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our ordinary shares. It could also significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Additionally, changes in Chinese internal regulatory mandates, such as the M&A rules, Anti-Monopoly Law, and the Data Security Law, may target the Company’s Variable Interest Entity (“VIE”) structure and impact our ability to conduct business in the PRC, accept foreign investments, or list on a U.S. or other foreign exchange. Additionally, the agreements associated with our VIEs have not been tested in court of law in any jurisdiction. For a description of relevant PRC-related risks to this offering, see “Risk Factors – Risks Relating to Doing Business in China” and “Risk Factors – Risks Relating to this Offering.”

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. If we decide to consummate our initial business combination with a target business based in and primarily operating in China, auditors of the combined company and their workpapers may be located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities. Therefore, the combined company’s securities may be delisted from a national securities exchange in the U.S pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA. A termination in the trading our of securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. As of the date of the prospectus, WWC, P.C., our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. While the Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 29.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2021.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholder, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholder are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

Conventions Used in this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are referred to our subsidiaries, Zhejiang Jiuzi, our VIE; and Shangli Jiuzi;

●	“China” or the “PRC” are referred to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Jiuzi HK” is referred to Jiuzi (HK) Limited, a limited liability company organized under the laws of Hong Kong;

●	“Jiuzi WFOE” is referred to Zhejiang Navalant New Energy Automobile Co. Ltd, a limited liability company organized under the laws of the PRC, which is wholly-owned by Jiuzi HK;

●	“Ordinary shares” refer to the ordinary shares of the Company, par value US$0.001 per share;

●	“Shangli Jiuzi” is referred to Shangli Jiuzi New Energy Vehicles Co., Ltd., a PRC company and 59% owned subsidiary of Zhejiang Jiuzi;

●	“VIE” is referred to Zhejiang Jiuzi, our variable interest entity;

●	“VIE Agreements” are referred to a series of contractual arrangements, including the Exclusive Business Cooperation Agreement, the Exclusive Option Agreement and the Share Pledge Agreement between Jiuzi WFOE and VIE;

●	“Zhejiang Jiuzi” is referred to Zhejiang Jiuzi New Energy Vehicles Co., Ltd., our VIE in the PRC; and

●	“2021 Plan” is referred to an equity incentive plan we adopted on July 6, 2021.

Our business is conducted by Zhejiang Jiuzi, our VIE in the PRC, using Renminbi, or RMB, the official currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars (“$” or “US$”), determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and the related notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the ordinary shares discussed under “Risk Factors,” “Business,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to buy the ordinary shares.

Investors should note that Jiuzi Holdings Inc., our ultimate Cayman Islands holding company, does not directly own any substantive operations in the PRC and our businesses in the PRC described in this prospectus are operated through Zhejiang Jiuzi, our VIE in China.

Overview

We are a holding company incorporated in the Cayman Islands and we conduct our business in China through our Affiliated Entities. Our investors will own shares in a holding company that does not directly own all of its operations in China. We wholly own our Hong Kong subsidiary, Jiuzi (HK) Limited. Which in turn, wholly owns all of the share capital of Zhejiang Navalant New Energy Automobile Co. Ltd., a wholly foreign-owned enterprise incorporated in China (“WFOE”). Zhejiang Navalant New Energy Automobile Co. Ltd., through a series of contractual arrangements, manages and controls our operating entities, Zhejiang Jiuzi New Energy Vehicles Co., Ltd. And its majority-owned subsidiary, Shangli Jiuzi New Energy Vehicles Co., Ltd. The interests of the shareholders of our VIE entity, Zhejiang Jiuzi New Energy Vehicles Co., Ltd., may conflict with yours.

We, through our VIE in China, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles upon demand from vehicle buyers. As of the date of this prospectus, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees are supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Our revenues consist of (i) NEV sales in our company-owned store and NEV sales supplied to our franchisees; (ii) initial franchise fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We, through our VIE, source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEVs production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who is expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchase, which provide buyers with a multi-brand price comparison and test-driving experience. Through the online platform we are currently developing, we expect to provide a multi-dimensional service platform and one-stop experience covering online vehicle selection and purchase and off-line vehicle delivery and maintenance. Our app will provide potential buyers with information on various car brands and models, as well as services such as vehicle registration, appointments for maintenance and repairs, remote error diagnosis services, etc.

Our History and Corporate Structure

Jiuzi Holdings Inc. is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our Affiliated Entities. The consolidation of our Company and our Affiliated Entities has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology.

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi.

The following diagram illustrates the corporate structure of our subsidiaries and VIE:

Contractual Arrangements between Jiuzi WFOE and Zhejiang Jiuzi

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Zhejiang Jiuzi. Instead, we control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual arrangements. Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on June 15, 2020. The VIE agreements are designed to provide Jiuzi WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi. If Zhejiang Jiuzi and its subsidiary or the Zhejiang Jiuzi Shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements that give us effective control over Zhejiang Jiuzi and its subsidiary. Furthermore, if we are unable to maintain effective control, we would not be able to continue to consolidate the financial results of our variable interest entity in our financial statements.

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Zhejiang Jiuzi Shareholders irrevocably granted Jiuzi WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Zhejiang Jiuzi held by the Zhejiang Jiuzi Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Jiuzi WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Zhejiang Jiuzi and Jiuzi WFOE, Jiuzi WFOE provides Zhejiang Jiuzi with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Zhejiang Jiuzi by Jiuzi WFOE under this agreement, Jiuzi WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Jiuzi WFOE. The service fee should approximately equal to Zhejiang Jiuzi’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Jiuzi WFOE and Zhejiang Jiuzi before expiration. Otherwise, this agreement can only be extended by Jiuzi WFOE and Zhejiang Jiuzi does not have the right to terminate the agreement unilaterally.

Share Pledge Agreement

Under the Share Pledge Agreement between Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi together holding 1,000,000 shares, or 100% of the equity interests, of Zhejiang Jiuzi (“Zhejiang Jiuzi Shareholders”), the Zhejiang Jiuzi Shareholders pledged all of their equity interests in Zhejiang Jiuzi to Jiuzi WFOE to guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Zhejiang Jiuzi breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Jiuzi WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Zhejiang Jiuzi Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Jiuzi WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Zhejiang Jiuzi Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuzi WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Zhejiang Jiuzi’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Zhejiang Jiuzi do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Jiuzi WFOE’s interests without Jiuzi WFOE’s prior written consent and (3) provide Jiuzi WFOE control over Zhejiang Jiuzi.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, our VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIE and its shareholders of their obligations under the contracts to exercise control over our VIE. The shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of our VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Relating to Our Corporate Structure.”

Our Competitive Advantages

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for occupant safety and vehicle emissions, technological advances in powertrain and consumer electronic components, and shifting customer demands and expectations are causing the industry to evolve in the direction of electric-based vehicles. We believe our primary competitive advantages are:

●	We entered the industry at a relatively early point and have gradually developed brand awareness through marketing and promotional events, and consumer acceptance due to our competitive pricing and large selections of NEVs in third-fourth tier cities. We received “2018 Zhejiang Business New Project” from Zhejiang Province Trade and Business Industry Association in 2018, and “Best Investment Potential” award from Leading Capital Summit for Mid to Small Business in 2019;

●	We have a large number of franchisees and strong customer demand, which add to our leverage over supply chains in terms of selections and pricing;

●	Our franchise stores have more space (5,000-12,000 square feet) compared to our competitors and we have a wide range of business partners, both of which help us provide better customer experiences; and

●	The cost of launching a new franchisee is relatively low as compared to traditional 4S stores (4S refers to sales, service, spare parts and services), and it is easier to expand our franchise stores to cover geographical areas and lower the advertisement cost for our franchisees. The 4S model is a full-service approach that brings together sales, services, spare parts and surveys (customer feedback). 4S stores generate most of their profits from after-market services and require higher initial investment as compared to our franchise stores. In comparison to traditional 4S stores, our franchisees are also able to carry multiple brands of NEVs.

Our Growth Strategies

We, through our VIE, aim to build an operating system in which the headquarters effectively empowers franchisees with our brand recognition, client source, financial support, operating and transportation assistance. Our growth strategies include the following:

●	Continue brand building and franchise stores expansion: We continue building our brand recognition through existing franchise stores and opening more new ones. Our focus is in China’s third-fourth-fifth-tier cities. Our franchisees in these small cities are expected to mainly serve as NEV outlets, where large quantities of fragmented transactions are conducted with NEVs sales to mostly consumers in towns, communities and neighborhoods through word of mouth.

●	Convert existing 4S stores to our franchise stores: Generally, 4S stores are operating under heavy financial pressures and regulatory burdens given their bigger size and less flexible business models. Many 4S stores suffer operating losses and some may even go out of business. We plan to enter into agreements with such struggling 4S stores, under which we will convert them into Jiuzi franchise stores.

●	Develop online-offline technology platform and sales channel: We are developing an online technology platform and planning to build an online-offline business model, as well as using data-driven technologies to deliver an improved shopping experience for consumers and an enhanced operational efficiency for suppliers.

●	Establish display centers and distribution centers: In first- and second-tier cities, we plan to set up showrooms of high-end NEVs to convey a message of a green concept and new energy lifestyle. We are not planning to use a franchise model in these locations; instead, we will build our distribution centers by taking advantage of the cities’ well-established transportation infrastructure. Currently, we do not have any specific or immediate plans to build the display centers and distribution centers.

●	Reduce overall costs for our operations: In light of the intensive competition in the NEVs industry and COVID-19 outbreak, we intend to reduce our overall costs through better vehicles sourcing channel, in order to strengthen our short-term cash flows.

●	Strengthen our brand recognition through Jiuzi New Energy Vehicles Life Club: We regularly arrange social activities among buyers and their families, including outdoor activities, movie nights, test driving events, vehicle owner cultural events, and charity events. We are devoted to enhancing member relations and active lifestyle, through which we promote NEVs and strengthen our brand recognition.

Recent Developments

Securities Purchase Agreement

On December 3, 2021, the Company entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place a Convertible Debenture (the “Debenture”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $2,500,000, provided that in case of an event of default, the Debenture may become at the Debenture Holder’s election immediately due and payable. In addition, the Company paid to an affiliate of the Debenture Holder a fee equal to 5.0% of the amount of the Debenture and a one-time due diligence and structuring fee of $15,000 at the closing. The Debenture was issued on December 3, 2021.

The Debenture Holder may convert the Debenture in its sole discretion into the Company’s common shares at any time at the lower of $2.75 or 92.5% of the of the lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $1.00 (the “Floor Price”). The Debenture Holder may not convert any portion of a Debenture if such conversion would result in the Debenture Holder beneficially owning more than 4.99% of Company’s then issued and common shares, provided that such limitation may be waived by the Debenture Holder with 65 days’ notice. Any time after the issuance of the Debenture that the daily VWAP is less than $1.00 for a period of 10 consecutive trading days in a period of 15 consecutive trading day period (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, the Company shall make monthly payments beginning on the last calendar day of the month when the Triggering Date occurred. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date.

Coronavirus (COVID-19) Update

The ongoing outbreak of a novel strain of coronavirus (COVID-19) has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	Our franchisees temporally closed their stores to adhere to the local government policy beginning from the end of January 2020 to March 2020, as required by relevant PRC regulatory authorities. Our office and Shangli store reopened in April 2020 and our franchisees have reopened their stores.

●	In the first half of 2020, we temporally suspended all in-person marketing and advertising activities and moved such activities online and adopted online training programs to prepare our franchisees for combating COVID-19 situations during the pandemic. As of June 2020, we have resumed in-person marketing and advertising activities.

●	Our results of operations were negatively affected by the COVID-19 in the first half of 2020 but bounced back due to that the pandemic was effectively controlled in China in the second half of 2020. We received a total of $7,811,982 in initial franchise fees for the year ended October 31, 2021, as compared to $6,634,584 in 2019. In addition, we have received increased interest from investors who are interested in new energy automobile sectors and want to join us as franchisees. However, there is no assurance that we will be able to recruit new franchisees and continue to maintain or increase our current level of franchisee fees collection.

●	The pandemic has been effectively controlled in China. With the availability of the COVID-19 vaccines, we do not expect to the pandemic to continue into 2022. However, the situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor our operations throughout 2021.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Relating to Our Business and Industry—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Consolidation

We conduct substantially all of our business in China via Zhejiang Jiuzi, the VIE, due to PRC legal restrictions of foreign ownership in certain sectors. Substantially all of Jiuzi Holdings Inc.’s revenues, costs and net income in China are directly or indirectly generated through the VIE. Jiuzi Holdings Inc., through its indirect subsidiary, Jiuzi WFOE, has signed various agreements with the VIE and shareholders of the VIE to allow the transfer of economic benefits from the VIE to Jiuzi WFOE and to direct the activities of the VIE.

Total assets and liabilities presented on Jiuzi Holdings Inc.’s consolidated balance sheets and revenue, expense, net income presented on consolidated statement of operations and comprehensive income as well as the cash flow from operating, investing and financing activities presented on the consolidated statement of cash flows are substantially the financial position, operation and cash flow of the VIE and VIE’s subsidiary. The Company has not provided any financial support to the VIE and the VIE’s subsidiary for the fiscal years ended at October 31, 2020 and 2019. As of April 30, 2021 and October 31, 2020, our variable interest entities accounted for an aggregate of 100% of our total assets and total liabilities. As of April 30, 2021 and October 31, 2020, $665,871 and $764,492 of cash and cash equivalents were denominated in RMB, respectively.

Jiuzi Holdings Inc. and its directly and indirectly wholly owned subsidiaries, Jiuzi (HK) and Jiuzi WFOE do not have any substantial assets or liabilities or result of operations. The following table sets forth the assets, liabilities, results of operations and changes in cash, cash equivalents of the VIE and its subsidiary, which were included in the Company’s consolidated balance sheets and statements of comprehensive income and statements of cash flows with intercompany transactions eliminated:

	As of
	April 30,	October 31,
	2021	2020

Current assets	$6,478,863	$6,474,933
Total non-current assets	$8,037,250	$5,429,581
Total Assets	$14,516,113	$11,904,514
Total liabilities	$4,629,437	$3,689,338

	For the Six Months Ended April 30,
	2021	2020

Revenues	$4,609,353	$1,277,236
Net income/(loss)	$1,324,059	$(17,032)

	For the Six Months Ended April 30,
	2021	2020

Net cash provided by (used in) operating activities	$(132,848)	$(170,772)
Net cash provided by (used in) investing activities	$(1,742)	$(12,536)
Net cash provided by (used in) financing activities	$(23,749)	$(158,494)

Transfers of Cash to and from Our VIE

Jiuzi Holdings Inc. is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiary and variable interest entity in China. As a result, although other means are available for us to obtain financing at the holding company level, Jiuzi Holdings Inc.’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and license and service fees paid by our PRC consolidated affiliated entities. If any of our subsidiaries incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to Jiuzi Holdings Inc. In addition, our PRC subsidiary and variable interest entity are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current VIE Agreements, we may be unable to pay dividends on our ordinary shares. We intend to distribute earnings or settle amounts owed under the VIE agreements in the future.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

In order for us to pay dividends to our shareholders, we will rely on payments made from Zhejaing Jiuzi to Jiuzi WFOE, pursuant to VIE Agreements between them, and the distribution of such payments to Jiuzi HK as dividends from Jiuzi WFOE. Certain payments from Zhejaing Jiuzi to Jiuzi WFOE are subject to PRC taxes, including business taxes and VAT. During the six months ended April 30, 2021 and the fiscal year ended October 31, 2020, Zhejiang Jiuzi paid $nil and $nil to Jiuzi WFOE.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, Jiuzi HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Jiuzi HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to Jiuzi HK. We will inform investors by mail or email, if available, when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority and when WFOE plans to declare and pay dividends to Jiuzi HK. To date, no transfers, dividends or distributions have been made. See “Risk Factors – Risks Relating to Our Corporate Structure – We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.” “Risk Factors – Risks Relating to Doing Business in China – We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.”

PRC Limitation on Oversea Listing and Share Issuances

Neither we, our subsidiaries nor our VIE are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors, however, if our VIE, subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. It is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. For more detailed information, see “Risk Factors – Risks Relating to Doing Business in China – The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.” And “We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.”

Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Our auditor, WWC, P.C., the independent registered public accounting firm of the Company, is headquartered in San Mateo, California, with no branches or offices outside of the United States. WWC, P.C. is currently subject to Public Company Accounting Oversight Board (“PCAOB”) inspections under a regular basis. Therefore, we believe our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on page 29.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the NASDAQ corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman Islands requirements in lieu of many of the NASDAQ corporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on NASDAQ.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 14 of this prospectus.

Risks Relating to Our Business and Industry, see “Risk Factors – Risks Relating to Our Business and Industry”

●	We may not be able to maintain long-term collaboration with our suppliers with whom we have an interdependent relationship.

●	Our industry and seasonable and highly dependent on innovative technologies.

●	There are many uncontrollable factors in the market of electric vehicles that could hinder the customers’ willingness to purchase and maintain our products.

●	We may face tremendous safety concerns related to ever-changing technologies in electric vehicles.

●	We face risks related to health epidemics, natural disasters, or terrorist attacks in China.

●	Our business is heavily dependent on retainment of key suppliers and institutional customers.

●	Our engagement with related parties may result in conflicts of interest and adverse effect on business.

●	We may not be able to attract and retain qualified and skilled employees.

●	We heavily depend on the governmental support and policy on environmentally friendly vehicles.

●	We may face difficulty maintaining our brand image and secure our intellectual property rights.

Risks Relating to Our Corporate Structure, see “Risk Factors – Risks Relating to Our Corporate Structure”

●	We are a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiaries established and the VIE in the PRC. We do not have direct ownership of our VIE. We control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of our VIE in China.

●	If the PRC government deems that the VIE Agreements in relation to our VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC and we could be subject to severe penalties or be forced to relinquish our interests in those operations.

●	Any failure by our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

●	Our PRC subsidiaries are subject to restrictions on paying dividends or making other payments to us, which may have a material adverse effect on our ability to conduct our business.

●	Contractual arrangements in relation to our variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment.

Risks Relating to Doing Business in the PRC, see “Risk Factors – Risks Relating to Doing Business in the PRC”

●	There are uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protection available to you and us.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

●	Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

●	Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

●	The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

Risks Relating to this Offering, see “Risk Factors – Risks Relating to this Offering”

●	The trading price may be volatile, and you may incur losses.

●	You may experience immediate and substantial dilution in the net tangible book value of shares of common stock purchased.

●	You may not be able to receive dividends for the foreseeable future.

●	The conversion of the Convertible Debenture or future sales of our ordinary shares may further dilute the ordinary shares and adversely impact the price of our ordinary shares.

Corporate Information

Our principal executive office is located at No.168 Qianjiang Nongchang Gengwen Road, Suite 1501, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000. The telephone number of our principal executive offices is +86-0571-82651956. Our registered agent in the Cayman Islands is Osiris International Cayman Limited. Our registered office and our registered agent’s office in the Cayman Islands are both located at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

THE OFFERING

Ordinary shares offered by selling shareholder	Up to 6,300,000 ordinary shares

Selling shareholder	See “Selling Shareholder”

Ordinary shares outstanding prior to the offering	21,426,844 ordinary shares

Ordinary shares outstanding after the offering	Up to 27,726,844 ordinary shares

Discount for shares underlying Convertible Debenture	The Convertible Debentures are convertible by the selling shareholder upon issuance. The conversion price will be lower of $2.75 or 92.5% of the lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, provided that the conversion price may not be less than $1.00.

Amortization Payment	If, any time after 90 days after the issuance of a Convertible Debenture, the daily VWAP is less than $1.00 for a period of 10 consecutive trading days in a period of 15 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, the Company shall make monthly payments beginning on the last calendar day of the month when the Triggering Date occurred. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Triggering Date divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% of such principal amount, and (iii) accrued and unpaid interest hereunder as of each payment date.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling shareholder. As of the date hereof, we have received $2,500,000 from the sale of a Convertible Debenture to YA II PN, Ltd., the selling shareholder, under the Securities Purchase Agreement (prior to accounting for due diligence and structuring fees of $15,000 and commitment fee of $125,000) and pursuant to the Securities Purchase Agreement we will receive an additional $2,500,000 within one day of filing this registration statement, and an additional $1,000,000 within one day of the effectiveness of this registration statement. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular use for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Nasdaq trading symbol	JZXN

Risk factors	See “Risk Factors” and other information included in this prospectus for discussions of the risks relating to investing in the ordinary shares. You should carefully consider these risks before deciding to invest in the ordinary shares.

Transfer Agent	The transfer agent and registrar for our ordinary shares is Transhare Corporation. Its address is 17755 US Hwy 19 N, Clearwater, FL 33764, and its telephone No. is 303-662-1112.

Dividend policy	We have never paid or declared any cash dividends on our shares, and we do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future. See “Dividend Policy.”

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary share, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Relating to Our Business and Industry

We rely on China’s automotive industry for our net revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies.

We rely on China’s automotive industry for our net revenues and future growth. We have greatly benefited from the rapid growth of China’s automotive industry during the past few years. However, the prospects of China’s automotive industry are subject to many uncertainties, including those relating to general economic conditions in China, the urbanization rate of China’s population and the cost of automobiles. In addition, government policies may have a considerable impact on the growth of the automotive industry in China. For example, in an effort to alleviate traffic congestion and improve air quality, a number of cities, including Beijing, Shanghai, Guangzhou, Tianjin, Harbin, and Hangzhou, have issued regulations to limit the number of new passenger car plates issued each year starting from 2010. In 2018, Beijing local government extended for another year existing restrictions on private vehicle use, which greatly reduced the number of automobiles on the road. On the bright side, both central and local governments in China have adopted a series of favorable policies targeted at new energy vehicle manufacturers. For example, on January 29, 2019, the Development and Reformation Commission released a national development plan that launched a new energy public transportation vehicle subsidy plan and reinforced the existing battery infrastructure development. On June 6, 2019, the Development and Reformation Commission released a proposal that eliminates restrictions on NEV purchase and use. Such regulatory developments, as well as other uncertainties, may affect the growth prospects of China’s automotive industry, and in turn reduce consumer demand for automobiles. If automakers, auto dealers or automotive service providers reduce their marketing expenditures as a result, our business, financial condition and results of operations could be materially and adversely affected.

Our business is substantially dependent on our collaboration with our suppliers, including automakers, auto dealers, and automotive service providers, and our agreements with them typically do not contain long-term contractual commitments.

Our business is substantially dependent on our collaboration with automakers, auto dealers and automotive service providers. We generally enter into letters of intent for the cooperation on sales and services with them without imposing any contractual obligations requiring them to maintain their relationships with us beyond the completion of each such event we organize or beyond the contractual term. Accordingly, there is no guarantee for future cooperation after the event and there is no assurance that we can maintain stable and long-term business relationships with any such automakers. Further, there is no written contract between us and the battery factories or 4S stores; there is no guarantee that the battery factories and 4S stores will continue their cooperative relationship with us, or we may suffer a loss if they do not honor the oral agreements/commitment with us. If a significant number of our industry vehicle buyers terminate or do not renew their agreements with us and we are not able to replace these business partners on commercial reasonable terms in a timely manner or at all, our business, results of operations and financial condition would be materially and adversely affected.

If we fail to attract and retain automobile consumers, our business and results of operations may be materially and adversely affected.

In order to maintain and strengthen our leading market position and to attract industry vehicle buyers, we must continue to attract and retain consumers to our auto shows and other offline events. We must also innovate and introduce services and applications that improve consumers’ purchase experience. In addition, we must maintain and enhance our brand recognition among automobile consumers.

If we fail to enhance consumers’ ability to secure favorable purchase prices, offer a superior purchase experience or maintain and enhance our brand, we may not be able to attract and retain automobile consumers and thus fail to retain and attract our industry vehicle buyers, from whom we derive our net revenues, and our brand and reputation may be materially and adversely affected.

Our business is subject to risks related to the overall automotive industry ecosystem, including consumer demand, consumption habits, global supply chain challenges and other macroeconomic issues.

Decreasing consumer demand could adversely affect the market for automobile purchases and, as a result, adversely affect our business. Consumer purchases of new and used automobiles generally decline during recessionary periods and other periods in which disposable income is adversely affected. Purchases of new and used automobiles are typically discretionary for consumers and have been, and may continue to be, affected by negative trends in the economy, including the rising cost of energy and gasoline, the limited availability and increasing cost of credit, reductions in business and consumer confidence, stock market volatility, and increased unemployment. Further, in recent years the automotive market has experienced rapid changes in technology and consumer demands. Self-driving technology, ride sharing, transportation networks, and other fundamental changes in transportation could impact consumer demand for the purchase of automobiles. A reduction in the number of automobiles purchased by consumers could adversely affect automakers and auto dealers and lead to a reduction in their spending on our services. In addition, our business may be negatively affected by challenges to the overall automotive industry ecosystem, including global supply chain challenges and other macroeconomic issues such as the recent trade tension between China and the United States. The occurrence of any of the foregoing could materially and adversely affect our business, results of operations, and financial condition.

In addition, our business is focused on third- and fourth- tier cities mainly due to the increasing consumer demand of NEVs, lower initial investment costs, more affordable lease and less marketing costs. If there is a negative trend in the economy, consumer demand in third- and fourth- tier cities would be weakened and thereby adversely affect our operations and financial conditions.

Our future growth is dependent on the demand for, and upon consumers’ willingness to adopt electric vehicles.

Demand for automobile sales depends to a large extent on general, economic, political and social conditions in a given market and the introduction of new vehicles and technologies. As our business grows, economic conditions and trends will impact our business, prospects and operating results as well.

Demand for our electric vehicles may also be affected by factors directly impacting automobile price or the cost of purchasing and operating automobiles such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in further downward price pressure and adversely affect our business, prospects, financial condition and operating results.

In addition, the demand for NEVs will highly depend upon the adoption by consumers of NEVs in general and electric vehicles in particular. The market for NEVs is still rapidly evolving, characterized by rapidly changing technologies, price and other competition, evolving government regulation and industry standards and changing consumer demands and behaviors.

Other factors that may influence the adoption of alternative fuel vehicles, and specifically electric vehicles, include:

●	perceptions about electric vehicle quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance;

●	perceptions about vehicle safety in general, in particular safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues and periodic maintenance requirements;

●	the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged;

●	the decline of an electric vehicle’s range resulting from deterioration over time in the battery’s ability to hold a charge;

●	concerns about electric grid capacity and reliability as the increase in electricity load of NEVs may cause a gap in the area’s installed power supply capacity and transmission line capacity;

●	the availability of NEVs, including plug-in hybrid electric vehicles, which are still new compared to traditional gasoline vehicles and many vehicle manufacturers do not have the technology and/or experience to produce NEVs;

●	improvements in the fuel economy of the internal combustion engine;

●	the availability of service for electric vehicles;

●	the environmental consciousness of consumers;

●	access to charging stations, standardization of electric vehicle charging systems and consumers’ perceptions about convenience and cost to charge an electric vehicle;

●	the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles;

●	perceptions about and the actual cost of alternative fuel; and

●	macroeconomic factors.

Any of the factors described above may cause current or potential vehicle buyers not to purchase NEVs. If the market for electric vehicles does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be affected.

We may be affected by the perceptions about electric vehicle quality, safety, design, performance, and cost, especially if adverse events or accidents occur that are linked to the quality or safety of electric vehicles, and the speed of the vehicles and battery performance.

Our growth is highly dependent upon the consumers’ adoption of electric vehicles in general. The market for alternative fuel vehicles, especially for electric vehicles, is still relatively new. Though the market is rapidly evolving with changing technologies, customers’ demand for electric vehicles may fluctuate significantly due to various factors. Such factors include price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, safety concerns, and changing consumer behavior. If the electric vehicle market does not develop as we expect or electric vehicles are subject to an elevated risk related to quality, safety, design, performance, and cost, our business, prospects, financial condition, and operating results will be harmed. We aim to provide vehicles buyers with comprehensive customer solutions. However, to the extent that there are safety concerns or limitations to the vehicles’ speed, battery performance, and other technical limits, we rely heavily on the manufacturers and their technology development, which is beyond our control and expertise. Besides, there could be unanticipated challenges that may hinder our ability to provide our solutions or business development. Our reputation and business may be materially and adversely affected to the extent we might be unable to anticipate industry development and customer perceptions.

We may be affected by perceptions about vehicle safety in general, particularly safety issues that may be attributed to the use of advanced technology, including electric vehicle and regenerative braking systems, battery overheating issues, and periodic maintenance requirements.

Developments in electric vehicles technology may materially and adversely affect our business and prospects in ways we do not currently anticipate. Any safety concerns could impact the entire electric vehicle industry, whichever manufacturers produce such vehicles. For instance, safety concerns for lithium-ion battery packs and the adverse accidents related to the Chevrolet Volt battery pack fires substantially affected customer perceptions about electric vehicles. Any failure by the manufacturers to successfully react to safety issues could materially harm our competitive position and growth prospects. Furthermore, even if the manufacturers are able to keep pace with changes in technology and develop newer, safer models, customers may still associate safety concerns with advanced technology in general and, as a result, our competitiveness may suffer. In addition, we will need to re-train our staff to keep up with the changing technologies and to learn the new models. As technologies change, we plan to provide vehicle buyers with a selection of new models with the latest technology, particularly battery technology, which could involve substantial costs and lower investment returns for existing vehicles. There can be no assurance that we will be able to compete effectively with alternative vehicles or source.

We may be affected by the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged.

Most all-electric vehicles can last 100-200 miles on a single full charge. However, many factors will accelerate the power consumption and shorten the cruising range, including external temperatures, the use of radio or air-conditioning systems, elevated terrain, and constant acceleration and braking. Though a single fully charged electric vehicle is well situated to journeys within cities and suburbs, its cruising range is still much less than a gasoline car that typically runs 350-400 miles on a full tank of gas. Furthermore, the speed at which the battery can be recharged differs between traditional fuel cars and electric vehicles. Generally, refueling a gasoline car takes a few minutes while recharging an electric vehicle can take 25-60 minutes using fast chargers and several hours with slower chargers, depending on the battery size and charging speed. Under extreme weather conditions, the range   of battery charging time plummets dramatically. If the manufacturers fail to address the limited range over which electric vehicles may be driven on a single battery charge and the speed at which batteries can be recharged, we may be failed to attract new NEV buyers. It may also adversely impact our financial condition and results of operations.

The electric vehicle market development relies on the electric grid capacity and reliability as the increase in electric vehicles’ electricity load may cause a gap in the area’s installed power supply capacity and transmission line capacity.

The growth of the electric vehicle market depends on adequate charging infrastructure and consumer perception of charging efficiency. According to the World Resources Institute’s report on NEVs’ impact on China’s electric grid (source: https://www.wri.org.cn/sites/default/files/), the urban power grid’s peak load will increase by 10% to 11%, the maximum load demand to 1,000 to 4,000MW, due to NEVs in the next couple of decades. The location and the charging time for electric vehicles are critical to the grid development, as excess demand can overburden the grid at peak hours. Such an increase may cause a gap in the installed power supply capacity and the transmission line capacity in certain areas. In addition, the popularization of fast charging will add to the complexity and uncertainty of the electric vehicles’ efficiency, mainly due to the uncertainties of charging time and capacities of charging multiple NEVs simultaneously. The advancement of the battery technology and electric vehicles’ grid load will require significant and thoughtful investment in a network of charging stations. Not to mention that installing a charger at a home or commercial site requires cooperating with local permitting and inspection regulations. Accordingly, the electric vehicle market would require a higher standard for electric grid capacity, electric grid reliability, power supply capacity, and transmission line capacity. If the utilities and grid concerns are not addressed in the future, the electric vehicle market and our business development could be materially and adversely affected.

The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for electric vehicles and domestically produced vehicles could have a material adverse effect on our business, financial condition, operating results and prospects.

Our growth depends significantly on the availability and amounts of government subsidies, economic incentives and government policies that support the growth of NEVs generally and electric vehicles specifically.

On April 10, 2018, President Xi Jinping vowed to open China’s economy further and lower import tariffs on products including cars, in a speech during the Boao Forum. According to an announcement by the Chinese government, the tariff on imported passenger vehicles (other than those originating in the United States of America) will be reduced to 15% starting from July 1, 2018. As a result, our pricing advantage could be diminished. On June 28, 2018, the National Development and Reform Commission, or NDRC, and the Ministry of Commerce, or the MOFCOM, promulgated the Special Administrative Measures for Market Access of Foreign Investment, or the Negative List, effective on July 28, 2018, under which the limits on foreign ownership of auto manufacturers will be lifted by 2022 for internal combustion engines vehicles and in 2018 for NEVs. As a result, foreign electrical vehicles competitors, such as Tesla, could build wholly-owned facilities in China without the need for a domestic joint venture partner. These changes could increase our competition and reduce our pricing advantage.

Our vehicles also benefit from government policies including tariffs on imported cars. However, China’s central government has announced a phase-out schedule for the subsidies provided for purchasers of certain NEVs, which provides that the amount of subsidies provided for purchasers of certain NEVs in 2019 and 2020 will be reduced by 20% as compared to 2017 levels. Any reduction in national subsidies will also lower the maximum local subsidies that can be provided. Furthermore, China’s central government provides certain local governments with funds and subsidies to support the roll out of a charging infrastructure. See “Regulation— Government Policies Relating to New Energy Vehicles in the PRC.” These policies are subject to change and beyond our control. We cannot assure you that any changes would be favorable to our business. Furthermore, any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of electric vehicles, fiscal tightening or other factors may result in the diminished competitiveness of the alternative fuel vehicle industry generally or our electric vehicles in particular. Any of the foregoing could materially and adversely affect our business, results of operations, financial condition and prospects.

We may fail to successfully grow or operate our franchise business as our franchisees may fail to operate the franchise stores effectively or we may be unable to maintain our relationships with our franchisees.

We generate our revenues through initial franchise fees and sales commissions. We expect our revenues to increase as we grow. We rely on our existing franchisees to open and operate new vehicle stores and our ability to attract new franchisees. Our franchisees are independent operators and are responsible for the profitability and financial viability of their franchisee stores. However, if our franchisees fail to operate their stores effectively or grow their operations, our financial condition and results of operations may be materially and adversely affected.

Upon expiration of the franchise agreement, we may not be able to renew because it is subject to mutual agreement by both parties. If we fail to renew the franchise agreement, it may also adversely impact our financial condition and results of operations.

We may not be able to effectively monitor the operations of franchise stores.

Our franchisees are required to comply with our standardized operating procedures and requirements for the franchise stores. However, we may not be able to effectively monitor the operations of these stores as our franchisees may deviate from our standards and requirements. Moreover, we do not control the actions of their employees, including their salespersons. As a result, the quality of franchise stores operations may be adversely affected by any number of factors beyond our control.

While we ultimately can take action to terminate or choose not to renew existing franchise agreements with franchisees who do not comply with the terms and conditions stipulated by our franchise agreements, including standardized operating procedures, we may not be immediately aware or able to identify problems or take actions quickly enough to resolve these problems. This may lead to potential legal and regulatory non-compliance incidents. For instance, lack of the requisite permits and licenses to operate the franchise stores or a failure in registration of franchise agreements with PRC authorities may subject our franchisees to regulatory risks, which may significantly affect our brand, the results of operations of the franchise stores and in turn adversely and materially affect our financial condition.

We depend on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and research and development expertise of key personnel. We depend upon the services of Mr. Shuibo Zhang, our Chief Executive Officer and Chairman of the Board, Mr. Qi Zhang, our Chief Operating Officer, and Ms. Kezhen Li, our Director, for the continued growth and operation of our Company, due to his industry experience, technical expertise, as well as his personal and business contacts in the PRC. Although we have no reason to believe that our directors and executive officers will discontinue their services with us or Zhejiang Jiuzi, the interruption or loss of his services would adversely affect our ability to effectively run our business and pursue our business strategy as well as our results of operations. We do not carry key man life insurance for any of our key personnel, nor do we foresee purchasing such insurance to protect against the loss of key personnel.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

We must attract, recruit and retain a sizeable workforce of technically competent employees. Competition for senior management and personnel in the PRC is intense and the pool of qualified candidates in the PRC is limited. We may not be able to retain the services of our senior executives or personnel, or attract and retain high-quality senior executives or personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

If we fail to maintain and enhance our brand name recognition, we may face difficulty in attracting new franchisees and meeting customer demands.

Although our brand is well-respected in the NEV industry in China, we still believe that maintaining and enhancing our brand name recognition in a cost-effective manner is critical to achieving widespread acceptance of our current and future vehicles and services and is an important element in our effort to increase our customer base. Successful promotion of our brand name will depend largely on our marketing efforts and ability to provide reliable and quality products at competitive prices. Brand promotion activities may not necessarily yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in marketing activities. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract new vehicle buyers or retain our existing vehicle buyers, in which case our business, operating results and financial condition, would be materially adversely affected.

Our success depends on our ability to protect our intellectual property.

Our success depends on our ability to obtain and maintain trademark protection for our brand name, in the PRC and in other countries. There is no assurance that any of our existing and future trademarks will be held valid and enforceable against third-party infringement or that our vehicles will not infringe any third-party patent or intellectual property. We have owned valid trademarks within PRC. Third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

Adverse publicity associated with our network marketing program, or those of similar companies, could harm our financial condition and operating results.

The results of our operations may be significantly affected by the public’s perception of our product and similar companies. This perception depends upon opinions concerning:

●	the safety and quality of the vehicles we sell;

●	the safety and quality of similar vehicles distributed by other companies; and

●	our franchisees and sales forces.

Adverse publicity concerning any actual or purported failure to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on our goodwill and could negatively affect our sales and ability to generate revenue.

Share-based compensation may have an impact on our future profit. Exercise of the share options granted will increase the number of our shares, which may affect the market price of our shares.

We adopted an equity incentive plan on July 6, 2021, which we refer to as 2021 Plan in this prospectus, to enhance our ability to attract and retain qualified individuals and align their interests with the company’s growth and performance. The maximum aggregate numbers of ordinary shares we are authorized to issue pursuant to all awards under the 2021 Plan are 1,000,000 ordinary shares.

As of the date of this prospectus, we have awarded 1,000,000 ordinary shares under the 2021 Plan.

We believe the granting of share-based awards helps us attract and retain key personnel and employees, and we expect to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The Chinese economy has slowed down since 2012 and such slowdown may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets, and over the conflicts involving Ukraine and Syria. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Risks Relating to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to Zhejiang Jiuzi, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries established in PRC and our VIE. We control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our ordinary shares offered in this offering are shares of our offshore holding company instead of shares of our VIE in China. For a description of the VIE contractual arrangements, see “Corporate History and Structure—Contractual Arrangements.”

The VIE contributed 100% of the Company’s consolidated results of operations and cash flows for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, the VIE accounted for 100% of the consolidated total assets and total liabilities of the Company.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with Zhejiang Jiuzi and its shareholders to operate our business. These contractual arrangements may not be as effective in providing us with control over Zhejiang Jiuzi as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of Zhejiang Jiuzi. Under the current contractual arrangements, as a legal matter, if Zhejiang Jiuzi or any of its shareholders executing the VIE Agreements fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, our business operations in China would be materially and adversely affected, and the value of your shares would substantially decrease or even become worthless. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE. For example, our VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIE and its shareholders of their obligations under the contracts to exercise control over our VIE. The shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIE.

If our VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of our VIE refuse to transfer their equity interest in our VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in our VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIE and third parties were to impair our control over our VIE, our ability to consolidate the financial results of our VIE would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

In the opinion our PRC legal counsel, each of the contractual arrangements among our WFOE, our VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the opinion of our PRC legal counsel. In addition, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in our VIE’s shareholding structure. If our corporate structure and contractual arrangements are deemed by the MIIT or the MOFCOM or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of our consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our VATS business. Furthermore, if we or our VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

●	revoking the business license and/or operating licenses of our WFOE or our VIE;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among our WFOE, our VIE and its subsidiaries;

●	imposing fines, confiscating the income from our WFOE, our VIE or its subsidiaries, or imposing other requirements with which we or our VIE may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE; or

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We rely on contractual arrangements with our variable interest entity and its subsidiary in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with Zhejiang Jiuzi and its shareholders to operate our business. These contractual arrangements may not be as effective in providing us with control over Zhejiang Jiuzi as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of Zhejiang Jiuzi. Under the current contractual arrangements, as a legal matter, if Zhejiang Jiuzi or any of Zhejiang Jiuzi Shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if Zhejiang Jiuzi Shareholders were to refuse to transfer their equity interests in Zhejiang Jiuzi to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

Our PRC counsel, Capital Equity Legal Group, will render an opinion that the ownership structure of the PRC entities does not violate PRC laws or regulations currently in effect, and that the contractual arrangements are valid, binding and enforceable, and do not result in any violation of PRC laws or regulations currently in effect. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with such opinion.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your shares would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Any failure by Zhejiang Jiuzi, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We refer to the shareholders of our VIE as its nominee shareholders because although they remain the holders of equity interests on record in our VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by Jiuzi WFOE to exercise their rights as a shareholder of the relevant VIE. If our VIE, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Zhejiang Jiuzi were to refuse to transfer their equity interest in Zhejiang Jiuzi to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “Risks Relating to Doing Business in China—Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected.

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Zhejiang Jiuzi Shareholders may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of Zhejiang Jiuzi are held by a total of five shareholders. Their interests may differ from the interests of our Company as a whole. They may breach, or cause Zhejiang Jiuzi to breach, or refuse to renew the existing contractual arrangements we have with Zhejiang Jiuzi, which would have a material adverse effect on our ability to effectively control Zhejiang Jiuzi and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with Zhejiang Jiuzi to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

Currently, we do not have arrangements to address potential conflicts of interest the shareholders of our consolidated VIE may encounter, on one hand, and as a beneficial owner of our Company, on the other hand. We, however, could, at all times, exercise our option under the Exclusive Option Agreement to cause them to transfer all of their equity ownership in our consolidated VIE to a PRC entity or individual designated by us as permitted by the then applicable PRC laws. In addition, if such conflicts of interest arise, we could also, in the capacity of attorney-in-fact of the then existing shareholders of our consolidated VIE as provided under the power of attorney, directly appoint new directors of our consolidated VIE. We rely on the shareholders of our consolidated VIE to comply with PRC laws and regulations, which protect contracts and provide that directors and executive officers owe a duty of loyalty to our Company and require them to avoid conflicts of interest and not to take advantage of their positions for personal gains, and the laws of the Cayman Islands, which provide that directors have a duty of care and a duty of loyalty to act honestly in good faith with a view to our best interests. However, the legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of our consolidated VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe/owes additional taxes, which could negatively affect our results of operations and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements between our WFOE, our variable interest entity Zhejiang Jiuzi and the shareholders of Zhejiang Jiuzi were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Zhejiang Jiuzi’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Zhejiang Jiuzi for PRC tax purposes, which could, in turn, increase their tax liabilities without reducing Jiuzi WFOE’s tax expenses. In addition, if Jiuzi WFOE requests the Zhejiang Jiuzi Shareholders to transfer their equity interests in Zhejiang Jiuzi at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject Jiuzi WFOE to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Zhejiang Jiuzi for the adjusted but unpaid taxes according to the applicable regulations. Our results of operations could be materially and adversely affected if Zhejiang Jiuzi’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

If we exercise the option to acquire equity ownership of Zhejiang Jiuzi, the ownership transfer may subject us to certain limitation and substantial costs.

Pursuant to the contractual arrangements, Jiuzi WFOE has the exclusive right to purchase all or any part of the equity interests in Zhejiang Jiuzi from Zhejiang Jiuzi’s shareholders for a nominal price, unless the relevant government authorities or then applicable PRC laws request that a minimum price amount be used as the purchase price, in such case the purchase price shall be the lowest amount under such request. The Zhejiang Jiuzi Shareholders will be subject to PRC individual income tax on the difference between the equity transfer price and the then current registered capital of Zhejiang Jiuzi. Additionally, if such a transfer takes place, the competent tax authority may require Jiuzi WFOE to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.

Risks Relating to Doing Business in China

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our Affiliate Entities or finance our operating entity by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiaries, including from the proceeds of this offering, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The process for sending the proceeds from this offering back to China may take as long as six months after the closing of this offering. As an offshore holding company of our PRC operating subsidiaries, we may make loans to our Affiliated Entities, or we may make additional capital contributions to our Affiliate Entities. Any loans to our Affiliated Entities are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with SAFE.

To remit the proceeds of the offering, we must take the following steps:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company. As of the date of this prospectus, we have already opened a special foreign exchange account for capital account transactions.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, our VIE and the VIE’s subsidiaries, or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiary by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. If our VIE requires financial support from us or our wholly-owned subsidiary in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund our VIE’s operations will be subject to statutory limits and restrictions, including those described above. These circulars may limit our ability to transfer the net proceeds from this offering to our VIE and our PRC subsidiary, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies in China. Despite the restrictions under these SAFE circulars, our PRC subsidiary may use its income in Renminbi generated from their operations to finance the VIE through entrustment loans to the VIE or loans to the VIE’s shareholders for the purpose of making capital contributions to the VIE. In addition, our PRC subsidiary can use Renminbi funds converted from foreign currency registered capital to carry out any activities within their normal course of business and business scope, including to purchase or lease servers and other relevant equipment and fund other operational needs in connection with their provision of services to the relevant VIE under the applicable exclusive technical support agreements.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or our VIE or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and services and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our ordinary shares, or the gain our non-PRC shareholders may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their ordinary shares, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of our franchisees and their employees, consultants or distributors, because these parties are not always subject to our control. Our franchisees are independent operators and are not subject to our control regarding to our FCPA practice.

Although we believe, to date, we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, franchisees or distributors of our franchisees may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries and VIE in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with SAFE. On March 30, 2015, SAFE promulgated Hui Fa [2015] No.19, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB. The foreign exchange capital, for which the monetary contribution has been confirmed by the foreign exchange authorities (or for which the monetary contribution has been registered for account entry) in the capital account of a foreign-invested enterprise may be settled at a bank as required by the enterprise’s actual management needs. Foreign-invested enterprises with investment as their main business (including foreign-oriented companies, foreign-invested venture capital enterprises and foreign-invested equity investment enterprises) are allowed to, under the premise of authenticity and compliance of their domestic investment projects, carry out based on their actual investment scales direct settlement of foreign exchange capital or transfer the RMB funds in the foreign exchange settlement account for pending payment to the invested enterprises’ accounts.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart, which usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on our subsidiaries for funding dividend payments, which are subject to restrictions under PRC laws.

We are a holding company incorporated in the Cayman Islands, and we operate our core businesses through our VIE and its subsidiary in the PRC. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from our VIE and its subsidiary If our VIE and its subsidiary incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC Affiliated Entities calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our Affiliated Entities may enter into in the future may also restrict the ability of our Affiliated Entities to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Our PRC subsidiary holds certain assets that are important to our business operations. If our PRC subsidiary undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on 17 December 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Substantial uncertainties exist with respect to the interpretation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015, or the 2015 FIL Draft, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the 2015 FIL Draft, VIEs that are controlled via contractual arrangement would also be deemed as foreign invested enterprises, if they are ultimately “controlled” by foreign investors.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the FIL, which will come into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures, together with their implementation rules and ancillary regulations. Pursuant to the FIL, foreign investment refers to any investment activity directly or indirectly carried out by foreign natural persons, enterprises, or other organizations, including investment in new construction project, establishment of foreign funded enterprise or increase of investment, merger and acquisition, and investment in any other way stipulated under laws, administrative regulations, or provisions of the State Council. Although the FIL has deleted the particular reference to the concept of “actual control” and contractual arrangements compared to the 2015 FIL Draft, there is still uncertainty regarding whether our VIE would be identified as a FIE in the future.

Even if our VIE were to be identified as a FIE in the future, we believe that our current business would not be adversely affected. However, if we were to engage in any business conduct involving third parties identified as prohibited or restricted on the Negative List, our VIE as well as its subsidiary may be subject to laws and regulations on foreign investment. In addition, our shareholders would also be prohibited or restricted to invest in certain sectors on the Negative List. However, even if our VIE were to be identified as a FIE, the validity of our contractual arrangements with Zhejiang Jiuzi and its shareholders as well as our corporate structure would not be adversely affected. We would still be able to receive benefits from our VIE in accordance with the contractual agreements. In addition, as the Chinese government has been updating the Negative List in recent years and reducing the sectors prohibited or restricted for foreign investment, it is probable in the future that, even if our VIE is identified as a FIE, it is still allowed to acquire or hold equity of enterprises in sectors currently prohibited or restricted for foreign investment.

Furthermore, the PRC Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment may maintain their structure and corporate governance within five years after the implementing of the PRC Foreign Investment Law.

In addition, the PRC Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Notwithstanding the above, the PRC Foreign Investment Law stipulates that foreign investment includes “foreign investors invest through any other methods under laws, administrative regulations or provisions prescribed by the State Council”. Therefore, there are possibilities that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, and then whether our contractual arrangement will be recognized as foreign investment, whether our contractual arrangement will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangement will be handled are uncertain.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our VIE or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate through our VIE in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, if we falsely and inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

Part of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as SPVs. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

Currently, two of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply, with the relevant requirements. We cannot, however, provide any assurances that all of our shareholders who are Chinese residents will comply with our request to make or obtain any applicable registration or comply with other requirements required by Circular 37 or other related rules. The Chinese resident shareholders’ failure to comply with Circular 37 registration would not impose penalties on our Company, while it may result in restrictions being imposed on part of foreign exchange activities of the offshore special purpose vehicles, including restrictions on its ability to receive registered capital as well as additional capital from Chinese resident shareholders who fail to complete Circular 37 registration; and repatriation of profits and dividends derived from special purpose vehicles to China, by the Chinese resident shareholders who fail to complete Circular 37 registration, are also illegal. In addition, the failure of the Chinese resident shareholders to complete Circular 37 registration may subject each of the shareholders to fines less than RMB50,000. We cannot assure you that each of our Chinese resident shareholders will in the future complete the registration process as required by Circular 37.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

If the new PRC Data Security Law is enacted in September, we will not be subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We are not enrolled in the PRC’s employee’s housing funds program, and as a result, Zhejiang Jiuzi and its subsidiary may be subject to future additional requirements should local government regulations on housing funds change.

Pursuant to the Social Security Law of the PRC, or the Social Security Law, which was promulgated by the SCNPC on October 28, 2010 and amended on December 29, 2018, employers shall pay the basic pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance for employees. We have been complying with local regulations regarding social security and employee insurance. We have not received any notification or warning from PRC authorities. We have not provided employees with housing funds. All our employees are located in Hangzhou, Zhejiang, where local government imposes no mandatory requirements on employers to provide housing funds to employees. However, central government promulgated rules regarding employees housing funds. For example, in accordance with the Regulations on Management of Housing Provident Fund (the “Regulations of HPF”), which were promulgated by the PRC State Council on April 3, 1999, and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds in an amount no less than 5% of the monthly average salary of each of the employees in the preceding year in full and on time. Zhejiang Jiuzi had not opened such bank accounts or deposited its employees’ housing funds. We believe that we are currently not in violation of the housing funds regulations as it is not mandatory in Hangzhou city. If in the future, local government adopts new rules requiring employers to provide housing funds to employees, we will be required to provide housing funds to our employees, failing which we may be subject to administrative and monetary penalties.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our ordinary shares could be rendered worthless.

You may face difficulties in protecting your interests and exercising your rights as a stockholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in the Cayman Islands, we conduct substantially all of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, public health crises, and a downturn in NEV purchase behavior.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the NEV industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. Our franchisees may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on the workforce if the virus becomes widespread in any of our markets. NEV sales is strongly influenced by changes in consumer behavior due to spread of pandemics, and therefore our industry is vulnerable to any pandemic event. Our vehicle buyers and franchisees may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	Our franchisees temporally closed their stores to adhere to the local government policy beginning from the end of January 2020 to March 2020, as required by relevant PRC regulatory authorities. Our office and Shangli store reopened in April 2020 and our franchisees have reopened their stores.

●	In the first half of 2020, we temporally suspended all in-person marketing and advertising activities and moved such activities online and adopted online training programs to prepare our franchisees for combating COVID-19 situations during the pandemic. As of June 2020, we have resumed in-person marketing and advertising activities.

●	Our results of operations were negatively affected by the COVID-19 in the first half of 2020 but bounced back due to that the pandemic was effectively controlled in China in the second half of 2020. We received a total of $7,811,982 in initial franchise fees for the year ended October 31, 2021, as compared to $6,634,584 in 2019. In addition, we have received increased interest from investors who are interested in new energy automobile sectors and want to join us as franchisees. However, there is no assurance that we will be able to recruit new franchisees and continue to maintain or increase our current level of franchisee fees collection.

●	The pandemic has been effectively controlled in China. With the availability of the COVID-19 vaccines, we do not expect to the pandemic to continue into 2022. However, the situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor our operations throughout 2021.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We believe that our current cash and cash equivalents, proceeds from additional equity and debt financing and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for the next 12 months. We may, however, need additional capital in the future to fund our continuing operations. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. In addition, the COVID-19 outbreak was declared to be a pandemic by the World Health Organization on March 10, 2020. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 and actions taken to mitigate it are expected to continue to have an adverse impact on our planned operations. Such events could result in the complete or partial closure of our offices or the operations of our franchisees which could impact our operations. In addition, it could impact economies and financial markets, resulting in an economic downturn that could impact our ability to raise capital or slow down potential business opportunities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, SEC announced that the PCAOB designated China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCAA. The Company’s auditor, WWC, P.C., is based in San Mateo, California, and therefore is not affected by this mandate by the PCAOB.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in San Mateo, California, and is subject to inspection by the PCAOB on a regular basis with the last inspection in August 2020.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC counsel has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our ordinary shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

Risks Relating to this Offering

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the ordinary shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ordinary shares as a source for any future dividend income.

A large, active trading market for our securities may not develop and the trading price for our securities may fluctuate significantly.

We cannot assure you that a liquid public market for the ordinary shares will develop. If a large, active public market for the ordinary shares does not develop following the completion of this offering, the market price and liquidity of the ordinary shares may be materially adversely affected. The public offering price for the ordinary shares will be determined by negotiation between us and the underwriters based upon several factors, and the trading price of the ordinary shares after this offering could decline below the public offering price. As a result, investors in our securities may experience a significant decrease in the value of the ordinary shares.

The trading price of the ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ordinary shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

The sale or availability for sale of substantial amounts of ordinary shares could adversely affect their market price.

Sales of substantial amounts of the ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements.

We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the ordinary shares. See “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Techniques employed by short sellers may drive down the market price of the ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale.

As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its prospects to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant resources to investigate such allegations and/or defend ourselves.

While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business, and any investment in the ordinary shares could be greatly reduced or even rendered worthless.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for the ordinary shares and trading volume could decline.

The trading market for the ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for the ordinary shares would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ordinary shares to decline.

Our memorandum and articles of association contain anti-takeover provisions that could materially adversely affect the rights of holders of our ordinary shares.

We have adopted an amended and restated memorandum and articles of association that contains provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could deprive our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Our board of directors has the authority, subject to any resolution of the shareholders to the contrary, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially adversely affected.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K.

However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

There can be no assurance we will not be a passive foreign investment company (“PFIC”), for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our ordinary shares.

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% (by value) of the stock.

Based upon the manner in which we currently operate our business through our VIE, the expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. The value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our ordinary shares, which could fluctuate significantly. In addition, our PFIC status will depend on the manner we operate our workspace business (and the extent to which our income from workspace membership continues to qualify as active for PFIC purposes). Furthermore, it is not entirely clear how the contractual arrangements between us, our VIE and its nominal shareholders will be treated for purposes of the PFIC rules, and we may be or become a PFIC if our VIE is not treated as owned by us. Because of these uncertainties, there can be no assurance we will not be a PFIC for the current taxable year, or will not be a PFIC in the future.

If we were a PFIC for any taxable year during which a U.S. investor owns our ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor. See “Taxation — Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company.”

We are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

We are a “controlled company” as defined under the rules of the Nasdaq since our directors and officers beneficially own, when combined, more than 50% of our total voting power. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules, we could elect to rely on those exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands.

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for the Company.

Compensation of Directors and Officers.

Under Cayman Islands law, the Company is not required to disclose compensation paid to our senior management on an individual basis and the Company has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of the Company receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

The conversion of the Convertible Debenture or future sales of our ordinary shares may further dilute the ordinary shares and adversely impact the price of our ordinary shares.

As of December 21, 2021, our transfer agent had recorded approximately 21,426,844 of our ordinary shares as unrestricted and freely tradable. Upon the effectiveness of the registration statement of which this prospectus forms a part, up to an additional 6,300,000 shares (approximately 29.40% of our issued and outstanding shares on the date hereof) will be unrestricted and freely tradeable. If the holders of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our ordinary shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our ordinary shares and the value of your investment.

We have a limited trading history.

On May 20, 2021, our ordinary shares began trading on the Nasdaq Capital Market. Prior to that, there was no public market for our ordinary shares. Our trading history might never improve in terms of price or volume. We cannot guarantee that our ordinary shares will remain quoted on the Nasdaq Capital Market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	our ability to continue to operate through our VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients, win primary agency sale bids, and further enhance our brand recognition; and

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our ability to retain the services of Mr. Shuibo Zhang, our chief executive officer; Mr. Qi Zhang, our chief operating officer, and Ms. Kezhen Li, our director;

●	trends and competition in the advertising industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated under the laws of the Cayman Islands as an exempted company with limited liability on October 10, 2019. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel with respect to the laws of the Cayman Islands, and Capital Equity Legal Group, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that the Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act.  Maples and Calder (Hong Kong) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholder. As of the date hereof, we received $2,500,000 from the sale of a Convertible Debenture to a selling shareholder under the Securities Purchase Agreement (prior to accounting for the one-time due diligence and structuring fees of $15,000 and a fee equal to 5% of the amount of each Convertible Debenture at each closing). We will receive an additional $2,500,000 within one day of filing this registration statement, and an additional $1,000,000 within one day of the effectiveness of this registration statement. These proceeds will be used for general corporate and working capital or other purposes that our Board of Directors deems to be in our best interest. As of the date of this prospectus, we cannot specify with certainty the particular use for the net proceeds we may receive. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Amount of Proceeds from Sale of the Convertible Debenture

Shortly after the effectiveness of the registration statement registering the Resale Shares, we will have sold an aggregate of $6,000,000 of the Convertible Debentures.  In connection with those sales, we will have paid the Selling Shareholder a due diligence fee of $15,000 and $300,000 in commitment fees for net proceeds of $5,685,000.

Commitment Fee(1)	$300,000
Interest Payments(2)	$300,000
Due Diligence Fee	$15,000
Redemption Premium(3)	$600,000
Total:	$1,215,000

(1)	We paid the selling shareholder a commitment fee of 5.0% of the principal amount of the $2,500,000 Convertible Debenture issued on December 3, 2021 and will pay the selling shareholder a commitment fee of 5.0% of the principal amount of the $3,500,000 of Convertible Debentures to be issued pursuant to the Securities Purchase Agreement.

(2)	Each Convertible Debenture matures one year from its issuance and bears interest at a rate of 5% per annum.

(3)	We are required to pay a redemption premium in two circumstances. If we redeem the Convertible Debenture prior to the maturity, we must pay a redemption fee equal to 10% of the principal amount being redeemed thereafter. Alternatively, we are required to make monthly payments after the issuance of a Debenture if the daily VWAP is less than $1.00 for a period of ten consecutive trading days in a period of fifteen consecutive trading days (the “Triggering Date”). Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the Triggering Date divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. The maximum value of the redemption premium is $600,000.

Apart from the consultant fee and due diligence fee discussed above, we have not made, and do not need to make, any payments to any affiliate of the selling shareholder, or any person with whom the selling shareholder has a contractual relationship.

The following sets forth the gross proceeds paid or payable to us in connection with our issuance of the Convertible Debenture, all payments that have been made or that may be required to be made by us in connection with the issuance of the Convertible Debenture, our resulting net proceeds and the combined total possible profit to be realized as a result of any conversion discounts regarding the ordinary shares underlying the Convertible Debenture.

Gross proceeds to the Company	$6,000,000

All payments that have been made or that may be required to be made by the Company to the selling shareholder in the first year of the Convertible Debenture	$1,215,000

Net proceeds to the Company if we make all such payments to the selling shareholder	$4,785,000

All payments that have been made or that may be required to be made by the Company to the selling shareholder in the first year of the Convertible Debentures as a percentage of net proceeds	25.39%

The combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the convertible debenture(1)	$37,058

The combined total possible profit to be realized as a result of any conversion discounts regarding the securities underlying the convertible debenture as a percentage of net proceeds	0.77%

(1)	As calculated in “Selling Stockholder - Potential Profits to Selling Holding the Convertible Debenture” using the date of issuance as the conversion date. The actual profit as a result of the conversion discount cannot be calculated until conversion as the conversion price depends on market conditions at and before conversion, and it may be significantly greater.

SELLING SHAREHOLDER

The ordinary shares being offered by the selling shareholder are those issuable to YA II PN, Ltd. upon conversion of the Convertible Debenture. We are registering the ordinary shares in order to permit the selling shareholder to offer the shares for resale from time to time. Except as set out below, the selling shareholder had no material relationship with us within the past three years:

●	YA II PN, LTD purchased the Convertible Debenture from us pursuant to the Securities Purchase Agreement, and we sold it in a $2,500,000 convertible debenture on December 3, 2021. The Selling Shareholder will purchase an additional $2,500,000 convertible debenture within one day of filing this registration statement, and an additional $1,000,000 convertible debenture within one day of the effectiveness of this registration statement.

The table below lists the selling shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the ordinary shares held by each selling shareholder. The second column lists the number of ordinary shares beneficially owned by each selling shareholder as of the date of this prospectus, assuming conversion of the Convertible Debenture but not taking account of any limitations on conversion and exercise set forth therein.

The third column lists the ordinary shares being offered by this prospectus by each selling shareholder and does not take in account any limitations on conversion of the Convertible Debenture set forth therein.

The fourth column assumes the sale of all of the shares offered by each selling shareholder pursuant to this prospectus.

Under the terms of the Convertible Debentures and the Securities Purchase Agreement, YA II PN, Ltd., the selling shareholder, may not convert the Convertible Debentures and we may not exercise the puts under the Securities Purchase Agreement to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of ordinary shares which would exceed 4.99% of the total ordinary shares issued and outstanding as of the execution date of the Securities Purchase Agreement. The number of shares in the second column reflects these limitations. YA II PN, Ltd. may sell all, some or none of its shares in this offering. See “Plan of Distribution”.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares that May Be Sold in This Offering As A Percentage of Currently Outstanding Shares(2)	Percentage of Ordinary Shares Owned After the Offering(3)
YA II PN, LTD.(2)	1,069,200	6,300,000	29.4%	0%

(1)

The Selling Shareholder directly holds 0 shares of Ordinary Shares, plus the right to acquire a maximum of 1,069,200 additional Ordinary Shares upon conversion of the Convertible Debentures. Under the terms of the Convertible Debentures, and the Securities Purchase Agreement, the Selling Shareholder may not convert the Convertible Debentures to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares which would exceed 4.99% of the total Ordinary Shares issued and outstanding as of the date of such conversion. The number of shares in the second column reflects these limitations.

(2)	YA II PN, Ltd. (“YA”) is the investor under the Securities Purchase Agreement. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

(2)	Assumes that the total number of our issued and outstanding ordinary shares remains unchanged at 21,426,844 prior to the issuance of the ordinary shares underlying the Convertible Debenture.

(3)	Assumes that each selling shareholder sells all of the ordinary shares offered pursuant to this prospectus.

Additional Information Regarding YA II PN, Ltd., the Selling shareholder

Number of Shares outstanding prior to the Convertible Debenture transaction held by persons other than YA II PN, Ltd., affiliates of the Company, and affiliates of YA II PN, Ltd.	15,000,000
Number of Shares registered for resale by YA II PN, Ltd. or affiliates of YA II PN, Ltd. in prior registration statements	0
Number of Shares registered for resale by YA II PN, Ltd. or affiliates of YA II PN, Ltd. that continue to be held by YA II PN, Ltd. or affiliates of YA II PN, Ltd.	0
Number of Shares that have been sold in registered resale transactions by YA II PN, Ltd. or affiliates of YA II PN, Ltd.	0
Number of Shares registered for resale on behalf of YA II PN, Ltd. or affiliates of YA II PN, Ltd. in the current transaction	6,300,000

Potential Profits to the Selling Shareholder Holding the Convertible Debenture

The table below sets out that the total possible profit that YA II PN, Ltd., the selling shareholder holding the Convertible Debenture, can realize as a result of the conversion discount for the securities underlying the convertible Debenture is 37,058. We will not know the conversion price for the Convertible Debentures until, and if, they are converted. For the purposes of this table, we have applied to each of the Convertible Debentures the conversion price that would have been in effect if all of the Convertible Debentures (including all interest that could accrue on the Convertible Debentures until their maturity) had been converted on December 3, 2021, the date of the Securities Purchase Agreement and the issuance of the first Convertible Debentures. Because the Selling Shareholder may not convert the Convertible Debentures to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the total shares of common stock issued and outstanding as of the date of such conversion we do not believe that it is likely that all of the Convertible Debentures could be converted in any one given day.

$6,000,000 of Convertible Debenture

Closing market price per share of the underlying securities on date of issuance	$1.71

Conversion price per share of securities on date of issuance	$1.70

Total possible shares to be received in connection with the conversion of the securities at such conversion price(1)	3,705,882

Combined market price of the total number of underlying shares	$6,337,059

Total possible shares to be received and the combined conversion price of the total number of shares	$6,300,000

Total possible discount to the market price as of the date of sale of the secured convertible debenture	$0.01

Total possible profit that could be realized as a result of the conversion discount as of the date of sale of the secured convertible debenture	$37,058

If at any time 92.5% of the lowest daily VWAP during the 10 consecutive trading days immediately preceding the conversion date is greater than $2.75, then the conversion price will be fixed at $2.75.  In that case, the total possible profit that YA II PN, Ltd. can realize on a per share basis will be equal to the market price at such time minus the conversion price of $2.75.  There is no upper limit on the potential profit that YA II PN, Ltd. can realize in such cases.

Potential Profits to Selling Shareholder

The table below sets out that the total possible profit that the Selling Shareholder can realize as a result of the conversion discount for the shares of the Ordinary Shares underlying the Convertible Notes, including one year of interest thereon, is $37,058. We will not know the conversion price for the Convertible Notes until, and if, they are converted. For the purposes of this table, we have applied to each of the Convertible Notes the conversion price that would have been in effect if all of the Convertible Notes (including all interest that could accrue on the Convertible Notes until their maturity) had been converted on December 3, 2021, the date of the Securities Purchase Agreement and the issuance of the First Convertible Note. Because (i) the Selling Shareholder may not convert the Convertible Notes to the extent (but only to the extent) it or any of its affiliates would beneficially own a number of shares of common stock which would exceed 4.99% of the total ordinary shares issued and outstanding as of the date of such conversion and (ii) the Selling Shareholder is limited to selling in any trading day 10% of the trading volume of such day, we do not believe that it is likely that all of the Convertible Notes could be converted in any one given day.

	$2,500,000 First Convertible Note	$2,500,000 Second Convertible Note	$1,000,000 Third Convertible Note

Closing market price per share of the underlying securities on date of issuance or assumed date of issuance	$1.71	1.71	1.71

Conversion price per share securities on date of issuance	$1.70	1.70	1.70

Total possible shares to be received in connection with the conversion of the securities at such conversion price	1,544,118	1,544,118	617,647

Combined market price of the total number of underlying shares	$2,640,442	2,640,442	1,056,176

Total possible shares to be received and the combined conversion price of the total number of shares	$2,625,001	2,625,001	1,050,000

Total possible per share discount to the market price as of the date of sale of the secured convertible notes	$0.01	0.01	0.01

Total possible profit that could be realized as a result of the conversion discount as of the date of sale of the secured convertible notes	$15,441	15,441	6,176

As the conversion price can never be greater than $2.75 at any time that the market price is over $2.75 the total possible profit that the Selling Shareholder can realize on a per share basis will be equal to the market price at such time minus the conversion price of $2.75. There is no upper limit on the potential profit that the Selling Shareholder can realize in such cases.

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from Jiuzi WFOE, Zhejiang Jiuzi, or Shangli Jiuzi. Current Chinese regulations permit our China Operating Companies to pay dividends to Jiuzi WFOE only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Jiuzi HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through the current contractual arrangements, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Jiuzi HK may be considered a non-resident enterprise for tax purposes, so that any dividends WFOE pays to Jiuzi HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Zhejiang Jiuzi to Jiuzi WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to Jiuzi HK as dividends from WFOE. Certain payments from Zhejiang Jiuzi to Jiuzi WFOE are subject to PRC taxes, including VAT, urban maintenance and construction tax, educational surcharges. In addition, if Zhejiang Jiuzi or its subsidiaries or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2021 on:

●	on an actual basis;

●	on a pro forma basis to reflect the sale of 5,200,000 ordinary shares in our initial public offering that closed on May 20, 2021; and

●	on a pro forma, as adjusted basis to reflect the foregoing, the exercise of warrants from the public offering in the foregoing for total of 226,844 of ordinary shares, the issuance of 1,000,000 ordinary shares under the 2021 Plan, and the issuance and sale of 11,764,706 ordinary shares and Warrants offered in this offering at an assumed public offering price of US$3.40 per ordinary share and Warrant, which was the last reported closing trading price of our ordinary shares on the Nasdaq on August 23, 2021 after deducting underwriting discounts, commissions and estimated offering expenses of US$3.2 million (assuming the underwriters do not exercise their option to purchase additional shares or Warrants and excluding the ordinary shares issuable upon the exercise of the Warrants).

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Selected Consolidated Financial Data,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of April 30, 2021
	Actual	Pro Forma	Pro Forma As Adjusted
	US$	US$	US$
Shareholders’ Equity
Ordinary shares, $0.001 par value: 150,000,000 shares authorized; 15,000,000 actual shares issued and outstanding; 20,200,000 proforma shares issued and outstanding; 33,191,550 pro forma as adjusted shares issued and outstanding.	$15,000	$	$
Additional paid-in capital	347,277
Statutory reserves	738,072
Retained earnings	8,123,220
Accumulated other comprehensive loss	(257,431)
Total shareholders’ equity	9,886,676
Noncontrolling interest
Total Equity	$9,886,676	$	$

Total Capitalization	$9,886,676	$	$

The information in the table above excludes (i) 11,764,706 ordinary shares issuable upon the exercise of the Warrants, and (ii) 588,235 ordinary shares issuable upon the exercise of the warrant to be issued to the representative of the underwriter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our combined and consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through our variable interest entity, Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi. Neither we nor our subsidiaries own any share in Zhejiang Jiuzi. Instead, we control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual agreements, or the VIE Agreements. The VIE Agreements are designed to provide our wholly-foreign owned entity (“WFOE”), Zhejiang Navalant New Energy Automobile Co. Ltd., with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE.

We, through our VIE, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles on demand from vehicle buyers. As of the date of this prospectus, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees is supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Our revenues consist of (i) NEV sales in our company-owned store and NEV sales supplied to our franchisees; (ii) initial franchisee fees of RMB 4,000,000, or approximately US$618,238, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEV production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who are expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchases, which provides buyers with a multi-brand price comparison and test-driving experience. Through the online platform we will develop (the “Platform”) with the proceeds of this Offering, we expect to provide a multi-dimensional service platform and one-stop experience covering online vehicle selection and purchases and off-line vehicle delivery and maintenance. The accompanying app to this Platform will provide potential buyers with information on various car brands and models, as well as the ability to make vehicle registrations, appointments for maintenance and repairs, and remote error diagnosis services, etc.

We estimate that the initial Platform takes approximately six months to develop and an additional six months for testing. By the end of 2021, we expect that several functions of customer management, vehicle management and distribution management will be put into use in advance to manage all our sales staff, vehicle information and sales data. The estimated cost is about US$1,500,000. By the end of 2022, the Platform is expected to serve all the Jiuzi franchise stores and the entire operation systems, and the estimated cost is about US$2,000,000.

Coronavirus (COVID-19) Update

Since the end of 2019, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past year. In March 2020, the World Health Organization declared the COVID-19 to be a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impact of COVID-19 on our business, financial condition, and results of operations includes, but are not limited to, the following:

●	Our franchisees temporally closed their stores to adhere to the local government policy beginning from the end of January 2020 to March 2020, as required by relevant PRC regulatory authorities. Our office and Shangli store reopened in April 2020 and our franchisees have reopened their stores.

●	In the first half of 2020, we temporally suspended all in-person marketing and advertising activities and moved such activities online and adopted online training programs to prepare our franchisees for combating COVID-19 situations during the pandemic. As of June 2020, we have resumed in-person marketing and advertising activities.

●	Our results of operations were negatively affected by the COVID-19 in the first half of 2020 but bounced back due to that the pandemic was effectively controlled in China in the second half of 2020. We received a total of $7,811,982 in initial franchise fees for the year ended October 31, 2021, as compared to $6,634,584 in 2019. We received a total of $4,587,123 in initial franchise fees for the six months ended April 30, 2021, as compared to $977,663 in 2020. In addition, we have received increased interest from investors who are interested in new energy automobile sectors and want to join us as franchisees. However, there is no assurance that we will be able to recruit new franchisees and continue to maintain or increase our current level of franchisee fees collection.

●	The pandemic has been effectively controlled in China. With the availability of the COVID-19 vaccines, we do not expect to the pandemic to continue into 2022. However, the situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor our operations throughout 2021.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Relating to Our Business—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Results of Operations

For the six months ended April 30, 2021 and 2020

The following table sets forth a summary of the Company’s consolidated results of operations for the six months ended April 30, 2021 and 2020. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended April 30,		Changes
	2021	2020	Amount	%
New energy vehicle sales
Net revenue	$22,230	299,572	(277,342)	(92.58)%
Cost of revenue	5,613	296,140	(290,527)	(98.10)%
Gross profit	$16,617	3,432	13,185	384.18%
Gross profit margin	74.75%	1.15%	73.60%	6400%

Franchise initial fees
Net revenue	$4,587,123	977,663	3,609,460	369.19%
Cost of revenue	1,481,000	495,073	985,927	199.15%
Gross profit	$3,106,123	482,591	2,623,532	543.63%
Gross profit margin	67.71%	49.36%	18.35%	37.18%

Franchisees’ royalties
Net revenue	$-	-	-	-
Cost of revenue	-	-	-	-
Gross profit	$-	-	-	-
Gross profit margin

Total
Net revenue	$4,609,353	1,277,235	3,332,118	260.89%
Cost of revenue	1,486,613	791,213	695,400	87.89%
Gross profit	$3,122,740	486,023	2,636,717	542.51%
Gross profit margin	67.75%	38.05%	29.7%	78.06%

Our net revenues were $4,609,353 for the six months ended April 30, 2021 as compared to $1,277,236 in 2020, an increase of $3,332,117 or 260.88%. The increase was mostly due to the pandemic has been effectively controlled in China, and the increase of revenues from the initial franchise fees.

New Energy Vehicle (NEV) sales

Our NEVs sales include the sales of NEVs in our Shangli store and sales of NEVs to our franchisees. For the six months ended April 30, 2021, our NEVs sales decreased by $277,342 or 92.58%, from $299,572 for the six months ended April 30, 2020 to $22,230 for the six months ended April 30, 2021. The decrease was mostly due to we organized a lot of training to improve the quality of employees, and spent more time on the maintenance and development of franchisees, Shangli Store have been adjusted as a service center which mainly provides demonstration and training for franchisees. Vehicle sales are mainly concentrated in other franchisees’ stores, which resulted in a decline in the sales of NEVs in our Shangli store.

Cost of revenue was $5,613 for the six months ended April 30, 2021, a decrease of $290,527 or 98.10%, from $296,140 for the six months ended April 30, 2020 which resulted from the decline in sales for the period.

Gross profit and gross profit margin were $16,617 and 74.75% for the six months ended April 30, 2021 as compared to $3,432 and 1.15% for the same period in 2020, respectively. The decrease resulted from decline in sales price of the vehicles as the overall market price of NEVs decreased.

Franchise initial fees

The initial franchise fee revenue increased by $3,609,460 or 369.19%, from $977,663 for the six months ended April 30, 2020 to $4,587,123 for the six months ended April 30, 2021. As of April 30, 2021 and April 30, 2020 we have entered into franchise agreements with 86 and 47 franchisees, respectively. The increase was mostly due to the pandemic has been effectively controlled in China, and people’s interest in investment and consumption has generally increased. At the same time, the new energy vehicle sector has renewed investor interest in market and companies. we have received more and more attention from investors.

Cost of revenue was $1,481,000 for the six months ended April 30, 2021, an increase of $985,927 or 199.15%, from $495,073 for the six months ended April 30, 2020.

Gross profit and gross profit margin were $3,106,123 and 67.71% for the six months ended April 30, 2021 as compared to $482,591 and 49.36% for the same period in 2020, respectively. The increase was mainly due to an increase in revenue.

Franchisees’ royalties

We may collect royalties based on 10% of net incomes from our franchisees. As of April 30, 2021, we did not generate any revenues through franchisees’ royalties as our franchisees have yet to generate net income for the period. The revenues from our franchisees are dependent on the sales of the NEVs which were still small as they mostly just started operation in these two years and comparably large expenses such as administrative and overhead expenses. Due to COVID-19, the franchisees temporally closed their stores in the first half of 2020 and the revenues from the sales of NEVs decreased significantly in the first half of 2021. Even though the franchise stores are currently re-opened for business, the franchisees still face obstacles in increasing their sales   and may continue to before we might be in a position to generate revenues in the future.

Selling, General and Administrative Expenses

We incurred selling, general and administrative expenses of $1,312,510 for the six months ended April 30, 2021, as compared to $530,907 for the six months ended April 30, 2020, an increase of $781,603, or 155.11%. The increase is due to the COVID-19 outbreak is effectively under control. We organize a lot of staff training, the market was able to develop smoothly, and employees’ travel expenses, training expense, performance bonuses and basic social insurance have been increased.

Interest Expenses

Interest charges and bank charges are mainly from bank transfer charges and deposit interest offset. Interest expense as of April 30, 2021 and 2020 was approximately $354 and $1,465, respectively.

Provision for Income Taxes

Provision for income tax was $445,726 for the six months ended April 30, 2021, an increase of $445,710 or 2,785,687%, as compared to $16 for the six months ended April 30, 2020. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The increase in provision for income taxes was mainly due to the increase in income before income tax provision which was $1,757,180. for the six months ended April 30, 2021 as compared to $-27,795 for the six months ended April 30, 2020.

Net Income

Our net income increased by1,339,265 $ or 4,813.59%, to $ 1,311,454 for the six months ended April 30, 2021, from $-27,811 for the six months ended April 30, 2020. Such change was the result of the combination of the changes as discussed above.

Foreign currency translation

Our consolidated financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiaries is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the financial statements denominated in RMB into U.S. dollars are included in determining comprehensive income. Our foreign currency translation gain for the six months ended April 30, 2021 was $321,708, compared to a currency translation gain of $23,652 for the six months ended April 30, 2020, an increase of $298,056. The increased gain is primarily due to the appreciation of RMB against the U.S. dollars.

For the years ended October 31, 2020 and 2019

The following table sets forth a summary of the Company’s consolidated results of operations for the years ended October 31, 2020 and 2019. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended October 31,		Changes
	2020	2019	Amount	%
Net revenue	$8,210,595	$7,978,099	$232,496	2.91%
Cost of revenue	2,190,768	3,116,176	(925,408)	(29.70)%
Gross profit	6,019,827	4,861,923	1,157,904	23.82%
Selling, general and administrative expenses	1,649,012	1,142,138	506,874	44.38%
Income from operations	4,370,815	3,719,785	651,030	17.50%
Interest income (expense), net	(3,490)	10,130	(13,620)	(134.45)%
Other income	30,610	17,134	13,476	78.65%
Income before income tax provision	4,397,935	3,747,049	650,886	17.37%
Provision for income taxes	974,393	540,782	433,611	80.18%
Net income	3,423,542	3,206,267	217,275	6.78%

Net Revenue

The following table lists the calculation methods of gross profit and gross profit margin of each type of revenue:

	For the years ended October 31,		Changes
	2020	2019	Amount	%
New energy vehicle sales
Net revenue	$398,613	1,343,515	(944,902)	(70.33)%
Cost of revenue	366,523	1,346,436	(979,913)	(72.78)%
Gross profit	$32,090	(2,921)	35,011	(1198.60)%
Gross profit margin	8.05%	(0.22)%	8.27%	(3802.79)%

Franchise initial fees
Net revenue	$7,811,982	6,634,584	1,177,398	17.75%
Cost of revenue	1,824,245	1,769,740	54,505	3.08%
Gross profit	$5,429,337	4,864,844	1,122,893	23.08%
Gross profit margin	76.65%	73.33%	3.32%	4.52%

Franchisees’ royalties
Net revenue	$-	-
Cost of revenue	-	-
Gross profit	$-	-
Gross profit margin	-	-

Total
Net revenue	$8,210,595	7,978,099	232,496	2.91%
Cost of revenue	2,190,768	3,116,176	(925,408)	(29.70)%
Gross profit	$6,019,827	4,861,923	1,157,904	23.82%
Gross profit margin	73.32%	60.94%	12.38%	20.31%

Our net revenues were $8,210,595 for year ended October 31, 2020 as compared to $7,978,099 in 2019, an increase of $232,496, or 2.91%. The increase was mostly due to that in the second half of 2020, COVID-19 in China was effectively controlled, and the NEVs sales market gradually recovered. After the pandemic eased, there was increased investment and consumption in general. Our total revenue increased in the second half of 2020 due to the above reasons.

New Energy Vehicle (NEV) sales

Our NEVs sales include the sales of NEVs in our Shangli store and sales of NEVs to our franchisees. For years ended October 31, 2020, our NEVs sales decreased by $944,902 or 70.33%, from $1,343,515 for years ended October 31, 2019 to $398,613 for years ended October 31, 2020. The decrease was mostly due to the COVID-19 pandemic and as a result, deduction of vehicle buyers. In addition, with the increase in the total number of franchise stores, a large number of staff need to go to physical stores for training. This year, the function positioning of Shangli store has changed from car sales to sales training, from pure sales to a sales-and-training model. At the same time, due to the epidemic, Shangli store only resumed business in April 2020, and sales of NEVs began to gradually resume in June and July in 2020.

Cost of revenue was $366,523 for years ended October 31, 2020, a decrease of $979,913 or 72.78%, from $1,346,436 for years ended October 31, 2019 which resulted from decrease of rents and reduction of Company staff during the pandemic.

Gross profit and gross profit margin were $32,090 and 8.05% for years ended October 31, 2020 as compared to $-2,921 and -0.22% for the same period in 2019, respectively. The increase was resulted from that in the first half of 2020, the upper-tier suppliers accumulated a large amount of inventory, and in the second half of 2020, the sales price of cars to the Company fell due to the destocking.

Franchisees initial fees

The initial franchise fee revenue increased by $1,177,398 or 17.75% from $6,634,584 for years ended October 31, 2019 to $7,811,982 for years ended October 31, 2020. As of October 31, 2020 and 2019 we have entered into franchise agreements with 60 and 37 franchisees, respectively. Due to the pandemic in the first half of 2020, the Company was unable to recruit new franchisees and the Company could not prepare for the opening of new franchise stores. Such restrictions have caused the decline in franchise fee revenue for the period. However, in the second half of 2020, the COVID-19 pandemic in China was effectively controlled. There were increased interests in investments and consumption in general. In the meantime, the NEV industry sector elicited renewed interest in the stock market and companies. Consequently, we received increased interest from investors who are interested in new energy automobile sectors and want to join us as franchisees. As of January 31, 2021, we have entered into franchise agreements with 72 franchisees.

Cost of revenue was $1,824,245 for years ended October 31, 2020, an increase of $54,505 or 3.08% from $1,769,740 for years ended October 31, 2019. The increase was due to corresponding increase in the number of franchise stores.

Gross profit and gross profit margin were $5,429,337 and 76.65% for years ended October 31, 2020 as compared to $4,864,844 and 73.33% for the same period in 2019, respectively. Such change was the result of the combination of the changes as discussed above.

Franchisees’ royalties

We may collect royalties based on 10% of net incomes from our franchisees. As of October 31, 2020, we did not generate any revenues through franchisees’ royalties as our franchisees have yet to generate net income for the period. The revenues from our franchisees are dependent on the sales of the NEVs which were still small as they mostly just started operation in these two years and comparably large expenses such as administrative and overhead expenses. Due to COVID-19, the franchisees temporally closed their stores and the revenues decreased significantly in the first half of 2020. Currently the market has gradually picked up and we expect that some franchisees may be able to achieve profit by the end of 2021, and we expect to receive part of franchisees’ royalties as a result. However, there is no assurance that our franchisees will achieve any profits. If our franchisees are not able to achieve profits, we will not be able to collect franchisees’ royalties.

Selling, General and Administrative Expenses

We incurred selling, general and administrative expenses of 1,649,012 for years ended October 31, 2020, as compared to $1,142,138 for years ended October 31, 2019, an increase of $506,874, or 44.38%. The increase is due to the epidemic, our franchisees temporally closed their stores to adhere to the local government policy beginning from the end of January 2020 to March 2020. As a result, employees’ travel expenses, performance bonuses and basic social insurance have been reduced in the first half of 2020. However, in the second half of 2020, our franchisees have reopened their stores. As a result, employees’ travel expenses, performance bonuses and basic social insurance have been increased.

Interest Expenses

Interest charges and bank charges are mainly from bank transfer charges and deposit interest offset. Interest expense as of October 31, 2020 and 2019 was approximately $-3,880 and $-1,765, respectively.

Provision for Income Taxes

Provision for income tax was $974,393 during years ended October 31, 2020, an increase of $433,611 or 80.18%, as compared to $540,782 for years ended October 31, 2019. Under the Income Tax Laws of the PRC, companies are generally subject to income tax at a rate of 25%. The increase in provision for income taxes was mainly due to the increase in income before income tax provision which was $4,397,935. for years ended October 31, 2020 as compared to $3,747,049 for years ended October 31, 2019.

Net Income

Our net income increased by $217,275 or 6.78%, to $3,423,542 for years ended October 31, 2020, from $3,206,267 for years ended October 31, 2019. Such change was the result of the combination of the changes as discussed above.

Liquidity and Capital Resources

For the six months ended April 30, 2021 and 2020

As of April 30, 2021, we had $665,871 in cash. The Company’s working capital and other capital needs mainly come from shareholders’ equity contribution and operating cash flow. Cash is needed to pay for inventory, wages, sales expenses, rent, income taxes, other operating expenses, and purchases to service debts.

Although the Company’s management believes that cash generated from operations will be sufficient to meet the Company’s normal working capital requirements, its ability to service its current debt will depend on its future realization of its current assets for at least the next 12 months. Management took into account historical experience, the economy, trends in the automotive industry, the collectability of accounts receivable as of April 30, 2021, and the realization of inventory. Based on these considerations, the Company’s management believes that the Company has sufficient funds to meet its working capital requirements and debt obligations, as they will be due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are a number of factors that can arise and cause the company’s plans to fall short, such as demand for NEV vehicles, economic conditions, competitive pricing in the industry, and the continued support of banks and suppliers. If future cash flow from operations and other capital resources are insufficient to meet its liquidity needs, the Company may be forced to reduce or delay its anticipated expanding plans, sell assets, acquire additional debt or equity capital, or refinance all or part of its debt.

The following table summarizes the company’s cash flow data as of April 30, 2021 and April 30, 2020:

	For the six months ended April 30,
	2021	2020
Net cash (used in) provided by operating activities	$(132,848)	$(170,772)
Net cash used in investing activities	(1,742)	(12,536)
Net cash provided by (used in) financing activities	(23,749)	(158,494)
Effect of exchange rate on cash	59,718	4,903
Net decrease in cash and cash equivalents	$(158,339)	$(341,802)

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, accounts receivable and contractual liabilities, and is adjusted for the impact of changes in working capital. Net cash used in operations as of April 30, 2021 was approximately $132,848, representing a decrease of $37,924, compared to net cash used in operating activities of $170,772 for the six months ended April 30, 2020.

Investing Activities

Net cash used in investing activities was approximately $1,742 for the six months ended April 30, 2021, a decrease of $1,0794, as compared to $12,536 net cash used in investing activities for the six months ended April 30, 2020. The Company has acquired fixed assets for the periods ended.

Financing Activities

Net cash used in financing activities was approximately $23,749 for the six months ended April 30, 2020, a decrease of $134,745, or 85.02%, as compared to net cash used in $158,494 for the six months ended April 30, 2020. The decrease in cash used was due to capital injection by owner in 2021.

Subsequent Event

On May 20, 2021, the Company completed an initial public offering pursuant to which it sold 5,200,000 ordinary shares to the investors for $5.00 per shares for an aggregate offering proceed of $26,000,000. The Company also issued to the underwriter warrants to purchase 260,000 ordinary shares at an exercise price of $6.25 per share, exercisable for a period of five (5) years following the offering. On May 25, 2021, the warrants were exercised on a cashless basis for an aggregate of 226,844 ordinary shares.

For the years ended October 31, 2020 and 2019

As of October 31, 2020, we had $324,953 in cash. The Company’s working capital and other capital needs mainly come from shareholders’ equity contribution and operating cash flow. Cash is needed to pay for inventory, wages, sales expenses, rent, income taxes, other operating expenses, and purchases to service debts.

Although the Company’s management believes that cash generated from operations will be sufficient to meet the Company’s normal working capital requirements, its ability to service its current debt will depend on its future realization of its current assets for at least the next 12 months. Management took into account historical experience, the economy, trends in the automotive industry, the collectability of accounts receivable as of October 31, 2020, and the realization of inventory. Based on these considerations, the Company’s management believes that the Company has sufficient funds to meet its working capital requirements and debt obligations, as they will be due at least 12 months from the date of financial reporting. However, there is no guarantee that management’s plan will succeed. There are a number of factors that can arise and cause the company’s plans to fall short, such as demand for NEV vehicles, economic conditions, competitive pricing in the industry, and the continued support of banks and suppliers. If future cash flow from operations and other capital resources are insufficient to meet its liquidity needs, the Company may be forced to reduce or delay its anticipated expanding plans, sell assets, acquire additional debt or equity capital, or refinance all or part of its debt.

The following table summarizes the company’s cash flow data as of October 31, 2020 and October 31, 2019:

	For the years ended October 31,
	2020	2019
Net cash (used in) provided by operating activities	$515,297	$(1,082,855)
Net cash used in investing activities	(26,288)	(10,197)
Net cash provided by (used in) financing activities	(164,056)	386,137
Effect of exchange rate on cash	(2,675)	(5,314)
Net increase (decrease) in cash and cash equivalents	$324,953	$(706,915)

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, accounts receivable and contractual liabilities, and is adjusted for the impact of changes in working capital. Net cash used in operations as of October 31, 2020 was $515,297, representing an increase of $1,598,152, compared to net cash used in operating activities of $-1,082,855 for years ended October 31, 2019. The Company had limited operations during the period in the first half of 2020 due to the COVID-19 pandemic; however, in the second half of 2020, the pandemic in China has been effectively controlled, the NEVs sales market has gradually recovered, the number of franchisees has increased, and franchise fee income has increased, which resulted in the increase in cash used in operations.

Investing Activities

Net cash used in investing activities was approximately $-26,288 for years ended October 31, 2020, a decrease of $16,091 as compared to -$10,197 net cash used in investing activities for years ended October 31, 2019.

Financing Activities

Net cash used in financing activities was approximately $-164,056 for years ended October 31, 2020, a decrease of $550,193, or 142.49%, as compared to $386,137 net cash provided by financing activities for years ended October 31, 2019. The decrease in cash used was due to that we open seven (7) new franchise store for the year ended October 31, 2020.

Subsequent Event

On May 20, 2021, the Company completed an initial public offering pursuant to which it sold 5,200,000 ordinary shares to the investors for $5.00 per shares for an aggregate offering proceed of $26,000,000. The Company also issued to the underwriter warrants to purchase 260,000 ordinary shares at an exercise price of $6.25 per share, exercisable for a period of five (5) years following the offering. On July 2, 2021, the warrants were exercised on a cashless basis for an aggregate of 226,844 ordinary shares.

Contractual Obligations

For the six months ended April 30, 2021 and 2020

The Company has various operating leases for its corporate office and retail store.

Operating lease expenses were $44,476 and $22,425 six months ended April 30, 2021 and 2020.

The undiscounted future minimum lease payment schedule as follows:

For the six months ending April 30, 2021,
2021 (six months from May 1, 2021 to October 31, 2021)	44,476
2022	7,348
2023	2,480
Total	54,304

For the years ended October 31, 2020 and 2019

The Company has various operating leases for its corporate office and retail store.

Operating lease expenses were $55,265 and $59,365 for the years ended October 31, 2020 and 2019, respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ended October 31,
2020	48,502
2021	7,348
2022	2,480
Total	58,330

Off-Balance Sheet Arrangements

Other than as disclosed elsewhere in this prospectus, we have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or research and development services with us.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with GAAP. These principles require the Company’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, cash flow and related disclosure of contingent assets and liabilities. The estimates include, but are not limited to, accounts receivable, revenue recognition, inventory realization, impairment of long-lived assets and income taxes. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

The Company’s management believes that among their significant accounting policies, which are described in Note 2 to the audited consolidated financial statements of the Company included in this Registration Statement, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, the Company’s management believes these are the most critical to fully understand and evaluate its financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Loans Receivable

Loans receivable are recorded at origination at the fair value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for credit losses. When collection of the original amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for credit losses.

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company’s revenues consist of sales of vehicle by the Company’s own corporate retail store to third party customers, sales of vehicle to franchisees as a supplier, and fees from retail stores operated by franchisees. Revenues from franchised stores include initial franchise fees and annual royalties based on a percent of net incomes.

The Company recognizes sales of vehicle revenues at the point in time when the Company has transferred physical possession of the goods to the customer and the customer has accepted the goods, therefore, indicating as control of the goods has been transferred to the customer. The transaction price is determined and allocated to the product prior to the transfer of the goods to the customer.

The initial franchise services include a series of performance obligations and an indefinite license to use the Company’s trademark. The series of performance obligations are specific services and deliverables that are set forth in the agreement and are billed and receivable as delivered and accepted by the franchisee. These services and deliverables may be customized and are not transferable to other third parties.

The royalty revenues are distinct from the initial franchise services. The Company recognizes royalty revenues only when the franchisee has generated positive annual net income, at which point the Company has the contractual right to request for payment of the royalty. The royalty is calculated as a percentage of the franchisees’ annual net income.

The Company estimates potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. The Company has not experienced any sales returns.

Inventory

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products can be return to our suppliers.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	10 years

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

New Accounting Pronouncements

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

In June 2016, the FASB issued an accounting pronouncement (FASB ASU 2016-13) related to the measurement of credit losses on financial instruments. This pronouncement, along with subsequent ASUs issued to clarify certain provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

In October 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-17) related to related party guidance for variable interest entities. The amendments in this pronouncement are effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. The management does not expect it to have a material effect on the consolidated financial statements.

In December 2019, the FASB issued an accounting pronouncement (FASB ASU 2019-12) related to simplifying the accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The management does not expect it to have a material effect on the consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

For the Six Months ended April 30, 2021 and 2020

The concentration on sales revenues generated by customers type comprised of the following:

	Six Months Ended
	April 30, 2021		April 30, 2020
Third party sales revenues	22,230	0%	174,986	13%
Related party sales revenues	-	-	124,586	10%
Related party franchise revenues	4,587,123	100%	977,664	77%
Total	4,609,353	100%	1,277,236	100%

The concentration of sales revenues generated by third-party customers comprised of the following:

	Six Months Ended
	April 30,		April 30,
	2021		2020
Customer A	-	-	22,745	13%
Customer B	-	-	18,701	11%
Customer C	-	-	18,671	11%
Customer D	3,366	15%	-	-%
Customer E	3,162	14%	-	-%
Customer F	1,216	6%	-	-%
Customer G			-	-%
Total	7,744	35%	60,117	35%

For the year ended October 31, 2020 and 2019

The concentration on sales revenues generated by customers type comprised of the following:

	Years Ended
	October 31, 2020		October 31, 2019
Third party sales revenues	258,833	3%	839,744	11%
Related party sales revenues	139,780	2%	503,771	6%
Related party franchise revenues	7,811,982	95%	6,634,584	83%
Total	8,210,595	100%	7,978,099	100%

The concentration of sales revenues generated by third-party customers comprised of the following:

	Years Ended
	October 31,		October 31,
	2020		2019
Customer A	24,842	10%	-	%
Customer B	20,453	8%	-	%
Customer C	20,425	8%	-	%
Customer D	20,393	8%	-	%
Customer E	-	%	102,940	12%
Customer F	-	%	79,740	9%
Customer G	-	%	53,864	7%
Total	86,113	34%	236,544	28%

BUSINESS

Overview

We are incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations in China through our variable interest entity, Zhejiang Jiuzi New Energy Vehicles Co., Ltd., or Zhejiang Jiuzi. Neither we nor our subsidiaries own any share in Zhejiang Jiuzi. Instead, we control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual agreements, or the VIE Agreements. The VIE Agreements are designed to provide our wholly-foreign owned entity (“WFOE”), Zhejiang Navalant New Energy Automobile Co. Ltd., with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE.

We, through our VIE, franchise and operate retail stores under brand name “Jiuzi”, which sell new energy vehicles, or NEVs, in third-fourth tier cities in China. Almost all of the NEVs we sell are battery-operated electric vehicles. We also sell a few plug-in electric vehicles on demand from vehicle buyers. As of the date of this prospectus, we have 31 operating franchise stores and one company-owned store in China. The business relationship between Jiuzi and its independent franchisees is supported by adhering to standards and policies and is of fundamental importance to the overall performance and protection of the “Jiuzi” brand.

Primarily a franchisor, our franchising model enables an individual to be its own employer and maintain control over all employment-related matters, marketing and pricing decisions, while also benefiting from our Jiuzi brand, resources and operating system. In collaboration with franchisees, we are able to further develop and refine our operating standards, marketing concepts and product and pricing strategies.

Our revenues consist of (i) NEVs sales in our company-owned store and NEVs sales supplied to our franchisees; (ii) initial franchisee fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on performance obligations of the parties, from our franchisees; and (iii) on-going royalties based on 10% percent of net incomes from our franchisees. These fees, along with operating rights, are stipulated in our franchise agreements.

We source NEVs through more than twenty NEV manufacturers, including BYD, Geely, and Chery, as well as battery/component manufacturers such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke and Youbang Electronics which focus on manufacturing charging piles, and Guoxuan Gaoke, and Futesi in battery production. We are able to access more brands and obtain more competitive pricing to attract potential franchisees and to meet customer demands. On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing, through which our franchisees and their vehicle buyers can obtain financing. Our business partners help us in providing a variety of products and extend our geographic reach.

Benefiting from favorable state policies subsidizing the NEV industry, China’s NEVs production started flourishing around 2015 and 2016, pursuant to the 2016-2020 New Energy Vehicle Promotion Fiscal Support Guidance and Notice regarding “the Thirteenth Five-year Plan” New Energy Vehicles Battery Infrastructure Support Policy. In 2016, China released a series of financial subsidy policies targeted at NEV production. We conducted market research in 2016 and eventually launched our business in 2017. We have built a full-scale modern business management operation, supported by our operations department and marketing department. We aim to build an online-offline operating system in which our headquarters effectively empowers our franchisees with our brand recognition, client source, financial support, operating and transportation assistance through the online platform. Our fully-developed supply chain will provide solid support for store location expansion. Our franchisees’ conformity to Jiuzi’s standards will help us in our business expansion and implementation of our growth strategy.

We plan to adopt an innovative one-stop vehicle sales model for our vehicle buyers, who is expected to have access to more brands, better services and more affordable pricing. Our current business model is focused on vehicle selection and purchase, which provides buyers with multi-brand price comparison and test-driving experience. Through the online platform, we are currently developing, we expect to provide a multi-dimensional service platform and a one-stop experience covering online vehicle selection and purchase and off-line vehicle delivery and maintenance. Our app will provide potential buyers with information on various car brands and models, as well as services to register vehicles, make appointments for maintenance, repairs, and remote error diagnosis services, etc.

Our History and Corporate Structure

The following diagram illustrates the corporate structure of our subsidiaries and VIE:

Jiuzi Holdings Inc. is a Cayman Islands exempted company incorporated on October 10, 2019. We conduct our business in China through our Affiliated Entities. The consolidation of our Company and our Affiliated Entities has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Jiuzi HK was incorporated on October 25, 2019 under the law of Hong Kong SAR. Jiuzi HK is our wholly-owned subsidiary and is currently not engaging in any active business and merely acting as a holding company.

Jiuzi WFOE was incorporated on June 5, 2020 under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of Jiuzi HK and a wholly foreign-owned entity under the PRC laws. The registered principal activity of the company is new energy vehicle retail, new energy vehicle component sales, new energy vehicle battery sales, vehicle audio equipment and electronics sales, vehicle ornament sales, technology service and development, marketing planning, vehicle rentals, etc. Jiuzi WFOE had entered into contractual arrangements with Zhejiang Jiuzi and its shareholders.

Zhejiang Jiuzi was incorporated on May 26, 2017 under the laws of the People’s Republic of China. Its registered business scope includes wholesale and retail of NEVs and NEV components, vehicle maintenance products, technology development of NEVs, Marketing and consulting regarding NEV products, vehicle rentals, event organization, client services regarding vehicle registration, and online business technology. Its registered capital amount is approximately $304,893 (RMB 2,050,000).

Shangli Jiuzi was incorporated on May 10, 2018 under the laws of the People’s Republic of China. Its registered business scope is to engage in retailing NEVs, NEV components, NEV batteries, NEV marketing, vehicle maintenance, used vehicle sales, and car rentals. Zhejiang Jiuzi is the beneficial owner of 59% equity interest of Shangli Jiuzi. Shangli Jiuzi’s registered capital amount is approximately $1,412,789 (RMB 10,000,000).

Contractual Arrangements between Jiuzi WFOE and Zhejiang Jiuzi

Due to PRC legal restrictions on foreign ownership, neither we nor our subsidiaries own any direct equity interest in Zhejiang Jiuzi. Instead, we control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual arrangements. Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders entered into a series of contractual arrangements, also known as VIE Agreements, on June 15, 2020. The VIE agreements are designed to provide Jiuzi WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi.

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the shareholders of Zhejiang Jiuzi irrevocably granted Jiuzi WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Zhejiang Jiuzi held by the Zhejiang Jiuzi Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Jiuzi WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Zhejiang Jiuzi and Jiuzi WFOE, Jiuzi WFOE provides Zhejiang Jiuzi with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Zhejiang Jiuzi by Jiuzi WFOE under this agreement, Jiuzi WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Jiuzi WFOE. The service fee should approximately equal to Zhejiang Jiuzi’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Jiuzi WFOE and Zhejiang Jiuzi before expiration. Otherwise, this agreement can only be extended by Jiuzi WFOE and Zhejiang Jiuzi does not have the right to terminate the agreement unilaterally.

Share Pledge Agreement

Under the Share Pledge Agreement between Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi together holding 1,000,000 shares, or 100% of the equity interests, of Zhejiang Jiuzi (“Zhejiang Jiuzi Shareholders”), the Zhejiang Jiuzi Shareholders pledged all of their equity interests in Zhejiang Jiuzi to Jiuzi WFOE to guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Zhejiang Jiuzi breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Jiuzi WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Zhejiang Jiuzi Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Jiuzi WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Zhejiang Jiuzi Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuzi WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Zhejiang Jiuzi’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Zhejiang Jiuzi do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Jiuzi WFOE’s interests without Jiuzi WFOE’s prior written consent and (3) provide Jiuzi WFOE control over Zhejiang Jiuzi.

Currently, two of our beneficial owners, who are PRC residents, have not completed the Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. However, we cannot assure you that each of our shareholders who are PRC residents will in the future complete the registration process as required by Circular 37. Shareholders of offshore SPV who are PRC residents and who have not completed their registrations in accordance with Circular 37 are subject to certain absolute restrictions, under which they cannot contribute any registered or additional capital to such SPV for offshore financing purposes. In addition, these shareholders cannot repatriate any profits and dividends from the SPV to China either. Please see “Risk Factors-Part of our shareholders are not in compliance with the PRC’s regulations relating to offshore investment activities by PRC residents, and as a result, the shareholders may be subject to penalties if we are not able to remediate the non-compliance.”

Shareholders who have completed the Circular 37 registration would not be adversely affected and are allowed to contribute assets into the offshore special purpose vehicle and repatriate profits and dividends from them. Since Jiuzi WFOE has completed its foreign exchange registration as a foreign investment enterprise, its ability to receive capital contribution, make distributions and pay dividends is not restricted.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these contractual arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, our VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIE and its shareholders of their obligations under the contracts to exercise control over our VIE. The shareholders of our consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of our VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors – Risks Relating to Our Corporate Structure.”

Industry Overview

Growth Trends in China’s Automotive Industry

Currently China is the world’s largest automobile market as measured by sales volume. According to a new research from Canalys, a record 1.3 million NEVs were sold in China in 2020. The 1.3 million NEVs sold in China in 2020 represented 41% of global NEV sales, just behind Europe with 42% of global NEV sales. China is still far ahead of the US for NEV share – in the US, NEV sales represented just 2.4% of sales in 2020. Canalys forecasts 1.9 million EVs will be sold in China in 2021, representing a growth of 51% and a 9% share of all cars sold in China. (https://www.businesswire.com/news/home/20210222005461/en/Canalys-China%E2%80%99s-electric-vehicle-sales-to-grow-by-more-than-50-in-2021-after-modest-2020)

In the past 5 years, sales of NEVs in China have been increasing drastically, from 50,115 in 2014, to 176,378 in 2015, 322,833 in 2016, 547,564 in 2017 and 801,654 in 2018 (Source: https://cleantechnica.com/2019/02/24/china-ev-forecast-50-ev-market-share-by-2025-part-1/). Such fast growth was due to supportive governmental policy, better public acceptance of the concept of NEVs, and more developed battery station infrastructure. Among all above factors, governmental policy is crucial to the industry growth and to some extent determines consumers’ choice in this field. Without the price competitiveness made possible by governmental subsidies, NEV sales will likely drop. Meanwhile, competition from international NEV brands could also add difficulty to China’s local brands’ expansion.

Prospects for NEVs Franchising Business

Today, more and more consumers are shifting from traditional fuel-driven vehicles to NEVs. This provides a favorable market for NEV franchising businesses and franchisees. The current average price for mini electrical vehicle in China ranges between RMB 20,000 and 50,000 (approximately $3,000 to $7,000), which is much lower than regular fuel-driven vehicles. Most vehicle buyers of affordable NEVs live in third/fourth/fifth tier cities, where the average household income is relatively low.

Most dealerships in the country have been pursuing the 4S model, a full-service approach that brings together sales, service, spare parts and surveys (customer feedback). Traditional automobile 4S stores mainly operate single-brand vehicles, serving automobile manufacturers, selling vehicles for the manufacturers and collecting payments. Traditional 4S stores have a difficult time flourishing in third- and fourth- tier cities due to their higher initial investment costs, and it being more difficult to update or transform an existing 4S store’s operating system. The initial investment cost for 4S stores ranges between a few million RMB and several hundred million RMB, excluding land purchase or rental costs. Roughly 20% of the profit generated by 4S stores is from sales and the remaining 80% is from after-market services. Essentially, 4S stores are service-oriented. Most 4S stores charge higher prices for components compared to manufacturers, and charge higher service fees compared to regular vehicle after-sale service providers. As a result, car buyers tend not to choose 4S stores for after-sale services once their cars are out of the warranty period with 4S stores. To maintain their customers, traditional 4S stores have to raise marketing expenses and attract customers, and provide customers with the contacts of insurance companies, which usually charge higher premiums compared to what customers would have chosen. Therefore, 4S stores are becoming less and less of a cost-effective choice for car buyers at a time when consumers have more price transparency in the market. Additionally, 4S stores face more regulatory challenges from local governments, such as land use noncompliance. As a result, car manufacturers are shifting their business partners and finding smaller and flexible car retailers more favorable. (Source: https://auto.gasgoo.com/News/2019/04/12075107517I70098777C302.shtml).

Compared to a traditional 4S store, an NEV franchise store has the following advantages:

●	Multiple brands of NEVs: traditional automobile 4S stores mainly operate single-brand vehicles while our franchise stores provide multi-brands for consumers to choose from at competitive pricing;

●	Less vehicle costs: traditional automobile 4S stores are serving as the sales agent for the automobile manufacturers and generally required to purchase certain number of cars from the manufacturers directly. For our NEV franchise stores, Jiuzi will purchase the vehicles on behalf of the stores and distributed to each store based on market demand.

●	Less initial investment costs and operational costs: as of the above factors, the NEV franchise store will have less vehicle backlog and lower cash flow requirement, which result in less initial investment costs and operational costs.

This shift has brought opportunities to the NEV franchising business. In addition, compared to traditional fuel vehicles, sales of NEVs generate higher profit margins because NEVs are still considerably new in China and the pricing has more upside potential. NEV retailers generate more profit from after-sale services, which also face competition from professional car maintenance service providers. A mature NEV franchise can have franchisees located conveniently in major residential neighborhoods, where car buyers can easily access. The franchisees can also provide a full range of after-sale services. This business model requires much less initial investment, while providing more convenient and instant vehicle services to consumers. In the past, average car owners typically have fewer than two cars per household. This trend is changing rapidly as more households prefer to have multiple vehicles. As a result, car buyers have more diverse needs for their vehicles, and value the unique and easy shopping experience afforded by the supermarket sales model adopted by Jiuzi franchisees. (Source: https://auto.gasgoo.com/News/2019/04/12075107517I70098777C302.shtml)

Our Growth Strategies

We, through our VIE, aim to build an operating system in which the headquarters effectively empowers franchisees with our brand recognition, client source, financial support, operating and transportation assistance. Our growth strategies include the following:

●	Continue brand building and franchise stores expansion

We continue building our brand recognition through existing franchise stores and opening new ones. Our focus is in China’s third-fourth-fifth tier cities. Our franchisees in these small cities are expected to mainly serve as NEVs outlets, where large quantities of fragmented transactions are conducted with NEVs sales to mostly consumers in towns, communities and neighborhoods through word of mouth. We have few competitors in these small cities in our size.  Our franchisees are expected to expand their customer base in these locations and enhance brand recognition in communities. We have been in discussion with existing and potential franchisees to roll out more franchise stores, depending on the market post COVID-19.

●	Convert existing 4S stores to our franchise stores

Generally, 4S stores are operating under heavy financial pressures and regulatory burdens given their bigger size and less flexible business models. 4S stores are largely located in first-tier and second-tier cities, and have higher monthly operation cost. Many 4S stores suffer operating loss and some may even go out of business. We plan to enter into agreements with such struggling 4S stores, under which we will convert them into Jiuzi franchise stores. The initial franchise fees for the converted franchise stores will be lower than the fees for newly established franchise stores because these 4S stores already have their existing operations and store spaces.

●	Develop online-offline technology platform and sales channel

We are developing an online technology platform and planning to build an online-offline business model, as well as using data-driven technologies to deliver an improved shopping experience for consumers and an enhanced operational efficiency for suppliers. Our franchisees can utilize both online and offline channels to acquire consumers. Utilizing our future online platform, the vehicle buyers will have access to abundant vehicle information that is tailored to individual customer needs. Vehicle buyers can browse within the APP and place their order online.

●	Establish display centers and distribution centers

In first- and second-tier cities, we plan to set up showrooms of high-end NEVs to convey a message of living a green and environmentally-friendly lifestyle. We are not planning to use a franchise model in these locations; instead, we will build our own distribution centers by taking advantage of the cities’ well-established transportation infrastructure. We plan to have our distribution centers serving as the vehicle distribution centers to franchise stores in surrounding cities, as China’s current road transportation network is very developed, and logistics and transportation networks are relatively concentrated, which provides us with strong infrastructure support for the establishment of a distribution center. In addition, we plan to establish a data system to conduct regular statistical analysis on the brand, model, configuration, quantity, production data, invoices and even vehicle color of the vehicles in the distribution center. By monitoring the sales data of all surrounding stores, we can analyze the popular vehicles in the local area where each store is located, and thereby adjust the vehicle storage in the distribution center on a real-time basis. We expect potential vehicle buyers to see and try the vehicles in the showroom and then make their purchases online or by using our online platform. We will cooperate with logistic companies to transport vehicles from distribution centers to franchise stores in third- and fourth-tier cities.

At present, we do not have a specific or immediate plan to construct the vehicle display centers and distribution centers as our priority is to continue to market the Jiuzi brand, expand franchise stores and develop the online-offline platform. The construction of the display and distribution centers, such as the number of vehicle distribution centers, the vehicle capacity for the centers and the size of the geographic area, will be dependent on the number of franchise stores we have and the number of vehicles to be sold in the franchise stores.

●	Reduce overall costs for our operations

In light of the intensive competition in the NEVs industry and COVID-19 outbreak, we intend to reduce our overall costs through better vehicles sourcing channels, in order to strengthen our short-term cash flows. We plan to source more vehicles from 4S stores as compared to other suppliers such as NEVs manufacturers and battery/component factories, as 4S stores usually require smaller deposit payments for the vehicles and provide flexible return policy, while the other two sources require full payment for the vehicles and no return policy.

●	Strengthen our brand recognition through Jiuzi New Energy Vehicles Life Club

Our club members mainly consist of vehicle buyers and their families, as well as potential vehicle buyers who are interested in learning and buying NEVs. We regularly arrange social activities among buyers and their families, including outdoor activities, movie nights, test driving events, vehicle owner cultural events, and charity events. We are devoted to enhancing member relations and an active lifestyle, through which we promote NEVs and strengthen our brand recognition.

Franchise Arrangement and Business Model

The Company, through our VIE, owns 1.25% of the shares in each of its franchise stores. Initially, the franchisees are established with the Company being a 51% owner solely for the purpose of allowing the franchisees to register their business names to include “Jiuzi” with the local business bureau. However, the Company had no having actual control over the management of franchisees other than conforming to the “Jiuzi” business model. The requirement has been changed over time and currently the franchisees are able to register their business names to include “Jiuzi” as long as the Company has some ownership interest (without any specific equity interest being specified) in the franchise business. The Company and the franchisees agreed to designate 1.25% of the equity interests in the franchisees to the Company. Such ownership interest entitles the Company’s right as a minority shareholder, including the right to inspect the franchisees’ books and records so that the Company can collect royalties as discussed below.

Under our franchise arrangement, the Company is responsible for interior renovation, décor and signs in the store location agreed to by the parties, providing training and assistance to franchisees in launching franchise stores. Franchisees are responsible for securing the lease on the land and building for the store location, operating and managing the business, providing capital to develop and open new stores. On average, it takes about ten months from entering into the franchise agreement, determining store location, completing renovations, and training new staff to eventually launching the franchise store. The size of our franchise stores ranges from 5,000 to 12,000 square feet.

The Company requires franchisees to meet rigorous standards, including operation procedures and customer services. The business relationship with franchisees is designed to facilitate consistency and quality at all of Jiuzi’s franchise stores.

Franchisees may exercise discretion in making some business decisions within the parameters established by our operating procedures, marketing concepts and vehicle pricing strategies. For example, in terms of marketing strategy, we will regularly set up a unified activity plan or marketing plan to promote the franchisees. Franchisees have the discretion to decide whether to participate, or set up their own marketing plan to promote their franchise stores and sales. In terms of vehicle pricing, we usually provide franchisees two pricings, one is the vehicle cost or the manufacturing price, and the other is the suggested sales price. The franchisees have the discretion to set up their own sales price; however, if the sales price is lower than the vehicle cost or the manufacturing price, the franchisees are required to make up the difference to us.

The Company generally does not invest any capital other than payment of rent in the first year. Our revenue sources comprise (i) NEV sales in our Company-owned store and NEV sales supplied to our franchisees; (ii) initial franchise fees of RMB 4,000,000, or approximately US$575,500, for each franchise store, payable over time based on the performance obligations of the parties, from our franchisees, as disclosed above, and (iii) on-going royalties based on 10% percent of the net incomes from our franchisees. This structure enables us to generate significant and predictable levels of cash flow. For the year ended October 31, 2020, 95% of our revenues was generated through initial franchise fees while 5% was generated through NEV sales. For the year ended October 31, 2019, 83% of our revenues was generated through initial franchise fees while 17% was generated through NEV sales. We have not generated any revenue from the franchisees’ royalties.

The franchise fee of an aggregate of RMB 4,000,000, or approximately US$575,500, is payable to us as franchisor in installments as follows:

●	Pre-launching first trimester: It takes approximately two months to finalize franchising contracts with our franchisees and start the site preparation. Meanwhile, our franchisees will obtain governmental permits for the business and receive marketing training. The total franchise fee payable for this period is RMB 600,000, or approximately US$86,320.

●	Pre-launching second trimester: It takes approximately three months for this period. We hold marketing events, have franchisees visit existing franchise stores and start industry knowledge and product training. We start marketing in industry magazines and connect financial agencies to the franchisees. The total franchise fee payable for this period is RMB 400,000, or approximately US$57,550.

●	Pre-launching third trimester: It takes approximately two months to finalize this pre-launching step. Franchisees will determine the final locations of the stores. We will start pre-operation training, prepare promotional materials, hire and train crucial staff. The total franchise fee payable for this period is RMB 400,000, or approximately US$57,550.

●	Preliminary store operation period: It takes approximately three months to finalize the authorization of Jiuzi brand and trademark usage in the franchise store, complete core staff recruitment and sales training, complete construction and/or renovation of the stores, and trial operation, etc. The total franchise fee payable for this period is RMB 1,800,000, or approximately US$258,980.

●	Official operation period: we will introduce franchisees to various agencies for their insurance needs and financial needs, connect franchisees to after-sales service companies and continue staff and sales training, as well as provide marketing support. The total franchise fee payable for this period is RMB 800,000, or approximately US$115,100.

Pursuant to the franchise agreement, we provide up to RMB 1,000,000 (or approximately US$147,260) interest-free loan advances to the franchisees as pre-launching capital on a needed basis. The term of the loans is 18 months. If the franchisee fails to repay the advances within three months of the maturity date, we have the right to unilaterally terminate the franchise agreement. However, the franchisee may apply for an additional loan advance or extend the repayment period, subject to our approval. We do not provide financing to franchisees other than the loan advancements.

We source NEVs through various automobile manufacturers, including BYD, Geely, and Chery, and battery/component factories such as Beijing Zhongdian Boyu, Shenzhen Jishuchongke, Guoxuan Gaoke, and Futesi, for vehicle supplies.  We are able to access more brands and obtain more affordable pricing to attract potential franchisees and to meet customer demands.  On the capital side, we introduce franchisees to various capital platforms including Beijing Tianjiu Xingfu Control Group and Qinghua Qidi Zhixing. We also partner with multiple established financial service providers, through which our vehicle buyers may receive financing services. The financing arrangement will be negotiated and stipulated between the borrower and the financial service provider. Our business partners help us in providing a comprehensive range of products, broad operating regions and full-scale services.

Geographically, our business is focused in third- and fourth-tier cities due to: (i) increased demand for NEVs because of their affordability, choice of vehicle selections and lower travel costs of NEVs as compared to traditional fuel vehicles; (ii) third- and fourth-tier cities vehicle buyers mostly using the NEVs to travel locally and battery recharging is convenient locally; (iii) the marketing and promotional costs are lower in third- and fourth-tier cities, and we can develop greater brand awareness in a shorter time; (iv) we being able to attract more franchisees as initial investment costs are lower as a result of more affordable leases and vehicles, lower overall costs in the construction of franchise stores, employee training and salaries in third- and fourth-tier cities; and (v) less competition in NEV sales in third- and fourth-tier cities compared to first- and second-tier cities, which are more established with traditional fuel vehicles and more well-known brands.

Supply Chain

We source vehicles through cooperation with various parties including manufacturers, battery factories and 4S stores, etc. and then distribute them to franchisees to meet local vehicle buyers’ demands. We enter into letter of intents, or LOIs, for cooperation on sales and services of NEVs with automobile manufacturers which become binding when we pay the deposit (usually between approximately US$7,000 to US$15,000) within seven business days of the execution of the LOI. The non-exclusive LOI usually has a one-year term and can be extended as negotiated by the parties. Under the LOI, we are permitted to sell the NEVs from such manufacturer in the permitted geographic area on a non-exclusive basis. We are committed to renovating the franchise stores and training the staff pursuant to such manufacturer’s standards and requirements. For the specific number of vehicles, brands and models, we will reach an oral agreement with such manufacturer based on market demand. If we fail to take steps to construct the stores, meet the construction standard as agreed to by the parties, or delay on payment, the automobile manufacturers are entitled to terminate the LOI. We do not have written agreements with battery factories and 4S stores for the supply of NEVs.

We obtain vehicle ownership when we purchase NEVs from our suppliers, and subsequently place vehicles to our franchisees’ market channels. End vehicle buyers will be responsible for title transfer, insurance and financing, if applicable. When the vehicles are sold, the franchisees will pay back to us the costs for the vehicles. We generate a small amount of revenues through the sales of NEVs supplied to the Company’s franchisees.

NEV Manufacturers: Manufacturers usually provide the most favorable pricing. However, they usually require the purchase of a larger quantity of vehicles at a time. We cannot return unsold vehicles to manufacturers. We will source more vehicles from NEVs manufacturers in the future if we have more franchise stores and increased vehicle demand.

Battery/Component Factories: Battery or other component factories usually have NEVs in stock because NEVs manufacturers routinely enter into agreements with battery factories where battery factories supply batteries to NEVs manufacturers. Some NEVs manufacturers with temporary cashflow difficulties use NEVs as payments to battery factories. We purchase such NEVs from battery factories at favorable prices that are lower than prices offered by 4S stores. However, we will need to make full payment for vehicles procured through this source, and we do not have the option to return unsold vehicles to battery/component factories.

4S Stores: Traditional 4S stores have reputable quality vehicles and relatively friendly refund policies. We only need to pay security deposits for the vehicles, which is usually 30%-50% of the full price. Their return policy is usually more flexible and we can return the unsold vehicles to 4S stores. We source selected vehicles from 4S stores as they usually require a smaller advance and have flexible return policies. We are usually able to purchase the vehicles from the 4S stores at the base cost of the vehicles. In this case, our sales strategy is to sell at a price higher than the purchase price and slightly lower than the selling price at the 4S stores. Therefore, our pricing is still competitive to the 4S stores.

Marketing and Branding

We, through our VIE, focus our marketing efforts in third-fourth-fifth tier cities in China, where the NEV market is still relatively unexplored. We build our brand image by connecting the concept of NEVs to our brand name, focusing on a broad selection of brands and affordable pricing. We use online advertising platforms to promote our brand image, such as WeChat, Weibo and Tik Tok. We also partner with a variety of marketing companies including Qidizhixing and Tianjiuxingfu Holdings, who help us find the right platform for our marketing. To strengthen our brand recognition, we use a uniformed storefront image and set of store interior designs.

In addition, we promote our brand through our Jiuzi New Energy Vehicle Life Club. Our club members mainly consist of vehicle buyers and their families as well as general public who are interested in NEVs. We regularly arrange social activities among members, including outdoor activities, movie nights, test driving event, vehicle owner cultural events and charity events, etc. We are devoted to enhancing member relations and promoting an active lifestyle, through which we strengthen our brand recognition. We also hold seminars for the public about the economic and environmental benefits of NEVs.

We value our brand reputation. Part of the sales in our Shangli store and franchisees’ stores are depending on word-of-mouth and referral from existing vehicle buyers. We have adopted a series of brand image maintenance approaches. We regularly dispatch training staff specializing in NEVs information to provide training to our franchisees on topics including NEVs performance and customer service experience. Franchisees will not be charged additional fees for the training services.

Competitive Advantages

Competition in the automotive industry is intense and evolving. We believe the impact of new regulatory requirements for occupant safety and vehicle emissions, technological advances in powertrain and consumer electronic components, and shifting customer demands and expectations are causing the industry to evolve in the direction of electric-based vehicles. We believe our primary competitive factors are:

●	We entered the industry at a relatively early point and have gradually developed brand awareness through marketing and promotional events, and consumer acceptance due to our competitive pricing and large selections of NEVs in third-fourth tier cities. We received “2018 Zhejiang Business New Project” from Zhejiang Province Trade and Business Industry Association in 2018, and “Best Investment Potential” award from Leading Capital Summit for Mid to Small Business in 2019;

●	We have a large number of franchisees and strong customer demand, which add to our leverage over supply chains in terms of selections and pricing;

●	Our franchise stores have more space (5,000-12,000 square feet) compared to our competitors and we have a wide range of business partners, both of which help us provide better customer experiences; and

●	The cost of launching a new franchisee is relatively low as compared to traditional 4S stores (4S refers to sales, service, spare parts and services), and it is easier to expand our franchise stores to cover geographical areas and lower the advertisement cost for our franchisees. The 4S model is a full-service approach that brings together sales, services, spare parts and surveys (customer feedback). 4S stores generate most of their profits from after-market services and require higher initial investment as compared to our franchise stores. In comparison to traditional 4S stores, our franchisees are also able to carry multiple brands of NEVs.

Intellectual Property

Our trademark “Jiuzi New Energy” was registered with China’s trademark Bureau on June 28, 2018 under international category 12 (vehicles, electrical vehicles etc.) and international category 37 (vehicle maintenance service, vehicle cleaning services etc.), and international category 39 (transportation, driver services, car rental, etc.). The trademark will be valid for ten years until June 27, 2028. We also have 13 software copyrights that are registered with China’s National Copyright Administration.

Employees

As of December 21, 2021, we had 50 full-time employees. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. As required by regulations in China and according to local government’s requirements, we participate in various employee social security plans that are organized by local governments. We pay social insurance for some of our employees, covering all five types of social insurance, including pension, medical insurance, work-related injury insurance, unemployment insurance, and maternity insurance.

Facilities

Our principal office is located at No.168 Qianjiang Nongchang Gengwen Road, 15th Floor, Economic and Technological Development Zone, Xiaoshan District, Hangzhou City, Zhejiang Province, China 310000. The office space is approximately 2,393 square meters and the lease for this facility is RMB1,353,772, or approximately US$211,825, per year, expiring on July 31, 2026.

Our Shangli Jiuzi store is located at Building 5, Units 101-103, Yidu International Business Center, Yingbin Road, Shangli Town, Shangli County, Pingxiang City, Jiangxi Province, China. The store space is approximately 925 square meters. The lease for this facility is RMB 3,930, or US$560, per month. This lease started from March 1, 2019 and expires in February 2023.

REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations on Commercial Franchise

The commercial franchise in China is principally governed by the Regulation on the Administration of Commercial Franchises, which was adopted by the State Council on January 31, 2007, and became effective on May 1, 2007. Pursuant to the regulation, a franchisor engages in franchise activities shall have at least two direct sales stores, and have undertaken the business for more than a year, also known as “two stores, one year” rule. The regulation further stipulates that a franchisor shall, within 15 days after having concluded a franchise contract for the first time, report it to the commercial administrative department for archival filing. If a franchisor does not comply with the “two stores, one year” rule, the commercial administrative department shall order it to make a correction, confiscate its illegal proceeds, impose a fine of more than RMB 100,000 but less than RMB 500,000 on it, and make an announcement about it. In case a franchisor fails to put itself on the archives of the commercial administrative department according to Article 8 of this Regulation, the commercial administrative department shall order it to do so within a time limit, and impose a fine of more than RMB 10,000 but less than RMB 50,000 on it; and if it fails to do so within the time limit, it shall be fined more than RMB 50,000 but less than RMB 100,000, and an announcement shall also be made.

Regulations on Automobile Sales

Pursuant to the Administrative Measures on Automobile Sales promulgated by the Ministry of Commerce, or the MOFCOM on April 5, 2017, which became effective on July 1, 2017, automobile suppliers and dealers are required to file with relevant authorities through the information system for the national automobile circulation operated by the competent commerce department within 90 days after the receipt of a business license. Where there is any change to the information concerned, automobile suppliers and dealers must update such information within 30 days after such change.

Regulations on the Recall of Defective Automobiles

On October 22, 2012, the State Council promulgated the Administrative Provisions on Defective Automotive Product Recalls, which became effective on January 1, 2013. The product quality supervision department of the State Council is responsible for the supervision and administration of recalls of defective automotive products nationwide. Pursuant to the administrative provisions, manufacturers of automobile products are required to take measures to eliminate defects in products they sell. A manufacturer must recall all defective automobile products. Failure to recall such products may result in an order to recall the defective products from the quality supervisory authority of the State Council. If any operator conducting sales, leasing, or repair of vehicles discovers any defect in automobile products, it must cease to sell, lease or use the defective products and must assist manufacturers in the recall of those products. Manufacturers must recall their products through publicly available channels and publicly announce the defects. Manufacturers must take measures to eliminate or cure defects, including rectification, identification, modification, replacement or return of the products. Manufacturers that attempt to conceal defects or do not recall defective automobile products in accordance with relevant regulations will be subject to penalties, including fines, forfeiture of any income earned in violation of law and revocation of licenses.

Pursuant to the Implementation Rules on the Administrative Provisions on Defective Automotive Product Recalls which was promulgated by the QSIQ on November 27, 2015 and became effective on January 1, 2016, if a manufacturer is aware of any potential defect in its automobiles, it must investigate in a timely manner and report the results of such investigation to the QSIQ. Where any defect is found during the investigations, the manufacturer must cease to manufacture, sell, or import the relevant automobile products and recall such products in accordance with applicable laws and regulations.

Regulations on Product Liability

Pursuant to the Product Quality Law of PRC promulgated on February 22, 1993 and amended on July 8, 2000 and August 27, 2009, it is prohibited from producing or selling products that do not meet applicable standards and requirements for safeguarding human health and ensuring human and property safety. Products must be free from unreasonable dangers threatening human and property safety. Where a defective product causes physical injury to a person or property damage, the aggrieved party may make a claim for compensation from the producer or the seller of the product. Producers and sellers of non-compliant products may be ordered to cease the production or sale of the products and could be subject to confiscation of the products and/or fines. Earnings from sales in contravention of such standards or requirements may also be confiscated, and in severe cases, an offender’s business license may be revoked.

Government Policies Relating to New Energy Vehicles in the PRC

The 13th Five-year Plan was ratified by the National People’s Congress in March 2016 to guide the development over the next five years. New energy vehicle industry was lay out as one of the key targets to enhance China’s innovation, productivity, quality, digitization, and efficiency. The 13th Five-year Plan targets this industry as a key sector that needs additional government support.

Government Subsidies for Purchasers of NEVs

On April 22, 2015, the Ministry of Finance, or the MOF, the Ministry of Science and Technology, or the MOST, the MIIT and the NDRC jointly issued the Circular on the Financial Support Policies on the Promotion and Application of New Energy Vehicles in 2016-2020, or the Financial Support Circular, which took effect on the same day. The Financial Support Circular provides that those who purchase NEVs specified in the Catalogue of Recommended New Energy Vehicle Models for Promotion and Application by the MIIT may obtain subsidies from the PRC national government. Pursuant to the Financial Support Circular, a purchaser may purchase a new energy vehicle from a seller by paying the original price minus the subsidy amount, and the seller may obtain the subsidy amount from the government after such new energy vehicle is sold to the purchaser.

On December 29, 2016, the MOF, the MOST, the MIIT and the NDRC jointly issued the Circular on Adjusting the Subsidy Policy for the Promotion and Application of New Energy Vehicles, or the Circular on Adjusting the Subsidy Policy, which took effect on January 1, 2017, to adjust the existing subsidy standards for purchasers of NEVs. The Circular on Adjusting the Subsidy Policy capped the local subsidies at 50% of the national subsidy amount, and further specified that national subsidies for purchasers purchasing certain NEVs (except for fuel cell vehicles) from 2019 to 2020 will be reduced by 20% as compared to 2017 subsidy standards.

The Circular on Adjusting and Improving the Subsidy Policies for the Promotion the Application of New Energy Vehicles, which was jointly promulgated by the MOF, the MOST, the MIIT and the NDRC on February 12, 2018 and became effective on the same day further adjusted and improved the existing national subsidy standards for purchasers of NEVs.

Following the issuance of the foregoing circulars and other relevant regulations, a number of local governments, including, among others, Shanghai, Beijing, Guangzhou, Shenzhen, Chengdu, Nanjing, Hangzhou and Wuhan, have issued policies on local subsidies for purchasers of NEVs, and have adjusted the local subsidy standards annually according to the national subsidy standard. For example, on January 31, 2018, the Development and Reform Commission of Shanghai together with other six local authorities jointly issued the Implementation Rules on Encouraging the Purchase and Use of New Energy Vehicles in Shanghai, pursuant to which local governments may provide local subsidies equal to 50% of the national subsidy amount to the purchaser of qualified pure electric passenger vehicles.

According to the 2018 regulations, the pure electric vehicle subsidy amount is divided into “four gears” with a cruising range of 150 to 200 kilometers, 200 to 250 kilometers, 250 to 300 kilometers, 300 to 400 kilometers and above, except for vehicles under 150 kilometers. The subsidy amounts are respectively RMB 15,000, RMB 24,000, RMB 34,000 and RMB 45,000.

In 2019, the threshold for pure electric vehicles has been raised to 250 kilometers. Pure electric new energy vehicles with a cruising range between 250 and 400 kilometers can enjoy a subsidy of RMB 18,000; pure electric new energy vehicles with a cruising range of more than 400 kilometers can enjoy a subsidy of RMB 25,000. At the same time, the subsidy amount for plug-in hybrid models with a mileage of more than 50 kilometers in pure electric state has also been reduced from RMB 12,000 in 2018 to RMB 10,000. See https://theicct.org/sites/default/files/publications/ICCT_China_Nev_Subsidy_20190618.pdf.

On April 23, 2020, the Ministry of Finance, the Ministry of Industry and Information Technology, the Ministry of Science and Technology, and the Development and Reform Commission jointly issued the “Notice on Improving the Financial Subsidy Policy for the Promotion and Application of New Energy Vehicles,” extending the implementation period of the financial subsidy policy for the promotion and application of new energy vehicles to the end of 2022. In principle, the subsidy standard for 2020-2022 will be reduced by 10%, 20%, and 30% on the basis of the previous year and the threshold for pure electric vehicles has been raised to 300 kilometers. For example, in 2020, pure electric new energy vehicles with a cruising range between 300 and 400 kilometers can enjoy a subsidy of RMB 16,200; pure electric new energy vehicles with a cruising range of more than 400 kilometers can enjoy a subsidy of RMB 22,500. At the same time, the subsidy amount for plug-in hybrid models with a mileage of more than 50 kilometers in pure electric state can enjoy a subsidy of RMB 8,500. In addition, the annual subsidy limit is about 2 million vehicles. According to the latest “Report on the Implementation of China’s Fiscal Policy in the First Half of 2020,” before the end of 2022, when subsidies have completely declined, subsidies for new energy vehicles will be steadily reduced, maintaining a certain impetus for the development of new energy vehicles. According to this policy, by 2022, the scale benefit of the new energy automobile industry and the comprehensive cost performance of products are expected to be further improved. The industry can gradually transition to market-oriented development without subsidy eventually.

On July 15, 2020, the Ministry of Industry and Information Technology, the Ministry of Agriculture and Rural Affairs, and the Ministry of Commerce jointly issued the Notice of the General Office of the Ministry of Industry and Information Technology of the General Office of the Ministry of Agriculture and Rural Affairs on the Development of New Energy Vehicles to the Countryside, which jointly organize new energy vehicles to the countryside, in order to promote the promotion and application of new energy vehicles in rural areas, guide rural residents to upgrade their travel modes, and assist in the construction of beautiful villages and rural revitalization strategies.

We believe that the above policies have effectively promoted the development of the new energy vehicle industry. In particular, the new energy vehicles to the countryside policy jointly promoted by the three departments will effectively enhance the recognition and understanding of new energy vehicles by consumers in third- and fourth-tier cities.

Exemption of Vehicle Purchase Tax

On December 26, 2017, the MOF, the State Administration of Taxation, or the SAT, the MIIT and the MOST jointly issued the Announcement on Exemption of Vehicle Purchase Tax for New Energy Vehicle, or the Announcement on Exemption of Vehicle Purchase Tax, pursuant to which, from January 1, 2018 to December 31, 2020, the vehicle purchase tax which is applicable for ICE vehicles is not imposed on purchases of qualified NEVs listed in the Catalogue of New Energy Vehicle Models Exempt from Vehicle Purchase Tax, or the Catalogue, issued by the MIIT. Such announcement provides that the policy on exemption of vehicle purchase tax is also applicable to NEVs added to the Catalogue prior to December 31, 2017.

On April 22, 2020, the Ministry of Finance, the State Administration of Taxation, and the Ministry of Industry and Information Technology jointly issued the “Announcement on Policies Concerning the Exemption of Vehicle Purchase Tax on New Energy Vehicles” to support the development of the new energy vehicle industry and promote automobile consumption. From January 1, 2021 to December 31, 2022, the purchase of new energy vehicles will be exempted from vehicle purchase tax.

Non-imposition of Vehicle and Vessel Tax

The Preferential Vehicle and Vessel Tax Policies for Energy-saving and New Energy Vehicles and Vessels, which was jointly promulgated by the MOF, the SAT and MIIT on May 7, 2015, clarifies that pure electric passenger vehicles are not subject to vehicle and vessel tax.

New Energy Vehicle License Plate

In recent years, in order to control the number of motor vehicles on the road, certain local governments have issued restrictions on the issuance of vehicle license plates. These restrictions generally do not apply to the issuance of license plates for NEVs, which makes it easier for purchasers of NEVs to obtain automobile license plates. For example, pursuant to the Implementation Measures on Encouraging Purchase and Use of New Energy Vehicles in Shanghai, local authorities will issue new automobile license plates to qualified purchasers of NEVs without requiring such qualified purchasers to go through certain license-plate bidding processes and to pay license-plate purchase fees as compared with purchasers of ICE vehicles.

Policies Relating to Incentives for Electric Vehicle Charging Infrastructure

On January 11, 2016, the MOF, the MOST, the MIIT, the NDRC and the National Energy Administration, or the NEA, jointly promulgated the Circular on Incentive Policies on the Charging Infrastructures of New Energy Vehicles and Strengthening the Promotion and Application of New Energy Vehicles during the 13th Five-year Plan Period, which became effective on January 1, 2016. Pursuant to such circular, the central finance department is expected to provide certain local governments with funds and subsidies for the construction and operation of charging facilities and other relevant charging infrastructure.

On November 29, 2016, the State Council promulgated Notice on the National Strategic Emerging Industry Plan during the 13th Five-year Plan. The State Council further encouraged the application of new energy and new energy vehicles, and intended to develop and construct these industries as pillar industries of the nation. Pursuant to the Notice, municipal governments include Anhui, Henan, and Sichuan Province, released development plans to promote the development of new energy vehicle industry. These measures range from constructing charging infrastructures to encouraging expansion of new energy sales market and sales of new energy vehicles.

Certain local governments have also implemented incentive policies for the construction and operation of charging infrastructure. For example, pursuant to the Supporting Measures on Encouraging the Development of Charging Infrastructures of the Electric Vehicles in Shanghai, builders of certain non-self-use charging infrastructure may be eligible for subsidies for up to 30% of its investment cost, and the operator of certain non-self-use charging infrastructure may be eligible for subsidies calculated based on electricity output.

All the above incentives are expected to facilitate acceleration of development of public charging infrastructure, which will consequently offer more accessible and convenient EV charging solutions to purchasers of electric vehicles.

Policies Relating to Credits for New Electric Vehicles

On September 27, 2017, the MIIT, the MOF, the MOFCOM, the General Administration of Customs of PRC and the General Administration of Quality Supervision, Inspection and Quarantine of the PRC jointly promulgated the Measure for the Parallel Administration of the Corporate Average Fuel Consumption and New Energy Vehicle Credits of Passenger Vehicle Enterprises, or the Parallel Credits Measure, which took effect on April 1, 2018. Under the Parallel Credits Measure, among other requirements, each of the vehicle manufacturers and vehicle importers above a certain scale is required to maintain its NEVs credits, or the NEVs credits, above zero, regardless of whether NEVs or ICE vehicles are manufactured or imported by it, and NEVs credits can be earned only by manufacturing or importing NEVs. Therefore, NEVs manufacturers will enjoy preferences in obtaining and calculating of NEVs credits.

NEVs credits equal to the aggregate actual scores of a vehicle manufacturer or a vehicle importer minus its aggregate targeted scores. The targeted scores shall be the product obtained by multiplying annual production/import volume of fuel energy vehicles of a vehicle manufacturer or a vehicle importer by the NEVs credit ratio set by MIIT, while the actual scores are to be the product obtained by multiplying the score of each NEVs type by respective NEVs production/import volume. Excess positive NEVs credits are tradable and may be sold to other enterprises through a credit management system established by the MIIT. Negative NEVs credits can be offset by purchasing excess positive NEVs credits from other manufacturers or importers. As a manufacturer that will only manufacture NEVs, after we obtain our own manufacturing license, we will be able to earn NEVs credits by manufacturing NEVs through our future manufacturing plant on each vehicle manufactured, and may sell our excess positive NEVs credits to other vehicle manufacturers or importers.

Regulations on Consumer Rights Protection

Our business is subject to a variety of consumer protection laws, including the PRC Consumer Rights and Interests Protection Law, as amended and effective as of March 15, 2014, which imposes stringent requirements and obligations on business operators. Failure to comply with these consumer protection laws could subject us to administrative sanctions, such as the issuance of a warning, confiscation of illegal income, imposition of fines, an order to cease business operations, revocation of business licenses, as well as potential civil or criminal liabilities.

Regulations on Internet Information Security and Privacy Protection

In November 2016, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires that a network operator, which includes, among others, internet information services providers, take technical measures and other necessary measures in accordance with applicable laws and regulations and the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of its networks. We are subject to such requirements as we are operating website and mobile application and providing certain internet services mainly through our mobile application. The Cyber Security Law further requires internet information service providers to formulate contingency plans for network security incidents, report to the competent departments immediately upon the occurrence of any incident endangering cyber security and take corresponding remedial measures.

Internet information service providers are also required to maintain the integrity, confidentiality and availability of network data. The Cyber Security Law reaffirms the basic principles and requirements specified in other existing laws and regulations on personal data protection, such as the requirements on the collection, use, processing, storage and disclosure of personal data, and internet information service providers being required to take technical and other necessary measures to ensure the security of the personal information they have collected and prevent the personal information from being divulged, damaged or lost. Any violation of the Cyber Security Law may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, shutdown of websites or criminal liabilities.

Regulations on Environmental Protection and Work Safety

Regulations on Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated by the SCNPC, on December 26, 1989, amended on April, 24, 2014 and effective on January 1, 2015, any entity which discharges or will discharge pollutants during course of operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, malodorous gases, radioactive substances, noise vibrations, electromagnetic radiation and other hazards produced during such activities.

Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Tort Law of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare.

Regulations on Work Safety

Under relevant construction safety laws and regulations, including the Work Safety Law of the PRC which was promulgated by the SCNPC on June 29, 2002, amended on August 27, 2009, August 31, 2014, and effective as of December 1, 2014, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement the work safety job responsibility system. In addition, production and operating business entities must arrange work safety training and provide the employees with protective equipment that meets the national standards or industrial standards. Automobile and components manufacturers are subject to the aforementioned environment protection and work safety requirements.

PRC Laws and Regulations on Foreign Investment

Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (2017 Revision) (the “Catalogue”), which was last amended and issued by MOFCOM and NDRC on June 28, 2017 and became effective since July 28, 2017, and the Special Management Measures for Foreign Investment Access (2019 version), or the Negative List, which came into effect on July 30, 2019. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed on the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the PRC, or the Foreign Investment Law, which will come into effect on January 1, 2020, repealing simultaneously the Law of the PRC on Sino-foreign Equity Joint Ventures, the Law of the PRC on Wholly Foreign-owned Enterprises and the Law of the PRC on Sino-foreign Cooperative Joint Ventures. The Foreign Investment Law adopts the management system of pre-establishment national treatment and negative list for foreign investment. Policies in support of enterprises shall apply equally to foreign-funded enterprises according to laws and regulations. Foreign investment enterprises shall be guaranteed that they could equally participate in the setting of standards, and the compulsory standards formulated by the State shall be equally applied. Fair competition for foreign investment enterprises to participate in government procurement activities shall be protected. The Foreign Investment Law also stipulates the protection on intellectual property rights and trade secrets. The State also establishes information reporting system and national security review system according to the Foreign Investment Law.

PRC Laws and Regulations on Wholly Foreign-owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the SCNPC on December 29, 1993 and became effective on July 1, 1994. It was last amended on October 26, 2018 and the amendments became effective on October 26, 2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Implementing Regulations of the PRC Law on Foreign-invested Enterprises were promulgated by the State Council on October 28, 1990. They were last amended on February 19, 2014 and the amendments became effective on March 1, 2014. The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises were promulgated by MOFCOM and became effective on October 8, 2016, and were last amended on July 20, 2017 with immediate effect. The above-mentioned laws form the legal framework for the PRC Government to regulate Foreign-invested Enterprises. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of Foreign-invested Enterprises.

According to the above regulations, a Foreign-invested Enterprise should get approval by MOFCOM before its establishment and operation. Jiuzi WFOE is a Foreign-invested Enterprise since established, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. Zhejiang Jiuzi is a PRC domestic company, and it is not subject to the record-filling or examination applicable to Foreign-invested Enterprises.

PRC Laws and Regulations on Trademarks

The Trademark Law of the PRC was adopted at the 24th meeting of the SCNPC on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001 and August 30, 2013. The last amendment was implemented on May 1, 2014. The Regulations on the Implementation of the Trademark Law of the PRC were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the Trademark Law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. We are currently holding 9 registered trademarks in China and enjoy the corresponding rights.

PRC Laws and Regulations on Foreign Exchange

General Administration of Foreign Exchange

The principal regulation governing foreign currency exchange in the PRC is the Administrative Regulations of the PRC on Foreign Exchange (the “Foreign Exchange Regulations”), which were promulgated on January 29, 1996, became effective on April 1, 1996 and were last amended on August 5, 2008. Under these rules, Renminbi is generally freely convertible for payments of current account items, such as trade- and service-related foreign exchange transactions and dividend payments, but not freely convertible for capital account items, such as capital transfer, direct investment, investment in securities, derivative products or loans unless prior approval by competent authorities for the administration of foreign exchange is obtained. Under the Foreign Exchange Regulations, foreign-invested enterprises in the PRC may purchase foreign exchange without the approval of SAFE to pay dividends by providing certain evidentiary documents, including board resolutions, tax certificates, or for trade- and services-related foreign exchange transactions, by providing commercial documents evidencing such transactions.

Registration of Foreign Investment Enterprises

Pursuant to the Notice of State Administration of Foreign Exchange on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors promulgated by the SAFE, or the Notice, upon establishment of a foreign investment enterprise pursuant to the law, registration formalities shall be completed with the foreign exchange bureau. Upon completion of registration formalities by the entities involved in direct investments in China, the entities may open accounts for direct investments in China such as preliminary expense account, capital fund account and asset realization account, etc. with the bank based on the actual needs. Upon completion of such registration formalities, foreign investment enterprises could also conduct settlement when contributing foreign exchange funds, and remit funds overseas in the event of capital reduction, liquidation, advance recovery of investment, profit distribution, etc.

As of the date of this prospectus, our WFOE has completed the foreign exchange registration formalities upon establishment. Subsequently, Jiuzi HK, the sole shareholder of WFOE, is able to contribute capital to or receive distributions and dividends from WFOE.

Circular No. 37 and Circular No. 13

Circular 37 was released by SAFE on July 4, 2014 and abolished Circular 75 which had been in effect since November 1, 2005. Pursuant to Circular 37, a PRC resident should apply to SAFE for foreign exchange registration of overseas investments before it makes any capital contribution to a special purpose vehicle, or SPV, using his or her legitimate domestic or offshore assets or interests. SPVs are offshore enterprises directly established or indirectly controlled by domestic residents for the purpose of investment and financing by utilizing domestic or offshore assets or interests they legally hold. Following any significant change in a registered offshore SPV, such as capital increase, reduction, equity transfer or swap, consolidation or division involving domestic resident individuals, the domestic individuals shall amend the registration with SAFE. Where an SPV intends to repatriate funds raised after completion of offshore financing to the PRC, it shall comply with relevant PRC regulations on foreign investment and foreign debt management. A foreign-invested enterprise established through return investment shall complete relevant foreign exchange registration formalities in accordance with the prevailing foreign exchange administration regulations on foreign direct investment and truthfully disclose information on the actual controller of its shareholders.

If any shareholder who is a PRC resident (as determined by Circular No. 37) holds any interest in our SPV and fails to fulfil the required foreign exchange registration with the local SAFE branches, capital contribution to the SPV by the shareholder failing to comply with Circular No.37, as well as the distribution of profits and dividends derived from the SPV to such shareholder may be prohibited. However, even if such shareholder fails to fulfil the required foreign exchange registration with the local SAFE branches, Jiuzi Holdings Inc. and Jiuzi HK are not restricted in their ability to contribute additional capital to WFOE. Since Zhejiang Jiuzi and its subsidiaries are only controlled by WFOE through contractual arrangements, and since WFOE is not a shareholder of Zhejiang Jiuzi, neither Zhejiang Jiuzi nor any of its subsidiaries have any obligations to contribute capital to WFOE, nor have they any rights to receive distributions or dividends from WFOE. Only capital contributions to a special purpose vehicle by its shareholders failing to comply with Circular 37, as well as the repatriation of profits and dividends derived from such special purpose vehicle to China by its shareholders are limited. Our WFOE is not prohibited from distributing its profits and dividends to Jiuzi Holdings Inc. or Jiuzi HK or from carrying out other subsequent cross-border foreign exchange activities because WFOE has completed the foreign exchange registration formalities as required upon its establishment. Where a domestic resident fails to complete relevant foreign exchange registration as required, fails to truthfully disclose information on the actual controller of the enterprise involved in the return investment or otherwise makes false statements, the foreign exchange administration authority may order them to take remedial actions, issue a warning, and impose a fine of less than RMB 300,000 on an institution or less than RMB 50,000 on an individual.

Circular 13 was issued by SAFE on February 13, 2015, and became effective on June 1, 2015. Pursuant to Circular 13, a domestic resident who makes a capital contribution to an SPV using his or her legitimate domestic or offshore assets or interests is no longer required to apply to SAFE for foreign exchange registration of his or her overseas investments. Instead, he or she shall register with a bank in the place where the assets or interests of the domestic enterprise in which he or she has interests are located if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate domestic assets or interests; or he or she shall register with a local bank at his or her permanent residence if the domestic resident individually seeks to make a capital contribution to the SPV using his or her legitimate offshore assets or interests.

As of the date of this prospectus, five shareholders of Jiuzi, whose shares account for 100% of the total shares of Jiuzi shareholders who have executed the VIE Agreements, have completed registrations in accordance with Circular 37. Two indirect beneficial owners of Jiuzi Holdings, Inc., who are PRC residents, have not completed the Circular 37 Registration. We have asked our shareholders who are Chinese residents to make the necessary applications and filings as required by Circular 37. The failure of our beneficial shareholders to comply with the registration procedures may subject each of our beneficial shareholders to fines of less than RMB 50,000 (approximately US$7,199). Shareholders of offshore SPV who are PRC residents and who have not completed their registrations in accordance with Circular 37 are subject to certain absolute restrictions, under which they cannot contribute any registered or additional capital to such SPV for offshore financing purposes. In addition, these shareholders cannot repatriate any profits and dividends from the SPV to China either.

Shareholders who have completed the Circular 37 registration would not be adversely affected and are allowed to contribute assets into the offshore special purpose vehicle and repatriate profits and dividends from them. Since our WFOE has completed its foreign exchange registration as a foreign investment enterprise, its ability to receive capital contribution, make distributions and pay dividends is not restricted.

Circular 19 and Circular 16

Circular 19 was promulgated by SAFE on March 30, 2015, and became effective on June 1, 2015. According to Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises, meaning the monetary contribution confirmed by the foreign exchange authorities or the monetary contribution registered for account entry through banks, shall be granted the benefits of Discretional Foreign Exchange Settlement (“Discretional Foreign Exchange Settlement”). With Discretional Foreign Exchange Settlement, foreign capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution have been confirmed by the local foreign exchange bureau, or for which book-entry registration of monetary contribution has been completed by the bank, can be settled at the bank based on the actual operational needs of the foreign-invested enterprise. The allowed Discretional Foreign Exchange Settlement percentage of the foreign capital of a foreign-invested enterprise has been temporarily set to be 100%. The Renminbi converted from the foreign capital will be kept in a designated account and if a foreign-invested enterprise needs to make any further payment from such account, it will still need to provide supporting documents and to complete the review process with its bank.

Furthermore, Circular 19 stipulates that foreign-invested enterprises shall make bona fide use of their capital for their own needs within their business scopes. The capital of a foreign-invested enterprise and the Renminbi it obtained from foreign exchange settlement shall not be used for the following purposes:

●	directly or indirectly used for expenses beyond its business scope or prohibited by relevant laws or regulations;

●	directly or indirectly used for investment in securities unless otherwise provided by relevant laws or regulations;

●	directly or indirectly used for entrusted loan in Renminbi (unless within its permitted scope of business), repayment of inter-company loans (including advances by a third party) or repayment of bank loans in Renminbi that have been sub-lent to a third party; or

●	directly or indirectly used for expenses related to the purchase of real estate that is not for self-use (except for foreign-invested real estate enterprises).

Circular 16 was issued by SAFE on June 9, 2016. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange capital items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis applicable to all enterprises registered in the PRC. Circular 16 reiterates the principle that an enterprise’s Renminbi capital converted from foreign currency-denominated capital may not be directly or indirectly used for purposes beyond its business scope or purposes prohibited by PRC laws or regulations, and such converted Renminbi capital shall not be provided as loans to non-affiliated entities.

PRC Laws and Regulations on Taxation

Enterprise Income Tax

The Enterprise Income Tax Law of the People’s Republic of China (the “EIT Law”) was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007 and became effective on January 1, 2008, and was later amended on February 24, 2017. The Implementation Rules of the EIT Law (the “Implementation Rules”) were promulgated by the State Council on December 6, 2007 and became effective on January 1, 2008. According to the EIT Law and the Implementation Rules, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises shall pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC shall pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises whose incomes having no substantial connection with their institutions in the PRC, shall pay enterprise income tax on their incomes obtained in the PRC at a reduced rate of 10%.

The Arrangement between the PRC and Hong Kong Special Administrative Region for the Avoidance of Double Taxation the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Arrangement”) was promulgated by the State Administration of Taxation (“SAT”) on August 21, 2006 and came into effect on December 8, 2006. According to the Arrangement, a company incorporated in Hong Kong will be subject to withholding tax at the lower rate of 5% on dividends it receives from a company incorporated in the PRC if it holds a 25% interest or more in the PRC company. The Notice on the Understanding and Identification of the Beneficial Owners in the Tax Treaty (the “Notice”) was promulgated by SAT and became effective on October 27, 2009. According to the Notice, a beneficial ownership analysis will be used based on a substance-over-form principle to determine whether or not to grant tax treaty benefits.

Zhejiang Jiuzi and its subsidiaries are resident enterprises and pay EIT tax at the rate of 25% in the PRC. It is more likely than not that the Company and its offshore subsidiary would be treated as a non-resident enterprise for PRC tax purposes. Please see “Taxation - People’s Republic of China Enterprise Taxation”.

Value-added Tax

Pursuant to the Provisional Regulations on Value-added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value-added Tax of the PRC, which were promulgated by the MOF on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 17% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 11% for taxpayers selling services of transportation, postal, basic telecommunications, construction and lease of immovable, selling immovable, transferring land use rights, selling and importing other specified goods including fertilizers; 6% for taxpayers selling services or intangible assets.

According to the Notice on the Adjustment to the Value-added Tax Rates issued by the SAT and the MOF on April 4, 2018, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 17% to 16% and from 11% to 10%, respectively. Subsequently, the Notice on Policies for Deepening Reform of Value-added Tax was issued by the SAT, the MOF and the General Administration of Customs on March 30, 2019 and took effective on April 1, 2019, which further adjusted the applicable tax rate for taxpayers making VAT taxable sales or importing goods. The applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (“Double Tax Avoidance Arrangement”) and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties (the “SAT Circular 81”) issued on February 20, 2009 by SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in twelve months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. This circular further provides that applicants who intend to prove his or her status of the “beneficial owner” shall submit the relevant documents to the relevant tax bureau according to the Announcement on Issuing the Measures for the Administration of Non-Resident Taxpayers’ Enjoyment of the Treatment under Tax Agreements.

We have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate. We have not filed required forms or materials with the relevant PRC tax authorities to prove that we should enjoy the 5% PRC withholding tax rate.

PRC Laws and Regulations on Employment and Social Welfare

Labor Law of the PRC

Pursuant to the Labor Law of the PRC, which was promulgated by the Standing Committee of the NPC on July 5, 1994 with an effective date of January 1, 1995 and was last amended on August 27, 2009 and the Labor Contract Law of the PRC, which was promulgated on June 29, 2007, became effective on January 1, 2008 and was last amended on December 28, 2012, with the amendments coming into effect on July 1, 2013, enterprises and institutions shall ensure the safety and hygiene of a workplace, strictly comply with applicable rules and standards on workplace safety and hygiene in China, and educate employees on such rules and standards. Furthermore, employers and employees shall enter into written employment contracts to establish their employment relationships. Employers are required to inform their employees about their job responsibilities, working conditions, occupational hazards, remuneration and other matters with which the employees may be concerned. Employers shall pay remuneration to employees on time and in full accordance with the commitments set forth in their employment contracts and with the relevant PRC laws and regulations. Zhejiang Jiuzi and its subsidiary company have entered into written employment contracts with all the employees and performed their obligations under the relevant PRC laws and regulations.

Social Insurance and Housing Fund

Pursuant to the Social Insurance Law of the PRC, which was promulgated by the Standing Committee of the NPC on October 28, 2010 and became effective on July 1, 2011, employers in the PRC shall provide their employees with welfare schemes covering basic pension insurance, basic medical insurance, unemployment insurance, maternity insurance, and occupational injury insurance. Zhejiang Jiuzi have been complying to local regulations regarding social security and employee insurance. We have not received any notification or warning from PRC authorities.

In accordance with the Regulations on Management of Housing Provident Fund, which were promulgated by the State Council on April 3, 1999 and last amended on March 24, 2002, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employers and employees are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. Zhejiang Jiuzi has not provided employees with housing funds. All our employees are located in Hangzhou, Zhejiang, where local government imposes no mandatory requirements on employers to provide housing funds to employees. We intend to provide the employees with housing funds if the local government requires it in the future.

MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our directors, director nominees, executive officers and other key employees.

Name	Age	Position(s)
Shuibo Zhang	35	Chief Executive Officer and Director and Chairman of the Board
Francis Zhang	41	Chief Financial Officer
Qi Zhang	28	Chief Operating Officer
Kezhen Li	55	Director
Richard Chen(1)(2)(3)	42	Independent Director, Chair of Audit Committee
Junjun Ge(1)(2)(3)	40	Independent Director, Chair of Compensation Committee
Jehn Ming Lim(1)(2)(3)	40	Independent Director, Chair of Nomination Committee

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Shuibo Zhang, Chief Executive Officer and Director and Chairman of the Board

Mr. Shuibo Zhang has been our Chief Executive Officer and Director and Chairman of the Board of Directors since our incorporation. He has served as Chairman of the Board for Zhejiang Jiuzi New Energy Vehicle Co., Ltd. since May 2017. From April 2016 to May 2017, Mr. Zhang had served as Chairman of the Board for Shandong Ruixing New Energy Vehicles Company Limited. Mr. Zhang was an active investor in several emerging companies in China, such as Manhattan Restaurant Chain Company, Anhui Hengshenguang Electronics Technology Company, and Shandong Caozhou Culture Media Company in 2014 to 2015. He also serves as the Vice President of Shandong Chamber of Commerce.

Francis Zhang, Chief Financial Officer

Mr. Zhang has been our Chief Financial Officer since August 2020. He was the Executive Director of Shanghai Qianzhe Consulting Co., Ltd and was mainly responsible for overseas M&A projects, and follow-on investments and management of newly formed financial holding groups. Prior to that, he served as the Deputy General Manager of Tebon Innovation Capital Co., Ltd and was responsible for its business development and asset management. From May 2012 to May 2013, he was the Senior Manager of the Investment Department at Sanhua Holding Group, during which he was in charge of overseas M&A projects, new financial investments, and post-investment management. From May 2010 through May 2012, Mr. Zhang was the Investment & Asset Management Supervisor at China Calxon Group Co., Ltd.’s Capital Management Centre. He handled private placement of newly listed companies, took charge of other capital market financing access, and reviewed and appraised operating investment projects. Prior to that, he served as the Assistant Manager of the Investment Banking Department of KPMG Advisory (China) Limited from August 2006 to May 2010. He engaged in several auditing and financial advisory projects, which included public-listed companies and IPO projects. Mr. Zhang earned an MBA degree from the University of Birmingham in 2005, his Master of Science in Finance with honors from Leeds Metropolitan University in 2004, and his bachelor’s degree in Economy from Zhejiang University of Technology in 2003.

Qi Zhang, Chief Operating Officer

Mr. Zhang has served as our Chief Operating Officer since May 2020, and is mainly responsible for executing the Company’s strategic plans, expanding the Company’s partnerships, strategic resource scheduling and matching, and implementing solutions for franchisees. From May 2017 to May 2020, he served as assistant to the chairman of Zhejiang Jiuzi New Energy Vehicle Co., Ltd., and strategic director of the public relations department, responsible for marketing development. From May 2015 to April 2016, Mr. Zhang worked at Heze College and One Model Education and Training Co., Ltd. as a corporate training project manager, responsible for assisting in the formulation and implementation of corporate consulting programs for over twenty companies in the automotive industry, real estate industry and wine travel industry. Mr. Zhang graduated with a bachelor’s degree in psychology from Heze College in 2016.

Kezhen Li, Director

Ms. Li has served as our Director since November 2019 and has been the financial controller and a member of the board of directors of Zhejiang Jiuzi New Energy Vehicle Co., Ltd. since March 2019. From November 2017 to February 2019, she served as deputy general manager and financial controller of Hangzhou Jiandu Environmental Engineering Co., Ltd. From November 2011 to October 2017, she served as chief financial officer of Ningbo Tashan Cultural Industry and deputy general manager of Hangzhou Branch. Ms. Li was at the Weifang Branch of Bank of Communications from January 1996 to October 2011, serving as section chief and deputy general manager of the Information Technology Department, deputy general manager of the Personal Financial Business Department, director of the Financial Management Center, and president of Yuhe Road Sub-branch. She also worked at the Weifang Huaguang Group Phototypesetting Institute and Phototypesetting Equipment Factory from July 1988 to December 1995. Ms. Li graduated with a bachelor of science degree from the Department of Mathematics at Shandong University in 1988.

Richard Chen, Independent Director, Chair of Audit Committee

Mr. Chen served as the Chief Financial Officer of Fuqin Fintech Limited from February 2017 to January 2020. He was the partner of CLC LLP in USA from 2015 to 2017 and from 2020 onward. From 2008 to January 2015, Mr. Chen was the Senior Manager at Deloitte Touche Tohmatsu Certified Public Accountants LLP, Beijing office, where he was involved in many Chinese companies’ U.S. IPO processes. From 2003 to 2008, he was the Senior Tax Consultant at Grant Thornton LLP, Los Angeles office. Mr. Chen graduated from University of California Riverside with his bachelor’s degree in Business Economics in 2003.

Junjun Ge, Independent Director, Chair of Compensation Committee

Mr. Ge has been the managing partner of Jiangsu Junjin law firm since December 2016 and the legal adviser of many listed companies, private investment funds and real estate enterprises in China. Mr. Ge has provided extensive legal services in the capital market, including private equity investments for start-ups, private placements, public offerings in China and abroad, corporate bond issuance for a number of overseas listed companies, securities compliance of listed companies, mergers and acquisitions, and overall legal services of real estate group projects. He has also acted as the legal adviser for domestic well-known private equity investment funds. Mr. Ge’s professional ability and professionalism are well received by clients. From 2005 to December 2016, Mr. Ge worked as an associate attorney in Jiangsu BeiSiTe Law Firm. In 2011, he was rated as one of the top ten lawyers in Wuxi City, Jiangsu Province. He served as a consultant to several government agencies such as Wuxi Municipal Government and Wuxi Binhu District Government. Mr. Ge graduated from Jiangsu University with Bachelor of Laws degree in 2005.

Jehn Ming Lim. Independent Director, Chair of Nomination Committee

Mr. Lim has over 15 years’ experience in providing financial accounting and advisory services to public and private companies in the United States. He has been the Chief Financial Officer of Kandi Technologies, Corp. since May 2020. Prior to that, he served as the Chief Financial Officer of Takung Art Co., Ltd. from February 2019 to May 2020. From January 2013 to February 2019, he was the Managing Director of a U.S.-based financial consulting firm, Albeck Financial Services, and was mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. He has overseen and completed more than 10 public listing applications for U.S. listed companies in China (through Forms S-1 and F-1, SPAC and Form 10 reverse merger transactions), and managed multiple projects for U.S. GAAP consulting, SOX 404, pre-audit process, SEC financial reporting, development of financial forecasting models, and due diligence for IPO and M&A transactions. He also has extensive experience in auditing private and public companies in his stints as audit manager and senior auditor of two regional accounting firms in the United States from October 2008 through December 2012 and from September 2006 through October 2008, respectively and as an auditor at Ernst & Young in the United States from September 2004 through to July 2006. Mr. Lim graduated with High Honors from the University of California, Santa Barbara, with a Bachelor of Arts degree in Business Economics.

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Family Relationships

There are no family relationships among any of our directors, director nominees or executive officers as defined in Item 401 of Regulation S-K.

Terms of Directors and Executive Officers

Our directors may be elected by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, or (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that his office be vacated.

Our officers are elected by and serve at the discretion of the board of directors.

Board of Directors and Board Committees

Our board of directors consists of five directors, three of whom are independent as such term is defined by the Nasdaq Capital Market. We have determined that Richard Chen, Jehn Ming Lim and Junjun Ge satisfy the “independence” requirements under NASDAQ Rule 5605.

The directors will be up for re-election at our annual general meeting of shareholders.

A director is not required to hold any shares in our company by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with our company is required to declare the nature of his interest at a meeting of our directors. A director may vote with respect to any contract, proposed contract or arrangement notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered. Our directors may exercise all the powers of our company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Board Committees

We have established three committees under the board of directors: an audit committee, a compensation committee and a nominating committee, and adopted a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Richard Chen, Junjun Ge and Jehn Ming Lim. Richard Chen is the chair of our audit committee. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.  Our compensation committee consists of Junjun Ge, Jehn Ming Lim and Richard Chen. Junjun Ge is the chair of our compensation committee. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee.  Our nominating committee consists of Jehn Ming Lim, Richard Chen and Junjun Ge. Jehn Ming Lim is the chair of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. In accordance with our amended and restated articles of association, the functions and powers of our board of directors include, among others, (i) convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends, (iii) appointing officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of our company, including the registering of such shares in our share register. You should refer to “Description of Share Capital and Governing Documents — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Controlled Company

We are currently a controlled company within the meaning of the Nasdaq Stock Market Rules, as a result, qualify for and intend to continue to rely on exemptions from certain corporate governance requirements for as long as we are a controlled company. Our directors and officers collectively own 60.55% of our ordinary shares. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our ordinary shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their ordinary shares. Under the Nasdaq listing Rule 5615(c)(1), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors to be independent, as defined in The NASDAQ Stock Market rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by us in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. Employee directors do not receive any compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive option grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics which is applicable to all of our directors, executive officers and employees. Copy of the code of business conduct and ethics will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended October 31, 2021 and 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Shuibo Zhang,	2021	$17,335	-	-	-	-	-	-	$17,335
CEO	2020	$28,029	-	-	-	-	-	-	$28,029
Francis Zhang,	2021	$17,335	-	-	-	-	-	-	$17,335
CFO	2021	$9,000	-	-	-	-	-	-	$9,000
Qi Zhang,	2021	$17,335	-	-	-	-	-	-	$17,335
COO	2020	$22,774	-	-	-	-	-	-	$22,774

Agreements with Named Executive Officers

On May 27, 2017, Zhejiang Jiuzi entered into an employment agreement with our Chief Executive Officer, Mr. Shuibo Zhang, for a term of five years. Mr. Zhang is entitled to an annual base salary of RMB 120,000 (or approximately US$17,335) and discretionary bonus. The termination of this agreement is subject to PRC Labor Law and PRC Labor Contract Law.

On May 26, 2020, Zhejiang Jiuzi entered into an employment agreement with our Chief Operating Officer, Mr. Qi Zhang, for a term of three years. Mr. Zhang is entitled to an annual base salary of RMB 120,000 (or approximately US$17,335) and discretionary bonus. The termination of this agreement is subject to PRC Labor Law and PRC Labor Contract Law.

On August 18, 2020, we entered into an employment agreement with our Chief Financial Officer, Francis Zhang, effective as of August 1, 2020, for a term of three years. Mr. Zhang is entitled to an annual base salary of US$120,000 and discretionary bonus.

Compensation of Directors

On November 1, 2019, we entered into a director agreement with our Director, Ms. Kezhen Li, for a term of three years. Ms. Li will not receive any compensation for her position as a Director of the Company. Separately, on March 14, 2019, she entered into an employment agreement with Zhejiang Jiuzi as its financial controller, for a term of three years. Ms. Li is entitled to an annual base salary of RMB 96,000 (or approximately US$13,870) and discretionary bonus. The termination of both agreements is subject to PRC Labor Law and PRC Labor Contract Law.

For the fiscal years ended October 31, 2020 and 2019, we did not compensate our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors, except that Ms. Kezhen Li received approximately US$8,800 for her position as the financial controller of Zhejiang Jiuzi.

We have entered into director offer letters with each of our independent directors Richard Chen, Junjun Ge and Jehn Ming Lim and agreed to pay an annual compensation of US$30,000. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Equity Incentive Plan

2021 Plan

We adopted the Jiuzi Holdings Inc. 2021 Equity Incentive Plan, or the 2021 Plan, on July 6, 2021. The 2021 Plan provides for the issuance of up to an aggregate of 1,000,000 ordinary shares. As of the date of this prospectus, all of the 1,000,000 ordinary shares have been granted under 2021 Plan.

The following paragraphs summarize the terms of the 2021 Plan.

Types of Awards. The 2021 Plan permits the awards of options, share appreciation rights, rights to dividends and dividend equivalent right, restricted shares and restricted share units and other rights or benefits under the 2021 Plan.

Plan Administration. The 2021 Plan shall be administrated by a committee formed in accordance with applicable stock exchange rules, unless otherwise determined by the Board of Directors.

Eligibility. Our employees and consultants are eligible to participate in the 2021 Plan. An employee or consultant who has been granted an award may, if he or she is otherwise eligible, be granted additional awards.

Designation of Award. Each award under the 2021 Plan is designated in an award agreement, which is a written agreement evidencing the grant of an award executed by the company and the grantee, including any amendments thereto.

Conditions of Award. Our board of directors or any entity appointed by our board of directors to administer the 2021 Plan shall determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and form of payment upon settlement of the award.

Terms of Award. The term of each award is stated in the award agreement between the company and the grantee of such award.

Transfer Restrictions. Unless otherwise determined by the administrator of the 2021 Plan, no award and no right under any such award, shall be assignable, alienable, saleable or transferable by the employee otherwise than by will or by the laws of descent and distribution unless, if so determined by the administrator of the 2021 Plan, the employee may, in the manner established by such administrator, designate a beneficiary or beneficiaries to exercise the rights of the employee, and to receive any property distributable, with respect to any award upon the death of the employee.

Exercise of Award. Any award granted under the 2021 Plan is exercisable at such times and under such conditions as determined by the administrator under the terms of the 2021 Plan and specified in the award agreement. An award is deemed to be exercised when exercise notice has been given to the company in accordance with the terms of the award by the person entitled to exercise the award and full payment for the shares with respect to which the award is exercised.

Amendment, Suspension or Termination of the 2021 Plan. The administrator of the 2021 Plan may amend, alter, suspend, discontinue or terminate the 2021 Plan, or any award agreement hereunder or any portion hereof or thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

●	shareholder approval with such legally mandated threshold for a resolution of the shareholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the administrator of the 2021 Plan deems it necessary or desirable to qualify, or

●	shareholder approval with such threshold for a resolution of the shareholders in respect of such amendment, alteration, suspension, discontinuation or termination as provided in our Memorandum and Articles Of Association for any amendment to the 2021 Plan that increases the total number of shares reserved for the purposes of the 2021 Plan, and

●	with respect to any award agreement, the consent of the affected employee, if such action would materially and adversely affect the rights of such employee under any outstanding award.

Foreign Private Issuer Status

As a foreign private issuer, we are exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and are not required to disclose in our periodic reports all of the information that U.S. domestic issuers are required to disclose.

We may follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, our corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

PRINCIPAL SHAREHOLDERS

The following tables sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each person known to us to beneficially own more than 5% of our ordinary shares;

●	each of our officers and directors; and

●	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the completion of this offering, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All our ordinary shares subject to options or warrants exercisable within 60 days of the completion of this offering are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The calculations in the table below are based on 21,426,844 ordinary shares issued and outstanding as of the date of this prospectus, and 27,726,844 ordinary shares issued and outstanding immediately after the completion of this offering.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Directors and Executive Officers:
Shuibo Zhang (1)	11,925,000	55.65%	11,925,000	43.48%
Francis Zhang	-	-	-
Qi Zhang	-	-	-
Kezhen Li (2)	1,050,000	4.90%	1,050,000	3.83%
Richard Chen	-	-	-
Junjun Ge	-	-	-
Jehn Ming Lim	-	-	-
All directors and executive officers as a group (7 persons)	12,975,000	60.55%	12,975,000	47.31%

5% Shareholders:
Jiuzi One Limited (1)	11,925,000	55.65%	11,925,000	43.48%
YA II PN, Ltd.	0	0%	6,300,000	29.40%

(1)	Through Jiuzi One Limited which is controlled by Shuibo Zhang.

(2)	Through Jiuzi Nine Limited which is controlled by Kezhen Li.

RELATED PARTY TRANSACTIONS

The franchisees are related parties of the Company due to the nominal, symbolic equity interest ownership in the franchisees. The franchisees were originally incorporated with the Company shown as a 51.0% owner and subsequently as a 1.25% owner. The intent of having such ownership percentage in the franchisees was to enable the franchisees to register their respective individual business name to include the words “Jiuzi” as required by the local business bureau. Subsequent to the successful registration by the franchisees and completion of the Company’s obligations under the franchise and license agreement, the Company will decrease its ownership interest in these franchisees to 0%. The Company’s percentage of shareholding is nominal, inconsequential, and symbolic. The Company’s equity interest of 51.0% and 1.25% in the franchisees were symbolic in nature.

The Company did not and does not control the franchisees, exert significant influence over the franchisees, have the power to direct the use of the franchisee’s assets and the fulfillment of their obligations, appoint or dismiss directors, authorized representatives, or executive officers of the franchisees. Management has also determined that the percentage shareholding in the franchisee is not compensatory to the Company in nature, and accordingly, would not be subject to consideration as income under revenue recognition criteria. The Company did not contribute any permanent equity capital in these franchisees and if these franchisees were to incur substantial losses and accumulate significant liabilities, the Company is not obligated to absorb such losses on behalf of the franchisees. Accordingly, the management has determined that the financial positions and results of operations of these franchisees should not be included as part of the Company’s consolidated financial statements.

In addition, the Company did not and will not receive any actual ownership interest in the franchisees, nor receive any benefits from being a 51% or 1.25% owner in the franchisees. Any after tax profits generated by the franchisees that are potentially distributable to the Company are governed by the royalty agreements between the Company and the franchisee not the shareholding percentage. Accordingly, the management has determined that the ownership interest is not part of the initial franchise fee.

For the Years ended October 31, 2020 and 2019

Accounts receivable from related franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Pingxiang Jiuzi New Energy Automobile Co., Ltd	163,310	59,534
Yichun Jiuzi New Energy Automobile Co., Ltd	294,547	194,178
Puyang Guozheng New Energy Vehicle Sales Co., Ltd	51,752	48,787
Wanzai Jiuzi New Energy Automobile Co., Ltd	179,515	129,832
Xinyu Jiuzi New Energy Automobile Co., Ltd	308,934	293,488
Liuyang Jiuzi New Energy Automobile Co., Ltd	133,501	125,852
Yudu Jiuzi New Energy Automobile Co., Ltd	84,393	42,934
Gao’an Jiuzi New Energy Automobile Co., Ltd	35,219	25,989
Jiujiang Jiuzi New Energy Automobile Co., Ltd	52,720	42,953
Pingjiang Jiuzi New Energy Automobile Co., Ltd	37,587	35,434
Quanzhou Jiuzi New Energy Automobile Co., Ltd	34,188	18,143
Loudi Jiuzi New Energy Automobile Co., Ltd	89,728	73,755
Huaihua Jiuzi New Energy Automobile Co., Ltd	7,471
Xuzhou Jiuzi New Energy Automobile Co., Ltd	17,184
Guangzhou Jiuzi New Energy Vehicle Co., Ltd	-	4,409
Dongming Jiuzi New Energy Automobile Co., Ltd	59,560	47,272
Yulin Jiuzi New Energy Automobile Co., Ltd	22,382	21,100
Total	1,571,991	1,163,660

Accounts receivables above derived from sales of vehicles supplied to the Company’s franchisees without any special payment terms. Sales revenues from related parties’ franchisees were $398,613 and $574,592 for the years ended October 31, 2020 and 2019, respectively.

Loan to related franchisees is comprised of the following (see note 6 for details):

	October 31, 2020			October 31, 2019
	Gross	Discount	Net	Gross	Discount	Net
Jiangsu Changshu	$293,197	34,442	258,755	$292,882	$24,765	$268,117
Shandong Dongming	359,627	42,246	317,381	133,409	11,280	122,129
Jiangxi Gao’an	338,048	39,711	298,337	297,694	25,172	272,522
Hunan Huaihua	259,255	30,455	228,800	119,958	10,143	109,815
Jiangxi Jiujiang	333,037	39,122	293,915	224,668	18,998	205,670
Hunan Liuyang	344,683	40,490	304,193	264,042	22,326	241,716
Hunan Loudi	312,224	36,677	275,547	298,042	25,201	272,841
Hunan Pingjiang	334,655	39,312	295,343	284,382	24,047	260,335
Jiangxi Pingxiang	368,137	43,246	324,891	253,726	21,454	232,272
Henan Puyang	432,805	50,842	381,963	360,188	30,456	329,732
Fujian Quanzhou	383,604	45,063	338,542	289,465	24,476	264,989
Jiangxi Wanzai	228,316	26,821	201,495	143,538	12,138	131,400
Jiangxi Xinyu	363,489	42,700	320,789	241,217	20,397	220,820
Jiangxi Yichun	380,070	44,647	335,423	474,762	40,144	434,618
Jiangxi Yudu	234,770	27,579	207,191	199,374	16,858	182,516
Guangxi Rongxian	353,381	41,512	311,869	266,247	22,513	243,734
Guangdong Zengcheng	516,780	60,707	456,073	410,378	34,701	375,677
Jiangxi Shanggao	107,165	14,344	92,821	46,047	3,893	42,154
Shandong Heze	401,660	43,091	358,569	5,724	484	5,240
Jiangxi Ganzhou	117,406	12,037	105,370	17,937	1,517	16,420
Anhui Fuyang	30,132	3,540	26,593	28,406	2,402	26,004
Hunan Liling				4,224	357	3,867
Hunan Zhuzhou	78,826	9,260	69,566	4,302	364	3,938
Hunan Changsha	3,404	400	3,004	4,279	361	3,918
Guangxi Guilin	1,420	167	1,253	4,564	386	4,178
Hunan Xiangtan				25,593	2,164	23,429
Hunan Chenzhou	237,035	27,845	209,190	80,045	6,769	73,276
Jiangxi Ji’an	326,525	38,357	288,167	10,136	857	9,279
Guangxi Nanning	164,762	19,355	145,407	2,615	222	2,393
Hunan Leiyang	283,849	33,344	250,505	5,675	480	5,195
Guangxi Liuzhou	8,995	1,057	7,939	10,565	894	9,671
Hunan Ningxiang	4,602	541	4,062	4,339	367	3,972
Guangdong Dongguan Changping	210,863	24,770	186,092	23,538	1,990	21,548
Hunan Changsha County	129,668	15,232	114,436	14,791	-	14,791
Henan Zhengzhou	1,420	167	1,253	4,564	386	4,178
Guangdong Dongguan Nancheng	6,784	797	5,987	6,395	541	5,854
Anhui Huaibei	3,452	405	3,046	7,761	656	7,105
Guangdong Humen	1,674	197	1,477	1,042	88	954
Guizhou Zunyi	130,415	15,320	115,095	3,888	329	3,559
Jiangsu Xuzhou	311,006	36,534	274,472	8,452	-	8,452
Henan Xinxiang	2,690	316	2,374	2,536	215	2,321
Henan Anyang	5,248	617	4,632	4,948	419	4,529
Jiangxi Nanchang	8,997	1,057	7,940	8,481	717	7,764
Zhejiang Lishui	2,962	348	2,614	2,792	-	2,792
Jiangxi Shangrao	14,105	1,657	12,448	-	-	-
Hubei Macheng	9,025	1,060	7,965	-	-	-
Hunan Yongxing	289,310	33,986	255,325	-	-	-
Hunan Hengyang	74,711	8,776	65,934	-	-	-
Anhui Haozhou	7,860	923	6,936	-	-	-
Anhui Suzhou	6,395	751	5,644	-	-	-
Anhui Bengbu	5,065	595	4,470	-	-	-
Hunan Xiangxiang	4,483	527	3,956	-	-	-
Fujian Fuzhou	2,660	312	2,347	-	-	-
Hunan Changsha Furong	2,630	309	2,321	-	-	-
Hainan Sanya	7,172	843	6,330	-	-	-
Hunan Changsha Yuhua	118,163	13,881	104,282	-	-	-
Hunan Yongfeng	13,448	1,580	11,868	-	-	-
Anhui Suixi	10,101	1,187	8,914	-	-	-
Shandong Liangshan	47,098	5,533	41,565	-	-	-
Shandong Dingtao	47,098	5,533	41,565	-	-	-
Shandong Yuncheng	241,346	28,351	212,995	-	-	-
Shandong Heze Gaoxin	7,860	923	6,936	-	-	-
Shandong Zouping	47,098	5,533	41,565	-	-	-
Hunan Yongzhou	7,860	923	6,936	-	-	-
Shandong Juye	312,859	36,752	276,107	-	-	-
Shandong Juancheng	39,238	4,609	34,629	-	-	-
Shandong Shanxian				-	-	-
Jiangxi Zhangshu	173,358	20,365	152,993	-	-	-
Hunan Yiyang				-	-	-
Guangdong Guangzhou Zengcheng No.2				-	-	-
Guangdong Guangzhou Baiyun				-	-	-
Guangdong Foshan	60,740	7,135	53,605	-	-	-
Anhui Suzhou Dangshan				-	-	-
Jiangxi Jingdezhen	7,855	920	6,935	-	-	-
Jiangxi Tonggu				(194)	-	(194)
Total	$9,974,576	1,167,634	8,806,942	$4,897,417	$411,927	$4,485,490

The advances paid above are derived from funds advanced to the Company’s franchisees as working capital to support its operations. Such advances are due within 18 months.

Accounts payable to related parties’ franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Guangzhou	16,228
Hunan Liling	1,108
Hunan Xiangtan	5,588
Jiangxi Tonggu	206
Shandong Shanxian	5,588
Hunan Yiyang	5,588
Guangdong Guangzhou Zengcheng No.2	5,588
Guangdong Guangzhou Baiyun	5,588
Anhui Suzhou Dangshan	5,588	-
Hunan Liuyang		11,551
Liuyang	25,058
Wanzai	8,368
Huaihua	17,915
Total	102,411	11,551

Accounts payable above derived from vehicles purchased by the Company from the franchisees as inventory on a needed basis without any special payment terms.

Contract liability – related party comprised of the following:

	October 31, 2020	October 31, 2019
Deferred revenues	614,449	622,887
Potential franchisees		180,730
Total, net	614,449	803,617

Deferred revenues from related franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Jiangxi Yichun	14,942	-
Henan Puyang	10,460	-
Jiangxi Wanzai		-
Jiangxi Shanggao	66,642	168,470
Shandong Heze	-	141
Jiangxi Gao’an	-	-
Guangdong Zengcheng	-	-
Hunan Liuyang	-	-
Jiangxi Jiujiang	-	-
Jiangxi Pingxiang		-
Jiangxi Xinyu		-
Jiangxi Ganzhou	1,494	5,634
Jiangxi Yudu		-
Jiangsu Changshu	-	-
Anhui Fuyang	-	-
Hunan Loudi		-
Shandong Dongming	-	-
Hunan Zhuzhou	2,690	1,690
Hunan Pingjiang	-	-
Guangxi Rongxian	-	-
Guangxi Guilin	-	2,958
Hunan Chenzhou	-	132,057
Hunan Chenzhou Yongxing	5,977	-
Fujian Quanzhou		-
Jiangxi Ji’an	86,665	3,099
Jiangxi Ji’an Yongfeng	1,195	-
Guangxi Nanning	5,977	42,258
Hunan Leiyang	13,448	704
Hunan Huaihua		98,603
Dongguan Changping	127,009	38,737
Dongguan Humen	897	19,439
Guizhou Zunyi	1,644	1,690
Hunan Changsha	3,437	37,328
Hunan Changsha County	3,313	-
Hunan Xiangtan	-	5,352
Guangxi Liuhou	-	3,521
Dongguan Nancheng	1,195	5,355
Anhui Huaibei	12,701	4,579
Hunan Hengyang	2,391	8,592
Guangxi Beihai	7,471	-
Shandong Juancheng	-	-
Hainan Haikou	22,413	-
Henan Xinxiang	7,471	-
Henan Anyang	14,942	-
Henan Wenxian	75	-
Hunan Liling	7,023	-
Zhejiang Lishui	23,160	-
Guangxi Liuzhou	3,736	-
Hunan Miluo	4,483	-
Guangzhou Panyu	7,471	-
Hunan Shaoyang	44,827	-
Hunan Wangcheng	15,839	-
Hainan Sanya	1,494	-
Hunan Xiangxiang	37,355	-
Hunan Changsha Furong	1,195	-
Guangdong Foshan	2,988	-
Anhui Suzhou	1,270	-
Anhui Suzhou Dangshan	299	-
Anhui Suixi	1,195	-
Anhui Bengbu	1,195	-
Hunan Zhangjiajie	18,678	-
Hunan Yueyang	7,471	-
Fujian Fuzhou	897	-
Shandong Heze Yuncheng	7,471	-
Shandong Juancheng	4,184	-
Jiangxi Zhangshu	1,494	-
Jiangxi Shangrao	6,275	-
Jiangsu Xuzhou		42,680
Total	614,449	622,887

The deferred revenues above derived from initial franchise fees payments received in advance for services which have not yet been performed. The initial franchise fees include a series of performance obligations and an indefinite license to use the Company’s trademark. Amounts are recognized as advances when received, and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. The payments are received in advance progressively and are not refundable once the required amount is attained. Such amounts are recognized as revenues when the Company performed the initial services required under the franchise or license agreement, which is generally when a specific performance obligation is completed or when and if the franchise or license agreement is terminated.

Advances from related parties franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Henan Xinxiang	-	7,043
Henan Anyang	-	14,086
Jiangxi Nanchang	-	-
Hunan Liling	-	20,284
Henan Wenxian	-	70
Jiangxi Leping	-	-
Hainan Haikou	-	21,129
Anhui Hefei	-	-
Zhejiang Lishui	-	21,835
Hunan Miluo	-	4,226
Guangzhou Panyu	-	9,860
Hunan Yiyang	-	1,409
Hainan Sanya	-	21,833
Fujian Xiamen	-	704
Hunan Wangcheng	-	845
Hunan Xiangxiang	-	28,172
Guizhou Huishui	-	-
Anhui Suzhou	-	70
Guangxi Baise	-	704
Hunan Zhangjiajie	-	7,043
Jiangxi Yichun Yifeng	-	14,086
Guangdong Maoming	-	7,043
Anhui Suzhou Dangshan	-	288
Total	-	180,730

The advances received above derived from earnest money collected from potential franchisees. The earnest money is paid by the potential franchisees as a commitment upon execution of the franchise or license agreement. Such amounts are recognized as advances when received and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. Such amounts are refundable in full to the potential franchisee when and if the franchise or license agreement is terminated and the accumulated advances amount is below the minimum amount required.

Related parties receivables comprised of the following:

	October 31, 2020	October 31, 2019
Mr. Shuibo Zhang	147,593	-
Mr. Qi Zhang	26,050	34,104
Total	173,643	34,104

As of October 31, 2020 and 2019, the Company has an outstanding receivable of $147,593 and $nil, respectively, from Mr. Shuibo Zhang, the Company’s shareholder, director, and office. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing.

As of October 31, 2020 and 2019, the Company has an outstanding receivable of $26,505 and $34,104, respectively, from Mr. Qi Zhang, the vice president of marketing department. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing and due on demand without a specified maturity date.

Related party payables comprised of the following:

	October 31, 2020	October 31, 2019
Mr. Shuibo Zhang	-	156,454
Total	-	156,454

As of October 31, 2020 and 2019, the Company has an outstanding payable of $nil and $156,454 respectively to Mr. Shuibo Zhang, the Company’s shareholder, director, and officer where he advanced working capital to support the Company’s operations. There was no formal written commitment for continued support by Mr. Zhang. The advances were considered due on demand in nature and have not been formalized by a promissory note and non-interest bearing.

For the Six Months ended April 30, 2021 and 2020

Accounts receivable from related franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Pingxiang Jiuzi New Energy Automobile Co., Ltd	99,311	163,310
Yichun Jiuzi New Energy Automobile Co., Ltd	165,467	294,547
Puyang Guozheng New Energy Vehicle Sales Co., Ltd	53,498	51,752
Wanzai Jiuzi New Energy Automobile Co., Ltd	77,447	179,515
Xinyu Jiuzi New Energy Automobile Co., Ltd	149,447	308,934
Liuyang Jiuzi New Energy Automobile Co., Ltd	29,880	133,501
Yudu Jiuzi New Energy Automobile Co., Ltd	16,311	84,393
Gao’an Jiuzi New Energy Automobile Co., Ltd	36,406	35,219
Jiujiang Jiuzi New Energy Automobile Co., Ltd	54,499	52,720
Pingjiang Jiuzi New Energy Automobile Co., Ltd	38,855	37,587
Quanzhou Jiuzi New Energy Automobile Co., Ltd	19,895	34,188
Loudi Jiuzi New Energy Automobile Co., Ltd	85,032	89,728
Guangzhoushi New Energy Automobile Co., Ltd	4,834
Huaihua Jiuzi New Energy Automobile Co., Ltd	-	7,471
Xuzhou Jiuzi New Energy Automobile Co., Ltd	-	17,184
Dongming Jiuzi New Energy Automobile Co., Ltd	61,568	59,560
Yulin Jiuzi New Energy Automobile Co., Ltd	42,416	22,382
Total	934,866	1,571,991

Accounts receivables above derived from sales of vehicles supplied to the Company’s franchisees without any special payment terms. Sales revenues from related parties’ franchisees were $ nil and $124,586 for the six months ended April 30, 2021 and 2020, respectively.

Loan to related franchisees is comprised of the following (see note 6 for details):

	April 30, 2021			October 31, 2020
	Gross	Discount	Net	Gross	Discount	Net
Jiangsu Changshu	$299,766	35,214	264,552	$293,197	34,442	258,755
Shandong Dongming	381,798	44,850	336,948	359,627	42,246	317,381
Jiangxi Gao’an	357,973	42,052	315,921	338,048	39,711	298,337
Hunan Huaihua	281,470	33,065	248,405	259,255	30,455	228,800
Jiangxi Jiujiang	349,950	41,109	308,841	333,037	39,122	293,915
Hunan Liuyang	480,896	56,492	424,404	344,683	40,490	304,193
Hunan Loudi	349,632	41,072	308,560	312,224	36,677	275,547
Hunan Pingjiang	384,019	45,111	338,908	334,655	39,312	295,343
Jiangxi Pingxiang	513,207	60,287	452,920	368,137	43,246	324,891
Henan Puyang	976,128	114,667	861,461	432,805	50,842	381,963
Fujian Quanzhou	433,692	50,946	382,746	383,604	45,063	338,542
Jiangxi Wanzai	711,139	83,539	627,600	228,316	26,821	201,495
Jiangxi Xinyu	1,123,517	131,981	991,536	363,489	42,700	320,789
Jiangxi Yichun	46,872	5,506	41,366	380,070	44,647	335,423
Jiangxi Yudu	327,828	38,511	289,317	234,770	27,579	207,191
Guangxi Rongxian	13,902	1,633	12,269	353,381	41,512	311,869
Guangdong Zengcheng	560,285	65,818	494,467	516,780	60,707	456,073
Jiangxi Shanggao	156,470	18,381	138,089	107,165	14,344	92,821
Shandong Heze	780,775	91,719	689,056	401,660	43,091	358,569
Jiangxi Ganzhou	105,920	12,443	93,477	117,406	12,037	105,370
Anhui Fuyang	31,149	3,659	27,490	30,132	3,540	26,593
Hunan Liling	12,757	1,499	11,258	-	-	-
Hunan Zhuzhou	83,030	9,754	73,276	78,826	9,260	69,566
Hunan Changsha	3,518	413	3,105	3,404	400	3,004
Guangxi Guilin	1,467	172	1,295	1,420	167	1,253
Hunan Xiangtan	8,125	954	7,171	-	-	-
Hunan Chenzhou	332,498	39,059	293,439	237,035	27,845	209,190
Jiangxi Ji’an	321,506	37,768	283,738	326,525	38,357	288,167
Guangxi Nanning	179,587	21,096	158,491	164,762	19,355	145,407
Hunan Leiyang	292,899	34,407	258,492	283,849	33,344	250,505
Guangxi Liuzhou	9,299	1,092	8,207	8,995	1,057	7,939
Hunan Ningxiang	4,757	559	4,198	4,602	541	4,062
Guangdong Dongguan Changping	236,322	27,761	208,561	210,863	24,770	186,092
Hunan Changsha County	134,042	15,746	118,296	129,668	15,232	114,436
Henan Zhengzhou	1,467	172	1,295	1,420	167	1,253
Guangdong Dongguan Nancheng	9,329	1,096	8,233	6,784	797	5,987
Anhui Huaibei	3,568	419	3,149	3,452	405	3,046
Guangdong Humen	1,730	203	1,527	1,674	197	1,477
Guizhou Zunyi	136,359	16,018	120,341	130,415	15,320	115,095
Jiangsu Xuzhou	254,800	29,932	224,868	311,006	36,534	274,472
Henan Xinxiang	2,780	327	2,453	2,690	316	2,374
Henan Anyang	20,871	2,452	18,419	5,248	617	4,632
Jiangxi Nanchang	9,300	1,093	8,207	8,997	1,057	7,940
Zhejiang Lishui	3,061	360	2,701	2,962	348	2,614
Guangxi Yulin	405,906	47,682	358,224
Hubei Macheng	9,329	1,096	8,233	9,025	1,060	7,965
Hunan Chenzhou yongxing	279,236	32,802	246,434	289,310	33,986	255,325
Fujian Fuzhou	10,473	1,230	9,243	2,660	312	2,347
Anhui Bozhou	8,124	954	7,170	7,860	923	6,936
Anhui Suzhou	6,611	777	5,834	6,395	751	5,644

	April 30, 2021			October 31, 2020
	Gross	Discount	Net	Gross	Discount	Net
Anhui Bengbu	7,553	887	6,666	5,065	595	4,470
Guangdong Foshan	109,127	12,819	96,308	60,740	7,135	53,605
Jiangxi Shangrao	37,503	4,406	33,097	14,105	1,657	12,448
Jiangxi Luxi	-	-	-
Jiangxi Zhangshu	76,818	9,024	67,794	173,358	20,365	152,993
Hunan Hengyang	111,985	13,155	98,830	74,711	8,776	65,934
Hunan Xiangxiang	4,634	544	4,090	4,483	527	3,956
Shandong Heze dingtao	229,870	27,003	202,867	47,098	5,533	41,565
Shandong Jining Liangshan	59,993	7,048	52,945	47,098	5,533	41,565
Shandong Zouping	62,588	7,352	55,236	47,098	5,533	41,565
Shandong Juye	252,546	29,667	222,879	312,859	36,752	276,107
Shandong Juancheng	268,331	31,521	236,810	39,238	4,609	34,629
Shandong Shanxian	205,404	24,129	181,275
Jiangxi Jian yongfeng	16,219	1,905	14,314	13,448	1,580	11,868
Anhui Huaibei Suixi	10,442	1,227	9,215	10,101	1,187	8,914
Shandong Heze yuncheng	383,467	45,047	338,420	241,346	28,351	212,995
Shandong Heze Gaoxinqu	8,125	954	7,171	7,860	923	6,936
Guangdong Zengchengerqu	8,125	954	7,171
Hainan Sanya	8,959	1,052	7,907	7,172	843	6,330
Guangzhou Baiyun	8,125	954	7,171
Hunan Changsha Furong	11,986	1,408	10,578	2,630	309	2,321
Hunan Yongzhou	8,125	954	7,171	7,860	923	6,936
Hunan Changsha Yuhua	274,819	32,283	242,536	118,163	13,881	104,282
Hunan Yiyang	8,125	954	7,171
Anhui Suzhou Lishan	8,125	954	7,171
Hunan Shaoyang	13,902	1,633	12,269
JiangXi Jingdezhen	24,848	2,919	21,929	7,855	920	6,935
GuangDong Huizhou	13,902	1,633	12,269
Shandong Heze Caoxian	629,649	73,966	555,683
GuangDong Shenjiang	13,902	1,633	12,269
Hunan Hengyang Shigu	13,902	1,633	12,269
Hunan Jishou	13,902	1,633	12,269
Hunan Wangcheng	13,902	1,633	12,269
Hunan zhangjiajie	13,902	1,633	12,269
Hunan changde	13,902	1,633	12,269
Zhejiang Jinhua	13,902	1,633	12,269
Hunan Hengdong	13,902	1,633	12,269
Guangxi Nanning jiangnan	35,526	4,173	31,353
Guangzhou Panyu	13,902	1,633	12,269
Zhejiang Yiwu	13,902	1,633	12,269
Hainan Haikou	23,169	2,722	20,447
Total	$14,510,149	1,704,525	12,805,624	$9,974,576	1,167,634	8,806,942

The advances paid above are derived from funds advanced to the Company’s franchisees as working capital to support its operations. Such advances are due within 18 months.

Accounts payable to related parties’ franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Guangzhou	-	16,228
Hunan Liling	-	1,108
Hunan Xiangtan	-	5,588
Jiangxi Tonggu	-	206
Shandong Shanxian	-	5,588
Hunan Yiyang	-	5,588
Guangdong Guangzhou Zengcheng No.2	-	5,588
Guangdong Guangzhou Baiyun	-	5,588
Anhui Suzhou Dangshan	-	5,588
Liuyang	13,732	25,058
Wanzai	8,650	8,368
Huaihua	18,520	17,915
Total	40,902	102,411

Accounts payable above derived from vehicles purchased by the Company from the franchisees as inventory on a needed basis without any special payment terms.

Contract liability – related party comprised of the following:

	April 30, 2021	October 31, 2020
Deferred revenues	449,188	614,449
Potential franchisees	-	-
Total, net	449,188	614,449

 Deferred revenues from related franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Jiangxi Yichun
Henan Puyang	10,812	10,460
Jiangxi Wanzai	162,185
Jiangxi Shanggao	155	66,642
Shandong Heze	7,723	-
Jiangxi Ganzhou		1,494
Hunan Zhuzhou		2,690
Shandong Jining Liangshan	2,302
Guangxi Yulin	9,268	-
Hunan Chenzhou	3,552	-
Hunan Chenzhou Yongxing	6,178	5,977
Jiangxi Ji’an	1,236	86,665
Jiangxi Ji’an Yongfeng		1,195
Guangxi Nanning	4,634	5,977
Hunan Leiyang		13,448
Dongguan Changping		127,009
Dongguan Humen	927	897
Guizhou Zunyi	1,699	1,644
Hunan Changsha	3,552	3,437
Hunan Changsha County	3,425	3,313
Dongguan Nancheng	2,780	1,195
Anhui Huaibei		12,701
Hunan Hengyang	7,723	2,391
Guangxi Beihai	7,723	7,471
Hainan Haikou	23,169	22,413
Henan Xinxiang	7,723	7,471
Henan Anyang	15,446	14,942
Henan Wenxian	77	75
Hunan Liling		7,023
Zhejiang Lishui	23,941	23,160
Guangxi Liuzhou	3,861	3,736
Hunan Miluo	4,633	4,483
Guangzhou Panyu		7,471
Hunan Shaoyang		44,827
Hunan Wangcheng		15,839
Hainan Sanya	1,544	1,494
Hunan Xiangxiang	38,615	37,355
Hunan Changsha Furong	2,471	1,195
Guangdong Foshan		2,988
Anhui Suzhou	1,313	1,270
Anhui Suzhou Dangshan	309	299
Anhui Suixi	1,236	1,195
Anhui Bengbu	1,236	1,195
Hunan Zhangjiajie		18,678
Hunan Yueyang	7,723	7,471
Fujian Fuzhou	927	897
Shandong Heze Yuncheng		7,471
Shandong Juancheng		4,184
Jiangxi Zhangshu		1,494
Jiangxi Shangrao	309	6,275
Chengdu Jinniu	7,723
Anhui Mengcheng	7,723
Anhui Xiaoxian	7,723
Guangxi Yulin Yuzhou	7,723
Hunan Changsha Tianxin	30,892
Sichuan Leshan	15,446
Hunan Jishou	1,551
Total	449,188	614,449

The deferred revenues above derived from initial franchise fees payments received in advance for services which have not yet been performed. The initial franchise fees include a series of performance obligations and an indefinite license to use the Company’s trademark. Amounts are recognized as advances when received, and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. The payments are received in advance progressively and are not refundable once the required amount is attained. Such amounts are recognized as revenues when the Company performed the initial services required under the franchise or license agreement, which is generally when a specific performance obligation is completed or when and if the franchise or license agreement is terminated.

Related parties receivables comprised of the following:

	April 30, 2021	October 31, 2020
Mr. Shuibo Zhang	178,925	147,593
Mr. Qi Zhang	19,275	26,050
Hangzhou zhitongche	43,837
Total	242,037	173,643

As of April 30, 2021 and October 31, 2020, the Company has an outstanding receivable of $178,925 and $147,593, respectively, from Mr. Shuibo Zhang, the Company’s shareholder, director, and office. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing.

As of April 30, 2021 and October 31, 2020, the Company has an outstanding receivable of $19,275 and $26,505, respectively, from Mr. Qi Zhang, the vice president of marketing department. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing and due on demand without a specified maturity date.

PLAN OF DISTRIBUTION

The ordinary shares held by the selling shareholder may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling shareholder’s ordinary shares offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	a purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	broker-dealers may agree with a selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the ordinary shares;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of the selling shareholder may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholder may also sell the ordinary shares under Rule 144 promulgated under the Securities Act, if available, or any other exemption available under the Securities Act rather than under this prospectus. In addition, the selling shareholder may transfer the ordinary shares by other means not described in this prospectus.

The selling shareholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell ordinary shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, it.

Brokers, dealers or agents participating in the distribution of the shares held by the selling shareholder as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the ordinary shares for whom the broker-dealers may act as agent.  The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their ordinary shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of ordinary shares by the selling shareholder. If we are notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares, if required, we will file a supplement to this prospectus.

We may suspend the sale of shares by the selling shareholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If the selling shareholder uses this prospectus for any sale of the ordinary shares, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our ordinary shares and activities of the selling shareholder.

We have advised the selling shareholder that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SHARE CAPITAL AND SECURITIES WE ARE OFFERING

We were incorporated as an exempted company with limited liability on October 10, 2019 and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, or the “Cayman Islands Companies Act.” A Cayman Islands exempted company with limited liability:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the Board of Directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

On October 31, 2020, pursuant to a special resolution adopted by its shareholders to amend and restate the memorandum and articles of associations, the Company conducted a subdivision of its par value (the “Share Subdivision”). Immediately following the Share Subdivision, the authorized share capital of the Company was $50,000 divided into 50,000,000 shares of a par value of $0.001 each, and the total issued and outstanding shares were 5,000,000. Subsequent to the Share Subdivision, the Company increased its authorized share capital from 50,000,000 shares to 150,000,000 shares with a par value of $0.001 per share, and issued a stock dividend on 2 for 1 on post-Share Subdivision basis, whereby each shareholder holding 1 share of the 5,000,000 shares outstanding immediately preceding this stock dividend was issued an additional 2 shares; therefore, a total of 10,000,000 shares were issued; immediately following this transaction, there were a total of 15,000,000 shares issued and outstanding. All shares and per share amount throughout this prospectus have been adjusted retroactively to reflect the Share Subdivision and stock dividend as disclosed above.

Subject to the provisions of the Cayman Islands Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary share. No share may be issued at a discount except in accordance with the provisions of the Cayman Islands Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

As of the date of this prospectus, there are 21,426,844 ordinary shares issued and outstanding. We will issue ordinary shares in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

Dividends

Subject to the provisions of the Cayman Islands Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Islands Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights conferred upon the holders of the shares of any class issued shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Islands Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 6 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of us and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Islands Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Islands Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Islands Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of the Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Where the ordinary shares in question are not listed on or subject to the rules of Nasdaq, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of ordinary share;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 calendar days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Islands Companies Act to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).  Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

At least five clear days’ notice (exclusive of the day on which notice is served or deemed to be served, but inclusive of the day for which notice is given) of general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

A quorum shall consist of the presence (whether in person or represented by proxy) of at least one third of the Company’s outstanding voting shares.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by any other shareholder or shareholders collectively present in person or by proxy (or in the case of a corporation or other non-natural person, by its duly authorised representative or proxy) and holding at least ten percent. in par value of the shares giving a right to attend and vote at the meeting. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of Directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the NASDAQ corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the NASDAQ corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Islands Companies Act and our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles of association. However, to the extent allowed by the Cayman Islands Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Upon the initial closing of this offering, our board of directors will have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Islands Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Islands Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, together with a statement of the shares held by each shareholder, such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder; (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company —a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Islands Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Islands Companies Act and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

On October 10, 2019, we issued 15,000,000 ordinary shares to six shareholders in connection with the incorporation of the Company. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On October 31, 2020, pursuant to a special resolution adopted by its shareholders to amend and restate the memorandum and articles of associations, the Company conducted a subdivision of its par value (the “Share Subdivision”). Immediately following the Share Subdivision, the authorized share capital of the Company was $50,000 divided into 50,000,000 shares of a par value of $0.001 each, and the total issued and outstanding shares were 5,000,000. Subsequent to the Share Subdivision, the Company increased its authorized share capital from 50,000,000 shares to 150,000,000 shares with a par value of $0.001 per share, and issued a stock dividend on 2 for 1 on post-Share Subdivision basis, whereby each shareholder holding 1 share of the 5,000,000 shares outstanding immediately preceding this stock dividend was issued an additional 2 shares; therefore, a total of 10,000,000 shares were issued; immediately following this transaction, there were a total of 15,000,000 shares issued and outstanding. All shares and per share amount throughout this prospectus have been adjusted retroactively to reflect the Share Subdivision and stock dividend as disclosed above.

On May 20, 2021, we issued 5,200,000 ordinary shares to the investors in connection with the closing of the initial public offering at the offering price of $5.00 per share. In addition, we issued to Boustead Securities LLC, the sole underwriter of the offering, warrants to purchase 260,000 ordinary shares at an exercise price of $6.25 per share, exercisable for a period of five (5) years. On May 25, 2021, the warrants were exercised on a cashless basis for an aggregate of 226,844 ordinary shares.

On December 3, 2021, the Company entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place a Convertible Debenture (the “Debenture”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $2,500,000, provided that in case of an event of default, the Debenture may become at the Debenture Holder’s election immediately due and payable. In addition, the Company paid to an affiliate of the Debenture Holder a fee equal to 5.0% of the amount of the Debenture and a one-time due diligence and structuring fee of $15,000 at the closing. The Debenture was issued on December 3, 2021

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, our authorized share capital is $50,000 divided into 150,000,000 ordinary shares of par value of $0.001 each, 21,426,844 ordinary shares are issued and outstanding.

Assuming all the shares in this offering are sold by the selling shareholders, 27,726,844   ordinary shares will be issued and outstanding.

Sales of substantial amounts of the ordinary shares in the public market could adversely affect prevailing market prices of the ordinary shares.

Rule 144

All of our ordinary shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of ordinary shares then outstanding, in the form of ordinary shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the ordinary shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

People’s Republic of China Enterprise Taxation

Unless otherwise noted in the following discussion, this section is the opinion of Capital Equity Legal Group, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are an exempted holding company incorporated in Cayman Islands with limited liability and we gain income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Jiuzi does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of Jiuzi and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half  (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

Currently, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that Jiuzi and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Capital Equity Legal Group, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Relating to Doing Business in China” — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

Our company pays an EIT rate of 25% for WFOE and its subsidiaries. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary share, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the years ended October 31, 2020 and 2019.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	advertising investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary share);

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our ordinary shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our ordinary share; or

●	persons holding our ordinary shares through a Trust.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary share in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary share.

Material Tax Consequences Applicable to U.S. Holders of Our ordinary share

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our ordinary share. It is directed to U.S. Holders (as defined below) of our ordinary share and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our ordinary share or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold ordinary share as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Taxation of Dividends and Other Distributions on our ordinary share

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary share, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary share will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary share, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of ordinary share

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary share from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test. Although the law in this regard is unclear, we intend to treat our VIE (including any subsidiaries) as being owned by us for U.S. federal income tax purposes, and we treat it that way, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its results of operations in our consolidated financial statements.

Assuming that we are the owner of our VIE (including its subsidiaries) for U.S. federal income tax purposes, and based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we are treating Zhejiang Jiuzi as being owned by us for United States federal income tax purposes, not only because we control their management decisions, but also because we are entitled to the economic benefits associated with Zhejiang Jiuzi, and as a result, we are treating Zhejiang Jiuzi as our wholly-owned subsidiary for U.S. federal income tax purposes. If we are not treated as owning Zhejiang Jiuzi for United States federal income tax purposes, we would likely be treated as a PFIC. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary share and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary share and the amount of cash we raise in this offering.

Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary share from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary share, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary share. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary share.

If we are a PFIC for your taxable year(s) during which you hold ordinary share, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary share, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary share;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) ordinary share and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary share, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary share, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary share, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary share. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary share” generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ. If the ordinary shares are regularly traded on the Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary share in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary share, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary share.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary share, then such ordinary share will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary share at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary share for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary share and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary share and proceeds from the sale, exchange or redemption of our ordinary share may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary share, subject to certain exceptions (including an exception for ordinary share held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary share.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes who are acting as counsel to our company with respect to matters of British Virgin Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters.

EXPERTS

The consolidated financial statements for the years ended October 31, 2020 and 2019, included in this Registration Statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm in auditing and accounting. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Association require us to indemnify any of our officers or directors, and certain other persons, under certain circumstances, against all expenses and liabilities incurred or suffered by such persons because of a lawsuit or similar proceeding to which the person is made a party by reason of his being a director or officer of our company or another body corporate, partnership, joint venture, trust or other enterprise at our company’s request, unless this is prohibited by law. We may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which we could not indemnify a director or officer. We have been advised that in the opinion of the Securities and Exchange Commission, indemnification of our officers, directors and controlling persons under these provisions, or otherwise, is against public policy and is unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the ordinary shares offered under this prospectus. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ordinary shares offered in this prospectus. The registration statement, including its exhibits and schedules, are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

Jiuzi Holdings, Inc.

Jiuzi Holdings, Inc.

Consolidated Balance Sheets

As of April 30, 2021 and October 31, 2020

	April 30, 2021	October 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$665,871	$764,492
Accounts receivable	15,377	14,875
Accounts receivable – related party	887,278	1,518,264
Due from related parties	242,037	173,643
Inventories	134,649	154,586
Advances to suppliers	159,980	569,023
Loans receivable from related parties, net	4,081,132	2,999,261
Other receivables and other current assets	292,539	280,789
Total current assets	6,478,863	6,474,933
Non-current asset
Property, plant and equipment, net	88,046	101,877
Intangible asset, net	16,991	16,436
Other non-current assets	-	2,349
Loans receivable from related parties, net	7,932,213	5,308,919
Total non-current assets	8,037,250	5,429,581
TOTAL ASSETS	$14,516,113	$11,904,514

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accruals and other payables	$467,751	$82,182
Accounts payable – related party	40,902	102,411
Accounts payable	21,609	872
Taxes payable	3,559,015	2,772,447
Contract liability	90,972	116,977
Contract liability – related party	449,188	614,449
TOTAL LIABILITIES	$4,629,437	$3,689,338

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares (150,000,000 shares authorized, par value $0.001, 15,000,000 shares issued and outstanding as of April 30, 2021 and October 31, 2020)*	$15,000	$15,000
Additional paid in capital	347,277	308,939
Statutory reserve	738,072	690,624
Retained earnings	8,123,220	6,846,609
Accumulated other comprehensive loss	257,431	(60,426))
Total equity attributable to Jiuzi	9,481,000	7,800,746
Equity attributable to noncontrolling interests	405,676	414,430
Total Stockholders’ equity	$9,886,676	$8,215,176

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,516,113	$11,904,514

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Income and Comprehensive Income

For the years ended April 30, 2021 and 2020

	April 30, 2021	April 30, 2020
Revenues, net	$22,230	$174,986
Revenues – related party, net	4,587,123	1,102,250
Total Revenues	4,609,353	1,277,236

Cost of revenues	41,375	154,171
Cost of revenues – related party	1,445,238	637,042
Total cost of revenues	1,486,613	791,213

Gross profit	3,122,740	486,023

Selling and marketing expense	11,886	18,127
General and administrative expenses	1,300,624	512,780
Operating income (loss)	1,810,230	(44,884)

Non-operating income (expense) items:
Other income (expense), net	(53,407)	18,554
Interest income (expense)	357	(1,465)
	(53,050)	17,089

Earnings (Loss) before tax	1,757,180	(27,795)

Income tax	445,726	16

Net income (loss)	1,311,454	(27,811)
Less: loss attributable to non-controlling interest	(12,605)	(10,779)
Net income (loss) attributable to Jiuzi	$1,324,059	$(17,032)

Earnings (Loss) per share
Basic	$0.09	$(0.02)
Diluted	$0.09	$(0.02)

Weighted average number of ordinary shares outstanding*
Basic	15,000,000	15,000,000
Diluted	15,000,000	15,000,000

	April 30, 2021	April 30, 2020
Net income (loss)	$1,311,454	$(27,811)

Other comprehensive income (loss):
Foreign currency translation (loss) income	321,708	23,652
Total comprehensive income (loss)	$1,633,162	$(4,159)

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended April 30, 2021 and 2020

						Accumulated	Equity
	Ordinary shares*,**		Additional			Other	attributable	Non-
	No. of	Par	Paid in	Statutory	Retained	Comprehensive	to	Controlling	Total
	Shares	Value	Capital	Reserves	Earnings	Loss	Jiuzi	interest	Equity

Balance, October 31, 2019	15,000,000	15,000	299,893	426,414	3,659,892	(206,729)	4,194,470	460,627	4,655,097
(Distribution) / Contribution in capital	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	(17,032)	-	(17,032)	(10,779)	(27,811)
Appropriations to statutory reserves	-	-	-	-	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	23,652	23,652	-	23,652
Balance, April 30, 2020	15,000,000	15,000	299,893	426,414	3,642,860	(183,077)	4,201,090	449,848	4,650,938

Balance, October 31, 2020	15,000,000	15,000	308,939	690,624	6,846,609	(60,426)	7,800,746	414,430	8,215,176
Contribution in capital	-	-	38,338	-	-	-	38,338	-	38,338
Net income	-	-	-	-	1,324,059		1,324,059	(12,605)	1,311,454
Appropriations to statutory reserves				47,448	(47,448)
Foreign currency translation adjustment	-	-	-	-	-	317,857	317,857	3,851	321,708
Balance, April 30, 2021	15,000,000	15,000	347,277	738,072	8,123,220	257,431	9,481,000	405,676	9,886,676

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Cash Flows

For the years ended April 30, 2021 and 2020

	April 30, 2021	April 30, 2020

Cash flows from operating activities
Net income	$1,311,454	$(27,811)
Depreciation and amortization	18,887	7,991
Provision/(Recovery) for doubtful accounts	(7,894)	-
Provision for credit losses	274,403	-
Imputed interest expense	493,933	-
Changes in assets and liabilities
(Increase) decrease in accounts receivable	-	(4,667)
(Increase) decrease in accounts receivable – related party	685,203	(207,179)
(Increase) decrease in inventories	24,972	64,107
(Increase) decrease in loans to related parties	(4,168,893)	(70,155)
(Increase) decrease in other assets	425,315	(130,647)
(Decrease) increase in accrued and other liabilities	380,048	(329)
(Decrease) increase in account payable	20,559	-
(Decrease) increase in accounts payable – related party	(64,497)	20,220
(Decrease) increase in taxes payable	688,054	57,102
(Decrease) increase in contract liability	(29,737)	(3,006)
(Decrease) increase in contract liability – related party	(184,655)	123,602
Net cash generated by (used in) operating activities	(132,848)	(170,772)

Cash flows from investing activities
Purchase of fixed assets	(1,742)	(12,536)
Purchase of intangible assets	-	-
Refund of security deposits	-	-
Net cash generated by (used in) investing activities	(1,742)	(12,536)

Cash flows from financing activities
Proceeds from owner’s injection of capital	38,338	-
Proceeds from (Repayment to) related party	(62,087)	(158,494)
Net cash provided by (used in) financing activities	(23,749)	(158,494)

Net increase (decrease) of cash and cash equivalents	(158,339)	(341,802)

Effect of foreign currency translation on cash and cash equivalents	59,718	4,930

Cash, cash equivalents, and restricted cash – beginning of period	764,492	442,214

Cash, cash equivalents, and restricted cash – end of period	$665,871	$105,342

Supplementary cash flow information:
Interest received	$-	$-
Interest paid	$-	$1,465
Income taxes paid	$-	$-

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Jiuzi Holdings, Inc. (“Company” or “Jiuzi”) was incorporated in the Cayman Islands on October 10, 2019. The Company in an investment holding company; its primary operations are conducted through subsidiaries and variable interest entities as described below.

Jiuzi (HK) Limited (“Jiuzi HK”) was incorporated in Hong Kong on October 25, 2019. It is wholly owned subsidiary of the Company.

Zhejiang Navalant New Energy Automobile Co., Ltd. (“Jiuzi WFOE”) was incorporated on June 5, 2020 as wholly foreign owned entity in the People’s Republic of China (“PRC”). Jiuzi WFOE is a wholly owned subsidiary of Jiuzi HK.

Zhejiang Jiuzi (“Zhejiang Jiuzi”) was incorporated on May 26, 2017 in the PRC. Zhejiang Jiuzi’s scope of business includes the sale of new energy vehicles (“NEVs”) and NEV components and parts, and the related development of products and services for the NEV industry. Zhejiang Jiuzi generates revenues by both selling NEVs and NEV components and parts to Jiuzi branded licensed NEV dealerships, and by rendering professional services to new Jiuzi NEV dealerships, such as initial setup, NEV product procurement services, and specialized marketing campaigns. The Zhejiang Jiuzi also provides short term financing solutions to the new Jiuzi NEV dealerships for the procurement of NEVs.

Shangli Jiuzi was incorporated on May 10, 2018 in the PRC. Its scope of business is similar to Zhejiang Jiuzi. Zhejiang Jiuzi owns 59.0% equity interest in Shangli Jiuzi, and the remaining 41% equity interest is owned by unrelated third-party investors; as such Shangli Jiuzi is accounted as a subsidiary of Zhejiang Jiuzi.

Contractual Arrangements between Jiuzi WFOE and Zhejiang Jiuzi

Due to PRC legal restrictions on foreign ownership, the Company and its subsidiaries do not own any direct equity interest in Zhejiang Jiuzi. Instead, the Company and its subsidiaries control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual arrangements.

Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders entered into a series of contractual arrangements, 1) Exclusive Option Agreement, 2) Exclusive Business Cooperation Agreement, and 3) Share Pledge Agreement, known as VIE Agreements, on June 15, 2020. The VIE agreements are designed to provide Jiuzi WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi.

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Zhejiang Jiuzi Shareholders irrevocably granted Jiuzi WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Zhejiang Jiuzi held by the Zhejiang Jiuzi Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Jiuzi WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Zhejiang Jiuzi and Jiuzi WFOE, Jiuzi WFOE provides Zhejiang Jiuzi with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Zhejiang Jiuzi by Jiuzi WFOE under this agreement, Jiuzi WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Jiuzi WFOE. The service fee should approximately equal to Zhejiang Jiuzi’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Jiuzi WFOE and Zhejiang Jiuzi before expiration. Otherwise, this agreement can only be extended by Jiuzi WFOE and Zhejiang Jiuzi does not have the right to terminate the agreement unilaterally.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Share Pledge Agreement

Under the Share Pledge Agreement between Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi together holding 1,000,000 shares, or 100% of the equity interests, of Zhejiang Jiuzi (“Zhejiang Jiuzi Shareholders”), the Zhejiang Jiuzi Shareholders pledged all of their equity interests in Zhejiang Jiuzi to Jiuzi WFOE to guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Zhejiang Jiuzi breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Jiuzi WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Zhejiang Jiuzi Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Jiuzi WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Zhejiang Jiuzi Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuzi WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Zhejiang Jiuzi’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Zhejiang Jiuzi do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Jiuzi WFOE’s interests without Jiuzi WFOE’s prior written consent and (3) provide Jiuzi WFOE control over Zhejiang Jiuzi.

The Company has concluded that the Company is the primary beneficiary of Zhejiang Jiuzi and its subsidiaries, and should consolidate financial statements. The Company is the primary beneficiary based on the VIE Agreements that each equity holder of Zhejiang Jiuzi pledged their rights as a shareholder of Zhejiang Jiuzi to Jiuzi WFOE. These rights include, but are not limited to, voting on all matters of Zhejiang Jiuzi requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Zhejiang Jiuzi, oversee and review Zhejiang Jiuzi’s operation and financial information. As such, the Company, through Jiuzi WFOE, is deemed to hold all of the voting equity interest in Zhejiang Jiuzi and its subsidiaries.

For the periods presented, the Company has not provided any financial or other support to either Zhejiang Jiuzi or its subsidiaries. However, pursuant to the Exclusive Business Cooperation Agreement, the Company may provide complete technical support, consulting services and other services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Zhejiang Jiuzi and its subsidiaries to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIE were considered in determining that the Company is the primary beneficiary of the VIE. Accordingly, the financial statements of the VIE are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Jiuzi WFOE has effective control of Zhejiang Jiuzi and its subsidiaries, which enables Jiuzi WFOE to receive all of their expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Accordingly, the Company consolidates the accounts of Zhejiang Jiuzi and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. Significant inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

US$ to RMB

	Period End	Average
April 30, 2021	6.4741	6.5209
April 30, 2020	7.0636	7.0078
October 31, 2020	6.6925	6.4164
October 31, 2019	7.0992	6.8905

Fair Values of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Loans Receivable

Loans receivable are recorded at origination at the fair value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for credit losses. When collection of the original amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for credit losses.

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company’s revenues consist of sales of vehicle by the Company’s own corporate retail store to third party customers, sales of vehicle to franchisees as a supplier, and fees from retail stores operated by franchisees. Revenues from franchised stores include initial franchise fees and annual royalties based on a percent of net incomes.

The Company recognizes sales of vehicle revenues at the point in time when the Company has transferred physical possession of the goods to the customer and the customer has accepted the goods, therefore, indicating as control of the goods has been transferred to the customer. The transaction price is determined and allocated to the product prior to the transfer of the goods to the customer.

The initial franchise services include a series of performance obligations and an indefinite license to use the Company’s trademark. The series of performance obligations are specific services and deliverables that are set forth in the agreement and are billed and receivable as delivered and accepted by the franchisee. These services and deliverables may be customized and are not transferable to other third parties.

The royalty revenues are distinct from the initial franchise services. The Company recognizes royalty revenues only when the franchisee has generated positive annual net income, at which point the Company has the contractual right to request for payment of the royalty. The royalty is calculated as a percentage of the franchisees’ annual net income.

The Company estimates potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. The Company has not experienced any sales returns.

Inventory

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products can be return to our suppliers.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses. The Company recorded$nil and $nil of advertising and promotional expenses for the years ended April 30, 2021 and 2020, respectively.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

All per share amounts for all periods presented herein have been adjusted to reflect the Share Subdivision and 2 for 1 stock dividend on post-Share Subdivision basis. See Note 11.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	10 years

Intangible Assets & Amortization

Intangible assets are stated at historical cost net of accumulated amortization. Software are amortized on a straight-line basis over the estimated useful life of the software which is 3 years.

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

New Accounting Pronouncements

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

In June 2016, the FASB issued an accounting pronouncement (FASB ASU 2016-13) related to the measurement of credit losses on financial instruments. This pronouncement, along with subsequent ASUs issued to clarify certain provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

In October 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-17) related to related party guidance for variable interest entities. The amendments in this pronouncement are effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. The management does not expect it to have a material effect on the consolidated financial statements.

In December 2019, the FASB issued an accounting pronouncement (FASB ASU 2019-12) related to simplifying the accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The management does not expect it to have a material effect on the consolidated financial statements.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 3 – VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On June 15, 2020, Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders. The key terms of these VIE Agreements are summarized in “Note 1 - Organization and Principal Activities” above.

VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Jiuzi WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Zhejiang Jiuzi and its subsidiaries, because it has both of the following characteristics:

1.	power to direct activities of Zhejiang Jiuzi that most significantly impact its economic performance, and

2.	obligation to absorb losses of the entity that could potentially be significant to Zhejiang Jiuzi or right to receive benefits from the entity that could potentially be significant to Zhejiang Jiuzi.

In addition, as all of these VIE agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE Agreements, it may not be able to exert effective control over Zhejiang Jiuzi and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through Zhejiang Jiuzi and its subsidiaries. Current regulations in China permit Zhejiang Jiuzi to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Zhejiang Jiuzi to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

Risks of variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The following financial information of the VIE in the PRC are included in the accompanying consolidated financial statements as of and for the six months ended April 30, 2021 and October 31, 2020:

	April 30, 2021	October 31, 2020
Cash and cash equivalents	665,871	764,492
Accounts receivables	15,377	14,875
Accounts receivables – related parties	887,278	1,518,264
Loans receivable from related parties, current portion	4,081,132	2,999,261
Other current assets	829,205	1,178,041
Property, plant and equipment, intangible assets	105,037	118,313
Loans receivable from related parties, noncurrent portion	7,932,213	5,308,919
Other noncurrent assets		-
Total assets of VIE	14,516,113	11,904,514

Accruals and other payables	621,234	302,442
Taxes payable	3,559,015	2,772,447
Contract liability – related party	449,188	614,449
Total liabilities of VIE	4,629,437	3,689,338

	Six Month Ended
	April 30, 2021	April 30, 2020
Revenues	4,609,353	1,277,236
Net income	1,311,454	(27,811)
Net cash (used in) generated by operating activities	(132,848)	(170,772)
Net cash (used in) generated by investing activities	(1,742)	(12,536)
Net cash provided by financing activities	(23,749)	(158,494)

As of April 30, 2021 and 2020, the VIE has not incurred any amount due from non-VIE subsidiaries of the Company.

As of April 30, 2021 and 2020, the VIE has not incurred any amount due to non-VIE subsidiaries of the Company.

All material related party transactions are disclosed in Note 9, or elsewhere in these consolidated financial statements. For the six months ended April 30, 2021 and 2020, the VIES have not entered into any transaction with other subsidiaries that are not VIE. If and when such transaction incurs, such transaction would be eliminated upon consolidation.

Under the contractual arrangements with the VIE, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE under its control. Therefore, the Company considers that there is no asset in any of the VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As our VIE is incorporated as limited liability companies under the Company Law of the PRC, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE.

The Company and its directly and indirectly wholly owned subsidiaries, Jiuzi (HK) and Jiuzi WFOE do not have any substantial assets or liabilities or result of operations. They were incorporated for the purpose of providing a tax efficient structure for the Zhejiang Jiuzi to raise additional capital for its development.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 4 – INVENTORY

Inventory, net comprised of the following:

	April 30, 2021	October 31, 2020
Finished goods	134,649	154,586
Total, net	134,649	154,586

Inventory write-down expense was $30,749 and $nil for the six months ended April 30, 2021 and 2020, respectively.

NOTE 5 – ACCOUNTS RECEIVABLES

Accounts receivables, net is comprised of the following:

	April 30, 2021	October 31, 2020
Accounts receivables	15,377	14,875
Allowance for doubtful accounts	-	-
Total, net	15,377	14,875

	April 30, 2021	October 31, 2020
Accounts receivables-related parties	934,866	1,571,991
Allowance for doubtful accounts	(47,588)	(53,727)
Total, net	887,278	1,518,264

The following is a summary of the activity in the allowance for doubtful accounts:

	April 30, 2021	October 31, 2020
Balance at beginning of year	53,727	42,253
Provision	13,860	8,906
Charge-offs	-	-
Recoveries	(21,754)	-
Effect of translation adjustment	1,755	2,568
Balance at end of year	47,588	53,727

Bad debt (recovery)/expense was ($7,894) and $2,632 for the six months ended April 30, 2021 and 2020, respectively.

NOTE 6 – LOANS RECEIVABLES

Loans receivables include amounts due from related franchisees and are presented net of imputed interest and an allowance for estimated loan losses. The loans are provided in the form of credit line to related franchisee to support their operations. These loans are unsecured with a due date of 18 months upon initial drawing.

Management has determined that the 18-month borrowing rate most appropriately capture the financing cost for these loans. Given that the loans are in the forms of credit lines to the franchisees that may have varying balances over time, as a practical expedient, management has elected to the expense the interest as a cost of revenue at inception rather than amortize over time.

The amounts charged were $497,506 and $425,787 for the six months ended April 30, 2021 and 2020, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The allowance for loan losses represents an estimate of the amount of net losses inherent in our portfolio of managed receivables as of the applicable reporting date and expected to become evident during the following 12 months.

Each lending request is evaluated by considering the borrower’s financial condition. The Company uses a proprietary model to assign each franchisee a risk rating. This model uses historical franchisee performance data to identify key factors about a franchisee that are considered most significant in predicting a franchisee’s ability to meet its financial obligations. The Company also considers numerous other financial and qualitative factors of the franchisee’s operations, including capitalization and leverage, liquidity and cash flow, profitability, and credit history with the Company and other creditors.

The Company also consider recent trends in delinquencies and defaults, recovery rates and the economic environment in assessing the models used in estimating the allowance for loan losses, and may adjust the allowance for loan losses to reflect factors that may not be captured in the models. In addition, the Company periodically consider whether the use of additional metrics would result in improved model performance and revise the models when appropriate. The provision for loan losses is the periodic expense of maintaining an adequate allowance.

An account is considered delinquent when the related franchisee fails to make a substantial portion of a scheduled payment 3 months after the due date. For purposes of determining impairment, loans are evaluated collectively, as they represent a large group of smaller-balance homogeneous loans, and therefore, are not individually evaluated for impairment.

As these loans are non-interest bearing, the Company recorded a discount to the face amount using an imputed interest rate of 8.46% to reflect the fair value of the loan at origination. The imputed interest rate reflects the borrowing rate in the market under similar terms and duration. Direct costs associated with loan originations are not considered material, and thus, are expensed as incurred.

	April 30, 2021	October 31, 2020
Loan to related franchisees, gross	14,510,149	9,974,576
Discount based on imputed interest rate of 11.75%	(1,704,525)	(1,167,634)
Loan to related franchisees, net of discount	12,805,624	8,806,942

	April 30, 2021	October 31, 2020
Loan to related franchisees, net of discount	12,805,624	8.806.942
Provision for credit losses	(792,279)	(498,762)
Loan to related franchisees, net of discount and allowance	12,013,345	8,308,180

The following is a summary of the activity in the allowance for credit loss:

	April 30, 2021	October 31, 2020
Balance at beginning of year	498,762	193,634
Provision	573,343	293,362
Charge-offs	-	-
Recoveries	(298,640)	-
Effect of translation adjustment	18,814	11,766
Balance at end of year	792,279	498,762

Credit loss was $274,403 and $61,227 for the six months ended April 30, 2021 and 2020, respectively.

The following is a summary of current and non-current loan receivables, net of allowance for credit losses:

	April 30, 2021	October 31, 2020
Loan to related franchisees, net of discount and allowances, current	4,081,132	2,999,261
Loan to related franchisees, net of discount and allowances, non-current	7,932,213	5,308,919
	12,013,345	8,308,180

Credit Quality

The Company extends credit to related franchisees primarily in the form of lines of credit to purchase vehicles and support their daily operations. Each of the franchisees are assigned to one of nine groups according to risk ratings with Group 1 demonstrating the strongest financial metrics, including performance and repayment ability and Group IX demonstrating the weakest financial metrics.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Generally, the company suspends credit lines and does not extend further funding to franchisee who are unable to repay the balance within 3 months after the 18-month deadline.

The Company regularly reviews the model to confirm the continued business significance and statistical predictability of the model and may make updates to improve the performance of the model. In addition, the Company regularly audits the related franchisee’s inventory and sales records to verify the franchisee’s performance. Based on the results of monitoring the franchisee’s performance, including daily payment verifications and monthly analysis of the franchisee’s financial statements, payoffs, aged inventory, over credit line and delinquency reports, the Company can adjust the franchisee’s risk rating, if necessary.

The credit quality of the loans receivables is evaluated based on our internal risk rating analysis. A franchisee has the same risk rating for its entire financing regardless of the type and timing of financing.

The credit quality analysis of franchisee loan receivables at April 30, 2021 and October 31, 2020 was as follows:

	April 30, 2021	October 31, 2020
Franchisee Financing:
Group I	-	11,030
Group II	41,366	-
Group III	-	107,763
Group IV	-	212,995
Group V	138,089	209,190
Group VI	755,493	667,440
Group VII	5,938,007	4,608,741
Group VIII	7,170	-
Group IX	-	814,780
Group X	430,945	-
Group XI	670,105	445,044
Group XII	542,633	-
Group XIII	169,585	330,210
Group XIV	1,398,045	228,800
Group XV	2,714,186	413,495
Group XVI	-	227,657
Group XVII	-	529,797
Balance at end of year	12,805,624	8,806,942

NOTE 7 – PROPERTY & EQUIPMENT

Property and equipment, net comprised of the following:

	April 30, 2021	October 31, 2020
At Cost:
Equipment	44,296	41,152
Motor vehicles	74,022	44,418
Leasehold Improvement	14,505	29,599
Furniture and fixtures	8,242	7,972
	141,065	123,141

Less: Accumulated depreciation	53,019	21,264
Total, net	88,046	101,877

Depreciation expenses was $31,755 and $9,137 for the six months ended April 30, 2021 and 2020, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 8 – INTANGIBLE ASSETS

Intangible assets, net comprised of the following:

	April 30, 2021	October 31, 2020
At Cost:
Financial software	16,991	16,436
	16,991	16,436
Less: Accumulated Amortization	-	-
Total, net	16,991	16,436

Amortization expenses was $nil and $nil for the six months ended April 30, 2021 and 2020, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

The franchisees are related parties of the Company due to the nominal, symbolic equity interest ownership in the franchisees. The franchisees were originally incorporated with the Company shown as a 51.0% owner and subsequently as a 1.25% owner. The intent of having such ownership percentage in the franchisees was to enable the franchisees to register their respective individual business name to include the words “Jiuzi” as required by the local business bureau. Subsequent to the successful registration by the franchisees and completion of the Company’s obligations under the franchise and license agreement, the Company will decrease its ownership interest in these franchisees to 0%. The Company’s percentage of shareholding is nominal, inconsequential, and symbolic. The Company’s equity interest of 51.0% and 1.25% in the franchisees were symbolic in nature.

The Company did not and does not control the franchisees, exert significant influence over the franchisees, have the power to direct the use of the franchisee’s assets and the fulfillment of their obligations, appoint or dismiss directors, authorized representatives, or executive officers of the franchisees. Management has also determined that the percentage shareholding in the franchisee is not compensatory to the Company in nature, and accordingly, would not be subject to consideration as income under revenue recognition criteria. The Company did not contribute any permanent equity capital in these franchisees and if these franchisees were to incur substantial losses and accumulate significant liabilities, the Company is not obligated to absorb such losses on behalf of the franchisees. Accordingly, the management has determined that the financial positions and results of operations of these franchisees should not be included as part of the Company’s consolidated financial statements.

In addition, the Company did not and will not receive any actual ownership interest in the franchisees, nor receive any benefits from being a 51% or 1.25% owner in the franchisees. Any after tax profits generated by the franchisees that are potentially distributable to the Company are governed by the royalty agreements between the Company and the franchisee not the shareholding percentage. Accordingly, the management has determined that the ownership interest is not part of the initial franchise fee.

Accounts receivable from related franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Pingxiang Jiuzi New Energy Automobile Co., Ltd	99,311	163,310
Yichun Jiuzi New Energy Automobile Co., Ltd	165,467	294,547
Puyang Guozheng New Energy Vehicle Sales Co., Ltd	53,498	51,752
Wanzai Jiuzi New Energy Automobile Co., Ltd	77,447	179,515
Xinyu Jiuzi New Energy Automobile Co., Ltd	149,447	308,934
Liuyang Jiuzi New Energy Automobile Co., Ltd	29,880	133,501
Yudu Jiuzi New Energy Automobile Co., Ltd	16,311	84,393
Gao’an Jiuzi New Energy Automobile Co., Ltd	36,406	35,219
Jiujiang Jiuzi New Energy Automobile Co., Ltd	54,499	52,720
Pingjiang Jiuzi New Energy Automobile Co., Ltd	38,855	37,587
Quanzhou Jiuzi New Energy Automobile Co., Ltd	19,895	34,188
Loudi Jiuzi New Energy Automobile Co., Ltd	85,032	89,728
Guangzhoushi New Energy Automobile Co., Ltd	4,834
Huaihua Jiuzi New Energy Automobile Co., Ltd	-	7,471
Xuzhou Jiuzi New Energy Automobile Co., Ltd	-	17,184
Dongming Jiuzi New Energy Automobile Co., Ltd	61,568	59,560
Yulin Jiuzi New Energy Automobile Co., Ltd	42,416	22,382
Total	934,866	1,571,991

Accounts receivables above derived from sales of vehicles supplied to the Company’s franchisees without any special payment terms. Sales revenues from related parties’ franchisees were $ nil and $124,586 for the six months ended April 30, 2021 and 2020, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Loan to related franchisees is comprised of the following (see note 6 for details):

	April 30, 2021			October 31, 2020
	Gross	Discount	Net	Gross	Discount	Net
Jiangsu Changshu	$299,766	35,214	264,552	$293,197	34,442	258,755
Shandong Dongming	381,798	44,850	336,948	359,627	42,246	317,381
Jiangxi Gao’an	357,973	42,052	315,921	338,048	39,711	298,337
Hunan Huaihua	281,470	33,065	248,405	259,255	30,455	228,800
Jiangxi Jiujiang	349,950	41,109	308,841	333,037	39,122	293,915
Hunan Liuyang	480,896	56,492	424,404	344,683	40,490	304,193
Hunan Loudi	349,632	41,072	308,560	312,224	36,677	275,547
Hunan Pingjiang	384,019	45,111	338,908	334,655	39,312	295,343
Jiangxi Pingxiang	513,207	60,287	452,920	368,137	43,246	324,891
Henan Puyang	976,128	114,667	861,461	432,805	50,842	381,963
Fujian Quanzhou	433,692	50,946	382,746	383,604	45,063	338,542
Jiangxi Wanzai	711,139	83,539	627,600	228,316	26,821	201,495
Jiangxi Xinyu	1,123,517	131,981	991,536	363,489	42,700	320,789
Jiangxi Yichun	46,872	5,506	41,366	380,070	44,647	335,423
Jiangxi Yudu	327,828	38,511	289,317	234,770	27,579	207,191
Guangxi Rongxian	13,902	1,633	12,269	353,381	41,512	311,869
Guangdong Zengcheng	560,285	65,818	494,467	516,780	60,707	456,073
Jiangxi Shanggao	156,470	18,381	138,089	107,165	14,344	92,821
Shandong Heze	780,775	91,719	689,056	401,660	43,091	358,569
Jiangxi Ganzhou	105,920	12,443	93,477	117,406	12,037	105,370
Anhui Fuyang	31,149	3,659	27,490	30,132	3,540	26,593
Hunan Liling	12,757	1,499	11,258	-	-	-
Hunan Zhuzhou	83,030	9,754	73,276	78,826	9,260	69,566
Hunan Changsha	3,518	413	3,105	3,404	400	3,004
Guangxi Guilin	1,467	172	1,295	1,420	167	1,253
Hunan Xiangtan	8,125	954	7,171	-	-	-
Hunan Chenzhou	332,498	39,059	293,439	237,035	27,845	209,190
Jiangxi Ji’an	321,506	37,768	283,738	326,525	38,357	288,167
Guangxi Nanning	179,587	21,096	158,491	164,762	19,355	145,407
Hunan Leiyang	292,899	34,407	258,492	283,849	33,344	250,505
Guangxi Liuzhou	9,299	1,092	8,207	8,995	1,057	7,939
Hunan Ningxiang	4,757	559	4,198	4,602	541	4,062
Guangdong Dongguan Changping	236,322	27,761	208,561	210,863	24,770	186,092
Hunan Changsha County	134,042	15,746	118,296	129,668	15,232	114,436
Henan Zhengzhou	1,467	172	1,295	1,420	167	1,253
Guangdong Dongguan Nancheng	9,329	1,096	8,233	6,784	797	5,987
Anhui Huaibei	3,568	419	3,149	3,452	405	3,046
Guangdong Humen	1,730	203	1,527	1,674	197	1,477
Guizhou Zunyi	136,359	16,018	120,341	130,415	15,320	115,095
Jiangsu Xuzhou	254,800	29,932	224,868	311,006	36,534	274,472
Henan Xinxiang	2,780	327	2,453	2,690	316	2,374
Henan Anyang	20,871	2,452	18,419	5,248	617	4,632
Jiangxi Nanchang	9,300	1,093	8,207	8,997	1,057	7,940
Zhejiang Lishui	3,061	360	2,701	2,962	348	2,614
Guangxi Yulin	405,906	47,682	358,224
Hubei Macheng	9,329	1,096	8,233	9,025	1,060	7,965
Hunan Chenzhou yongxing	279,236	32,802	246,434	289,310	33,986	255,325
Fujian Fuzhou	10,473	1,230	9,243	2,660	312	2,347
Anhui Bozhou	8,124	954	7,170	7,860	923	6,936
Anhui Suzhou	6,611	777	5,834	6,395	751	5,644

Jiuzi Holdings, Inc.

Notes to the Financial Statements

	April 30, 2021			October 31, 2020
	Gross	Discount	Net	Gross	Discount	Net
Anhui Bengbu	7,553	887	6,666	5,065	595	4,470
Guangdong Foshan	109,127	12,819	96,308	60,740	7,135	53,605
Jiangxi Shangrao	37,503	4,406	33,097	14,105	1,657	12,448
Jiangxi Luxi	-	-	-
Jiangxi Zhangshu	76,818	9,024	67,794	173,358	20,365	152,993
Hunan Hengyang	111,985	13,155	98,830	74,711	8,776	65,934
Hunan Xiangxiang	4,634	544	4,090	4,483	527	3,956
Shandong Heze dingtao	229,870	27,003	202,867	47,098	5,533	41,565
Shandong Jining Liangshan	59,993	7,048	52,945	47,098	5,533	41,565
Shandong Zouping	62,588	7,352	55,236	47,098	5,533	41,565
Shandong Juye	252,546	29,667	222,879	312,859	36,752	276,107
Shandong Juancheng	268,331	31,521	236,810	39,238	4,609	34,629
Shandong Shanxian	205,404	24,129	181,275
Jiangxi Jian yongfeng	16,219	1,905	14,314	13,448	1,580	11,868
Anhui Huaibei Suixi	10,442	1,227	9,215	10,101	1,187	8,914
Shandong Heze yuncheng	383,467	45,047	338,420	241,346	28,351	212,995
Shandong Heze Gaoxinqu	8,125	954	7,171	7,860	923	6,936
Guangdong Zengchengerqu	8,125	954	7,171
Hainan Sanya	8,959	1,052	7,907	7,172	843	6,330
Guangzhou Baiyun	8,125	954	7,171
Hunan Changsha Furong	11,986	1,408	10,578	2,630	309	2,321
Hunan Yongzhou	8,125	954	7,171	7,860	923	6,936
Hunan Changsha Yuhua	274,819	32,283	242,536	118,163	13,881	104,282
Hunan Yiyang	8,125	954	7,171
Anhui Suzhou Lishan	8,125	954	7,171
Hunan Shaoyang	13,902	1,633	12,269
JiangXi Jingdezhen	24,848	2,919	21,929	7,855	920	6,935
GuangDong Huizhou	13,902	1,633	12,269
Shandong Heze Caoxian	629,649	73,966	555,683
GuangDong Shenjiang	13,902	1,633	12,269
Hunan Hengyang Shigu	13,902	1,633	12,269
Hunan Jishou	13,902	1,633	12,269
Hunan Wangcheng	13,902	1,633	12,269
Hunan zhangjiajie	13,902	1,633	12,269
Hunan changde	13,902	1,633	12,269
Zhejiang Jinhua	13,902	1,633	12,269
Hunan Hengdong	13,902	1,633	12,269
Guangxi Nanning jiangnan	35,526	4,173	31,353
Guangzhou Panyu	13,902	1,633	12,269
Zhejiang Yiwu	13,902	1,633	12,269
Hainan Haikou	23,169	2,722	20,447
Total	$14,510,149	1,704,525	12,805,624	$9,974,576	1,167,634	8,806,942

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The advances paid above are derived from funds advanced to the Company’s franchisees as working capital to support its operations. Such advances are due within 18 months.

Accounts payable to related parties’ franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Guangzhou	-	16,228
Hunan Liling	-	1,108
Hunan Xiangtan	-	5,588
Jiangxi Tonggu	-	206
Shandong Shanxian	-	5,588
Hunan Yiyang	-	5,588
Guangdong Guangzhou Zengcheng No.2	-	5,588
Guangdong Guangzhou Baiyun	-	5,588
Anhui Suzhou Dangshan	-	5,588
Liuyang	13,732	25,058
Wanzai	8,650	8,368
Huaihua	18,520	17,915
Total	40,902	102,411

Accounts payable above derived from vehicles purchased by the Company from the franchisees as inventory on a needed basis without any special payment terms.

Contract liability – related party comprised of the following:

	April 30, 2021	October 31, 2020
Deferred revenues	449,188	614,449
Potential franchisees	-	-
Total, net	449,188	614,449

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Deferred revenues from related franchisees comprised of the following:

	April 30, 2021	October 31, 2020
Jiangxi Yichun
Henan Puyang	10,812	10,460
Jiangxi Wanzai	162,185
Jiangxi Shanggao	155	66,642
Shandong Heze	7,723	-
Jiangxi Ganzhou		1,494
Hunan Zhuzhou		2,690
Shandong Jining Liangshan	2,302
Guangxi Yulin	9,268	-
Hunan Chenzhou	3,552	-
Hunan Chenzhou Yongxing	6,178	5,977
Jiangxi Ji’an	1,236	86,665
Jiangxi Ji’an Yongfeng		1,195
Guangxi Nanning	4,634	5,977
Hunan Leiyang		13,448
Dongguan Changping		127,009
Dongguan Humen	927	897
Guizhou Zunyi	1,699	1,644
Hunan Changsha	3,552	3,437
Hunan Changsha County	3,425	3,313
Dongguan Nancheng	2,780	1,195
Anhui Huaibei		12,701
Hunan Hengyang	7,723	2,391
Guangxi Beihai	7,723	7,471
Hainan Haikou	23,169	22,413
Henan Xinxiang	7,723	7,471
Henan Anyang	15,446	14,942
Henan Wenxian	77	75
Hunan Liling		7,023
Zhejiang Lishui	23,941	23,160
Guangxi Liuzhou	3,861	3,736
Hunan Miluo	4,633	4,483
Guangzhou Panyu		7,471
Hunan Shaoyang		44,827
Hunan Wangcheng		15,839
Hainan Sanya	1,544	1,494
Hunan Xiangxiang	38,615	37,355
Hunan Changsha Furong	2,471	1,195
Guangdong Foshan		2,988
Anhui Suzhou	1,313	1,270
Anhui Suzhou Dangshan	309	299
Anhui Suixi	1,236	1,195
Anhui Bengbu	1,236	1,195
Hunan Zhangjiajie		18,678
Hunan Yueyang	7,723	7,471
Fujian Fuzhou	927	897
Shandong Heze Yuncheng		7,471
Shandong Juancheng		4,184
Jiangxi Zhangshu		1,494
Jiangxi Shangrao	309	6,275
Chengdu Jinniu	7,723
Anhui Mengcheng	7,723
Anhui Xiaoxian	7,723
Guangxi Yulin Yuzhou	7,723
Hunan Changsha Tianxin	30,892
Sichuan Leshan	15,446
Hunan Jishou	1,551
Total	449,188	614,449

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The deferred revenues above derived from initial franchise fees payments received in advance for services which have not yet been performed. The initial franchise fees include a series of performance obligations and an indefinite license to use the Company’s trademark. Amounts are recognized as advances when received, and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. The payments are received in advance progressively and are not refundable once the required amount is attained. Such amounts are recognized as revenues when the Company performed the initial services required under the franchise or license agreement, which is generally when a specific performance obligation is completed or when and if the franchise or license agreement is terminated.

Related parties receivables comprised of the following:

	April 30, 2021	October 31, 2020
Mr. Shuibo Zhang	178,925	147,593
Mr. Qi Zhang	19,275	26,050
Hangzhou zhitongche	43,837
Total	242,037	173,643

As of April 30, 2021 and October 31, 2020, the Company has an outstanding receivable of $178,925 and $147,593, respectively, from Mr. Shuibo Zhang, the Company’s shareholder, director, and office. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing.

As of April 30, 2021 and October 31, 2020, the Company has an outstanding receivable of $19,275 and $26,505, respectively, from Mr. Qi Zhang, the vice president of marketing department. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing and due on demand without a specified maturity date.

NOTE 10 – LEASES

The Company has various operating leases for its corporate office and retail store.

Operating lease expenses were $44,476 and $22,425 for the six months ended April 30, 2021 and 2020, respectively.

As of April 30, 2021 and October 31, 2020, the outstanding operating leases are below the Company’s threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

The undiscounted future minimum lease payment schedule as follows:

For the six months ending April 30, 2021,
2021 (six months from May 1, 2021 to October 31, 2021)	44,476
2022	7,348
2023	2,480
Total	54,304

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 11 – SHAREHOLDERS’ EQUITY

As of April 30, 2021 and October 31, 2020, the Company had 15,000,000 shares issued and outstanding.

On October 31, 2020, pursuant to a special resolution adopted by its shareholders to amend and restate the memorandum and articles of associations, the Company conducted a subdivision of its par value with each share of a par value of $0.005 of the authorized share capital of the Company (including issued and unissued share capital) be subdivided into 5 shares of a par value of $0.001 each (the “Share Subdivision”). Immediately following the Share Subdivision, the authorized share capital of the Company was $50,000 divided into 50,000,000 shares of a par value of $0.001 each, and the total issued and outstanding shares were 5,000,000.

Subsequent to the Share Subdivision, the Company increased its authorized share capital from 50,000,000 shares to 150,000,000 shares with a par value of $0.001 per share, and issued a stock dividend on 2 for 1 on post-Share Subdivision basis, whereby each shareholder holding 1 share of the 5,000,000 shares outstanding immediately preceding this stock dividend was issued an additional 2 shares; therefore, a total of 10,000,000 shares were issued; immediately following this transaction, there were a total of 15,000,000 shares issued and outstanding. All shares and per share amounts for all periods presented herein have been adjusted to reflect the Share Subdivision and stock dividend as if it had occurred at the beginning of the first period presented.

NOTE 12 – SEGMENTS AND GEOGRAPHIC INFORMATION

The Company believes that it operates in two business segments which comprised of sales of NEVs and franchise services; and it operates in one geographical location China. The Company disaggregates its revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales of goods revenues comprised of sales of vehicles to third party customers and to the franchisees. Franchise services revenues comprised of initial fees and ongoing royalties from the franchisees. Under the franchise arrangement, franchisees are granted the right to operate retail store using the Company’s Jiuzi brand and system.

Sales revenues comprised of the following:

	Six Months Ended
	April 30, 2021		April 30, 2020
NEVs sales	22,230	5%	299,572	23%
Franchisees service revenues	4,587,123	95%	977,664	77%
Total	4,609,353	100%	1,277,236	100%

Direct costs comprised of the following:

	Six Months Ended
	April 30, 2021		April 30, 2020
NEVs sales	5,613	0.4%	296,140	37%
Franchisees service revenues	1,481,000	99.6%	495,073	63%
Total	1,486,613	100%	791,213	100%

Gross profit (loss) comprised of the following:

	Six Months Ended
	April 30, 2021		April 30, 2020
NEVs sales	16,617	0.5%	3,432	1%
Franchisees service revenues	3,106,123	99.5%	482,591	99%
Total	3,122,740	100%	486,023	100%

NOTE 13 – INCOME TAX

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The deferred tax assets are reduced by a valuation allowance as in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The net taxable income (losses) before income taxes and its provision for income taxes comprised of the following:

	Six Months Ended
	April 30, 2021	April 30, 2020
Income attributed to China	1,757,180	(27,795)
PRC statutory tax rate	25%	25%
Tax expense/(benefit)	439,295	(6,949)
ASC 747 Valuation allowance	-	(6,949)
Miscellaneous	6,431	16
Tax expense, net	445,726	16

NOTE 14 – CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

The concentration on sales revenues generated by customers type comprised of the following:

	Six Months Ended
	April 30, 2021		April 30, 2020
Third party sales revenues	22,230	0%	174,986	13%
Related party sales revenues	-	-	124,586	10%
Related party franchise revenues	4,587,123	100%	977,664	77%
Total	4,609,353	100%	1,277,236	100%

The concentration of sales revenues generated by third-party customers comprised of the following:

	Six Months Ended
	April 30,		April 30,
	2021		2020
Customer A	-	-	22,745	13%
Customer B	-	-	18,701	11%
Customer C	-	-	18,671	11%
Customer D	3,366	15%	-	-%
Customer E	3,162	14%	-	-%
Customer F	1,216	6%	-	-%
Customer G			-	-%
Total	7,744	35%	60,117	35%

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Subsequent to the date the financial statements were available to be issued, the following subsequent event required disclosures and adjustments to the financial statements:

Other than the subsequent event disclosed above, there was no other subsequent event that would require disclosure to or adjustment to the financial statements.

Jiuzi Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of

Jiuzi Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Jiuzi Holdings, Inc. (the “Company”) as of October 31, 2020 and 2019 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended October 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended October 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since October 9, 2019.

San Mateo, California

February 23, 2021

Jiuzi Holdings, Inc.

Consolidated Balance Sheets

As of October 31, 2020 and 2019

	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$764,492	$442,214
Restricted cash	-	-
Accounts receivable	14,875	48,196
Accounts receivable – related party	1,518,264	1,121,407
Due from related parties	173,643	-
Inventories	154,586	209,497
Advances to suppliers	569,023	602,312
Loans receivable from related parties, net	2,999,261	3,417,663
Other receivables and other current assets	280,789	208,248
Total current assets	6,474,933	6,049,537
Non-current asset
Property, plant and equipment, net	101,877	90,081
Intangible asset, net	16,436	15,495
Other non-current assets	2,349	2,657
Loans receivable from related parties, net	5,308,919	874,193
Related party receivable	-	34,104
Total non-current assets	5,429,581	1,016,530
TOTAL ASSETS	$11,904,514	$7,066,067

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accruals and other payables	$82,182	$56,828
Accounts payable – related party	102,411	11,551
Accounts payable	872	-
Taxes payable	2,772,447	1,280,517
Contract liability	116,977	102,003
Contract liability – related party	614,449	803,617
Related party payable	-	156,454
TOTAL LIABILITIES	$3,689,338	$2,410,970

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares (150,000,000 shares authorized, par value $0.001, 15,000,000 shares issued and outstanding as of October 31, 2020 and 2019)*	$15,000	$15,000
Additional paid in capital	308,939	299,893
Statutory reserve	690,624	426,414
Retained earnings	6,846,609	3,659,892
Accumulated other comprehensive loss	(60,426)	(206,729)
Total equity attributable to Jiuzi	7,800,746	4,194,470
Equity attributable to noncontrolling interests	414,430	460,627
Total Shareholders’ equity	$8,215,176	$4,655,097

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,904,514	$7,066,067

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Income and Comprehensive Income

For the years ended October 31, 2020 and 2019

	2020	2019
Revenues, net	$258,834	$839,744
Revenues – related party, net	7,951,761	7,138,355
Total Revenues	8,210,595	7,978,099

Cost of revenues	217,807	857,097
Cost of revenues – related party	1,972,961	2,259,079
Total cost of revenues	2,190,768	3,116,176

Gross profit	6,019,827	4,861,923

Selling and marketing expense	29,887	40,723
General and administrative expenses	1,619,125	1,101,415
Operating income	4,370,815	3,719,785

Non-operating income (expense) items:
Other income (expense), net	30,610	17,134
Interest income	390	11,895
Interest expense	(3,880)	(1,765)
	27,120	27,264

Earnings before tax	4,397,935	3,747,049

Income tax	974,393	540,782

Net income	3,423,542	3,206,267
Less: loss attributable to non-controlling interest	(27,385)	(33,790)
Net income attributable to Jiuzi	$3,450,927	$3,240,057

Earnings per share
Basic	$0.23	$0.22
Diluted	$0.23	$0.22

Weighted average number of ordinary shares outstanding*
Basic	15,000,000	15,000,000
Diluted	15,000,000	15,000,000

	2020	2019
Net income	$3,423,542	$3,206,267

Other comprehensive income (loss):
Foreign currency translation loss	146,303	(116,437)
Total comprehensive income	$3,569,845	$3,089,830

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Changes in Shareholders’ Equity

For the years ended October 31, 2020 and 2019

						Accumulated	Equity
	Ordinary shares*,**		Additional			Other	attributable	Non-
	No. of	Par	Paid in	Statutory	Retained	Comprehensive	to	Controlling	Total
	Shares	Value	Capital	Reserves	Earnings	Loss	Jiuzi	interest	Equity

Balance, November 1, 2018	15,000,000	15,000	74,947	97,508	748,741	(90,292)	845,904	509,485	1,355,389
(Distribution) / Contribution in capital	-	-	224,946	-	-	-	224,946	-	224,946
Net income	-	-	-	-	3,240,057	-	3,240,057	(33,790)	3,206,267
Appropriations to statutory reserves	-	-	-	328,906	(328.906)	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	(116,437)	(116,437)	(15,068)	(131,505)
Balance, October 31, 2019	15,000,000	15,000	299,893	426,414	3,659,892	(206,729)	4,194,470	460,627	4,655,097

Balance, November 1, 2019	15,000,000	15,000	299,893	426,414	3,659,892	(206,729)	4,194,470	460,627	4,655,097
Contribution in capital	-	-	9,046	-	-	-	9,046	(7,795)	1,251
Net income	-	-	-	-	3,450,927	-	3,450,927	(27,385)	3,423,542
Appropriations to statutory reserves	-	-	-	264,210	(264,210)	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	146,303	146,303	(11,017)	135,286
Balance, October 31, 2020	15,000,000	15,000	308,939	690,624	6,846,609	(60,426)	7,800,746	414,430	8,215,176

*	Giving retroactive effect for the Share Subdivision and 2-for-1 stock dividend on post-Share Subdivision basis

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Consolidated Statements of Cash Flows

For the years ended October 31, 2020 and 2019

	2020	2019

Cash flows from operating activities
Net income	$3,423,542	$3,206,267
Depreciation and amortization	20,182	8,582
Provision for doubtful accounts	11,474	32,717
Provision for credit losses	305,128	61,277
Imputed interest expense	762,113	35,812
Changes in assets and liabilities
Increase in accounts receivable	37,809	(25,367)
Increase in accounts receivable – related party	(488,494)	(299,062)
Decrease (Increase) in inventories	73,001	104,986
Increase in loans to related parties	(4,982,838)	(37,917)
(Increase) decrease in other assets	10,435	(164,659)
(Decrease) increase in accrued and other liabilities	22,843	(15,540)
Decrease in account payable	(10,306)	-
Increase in accounts payable – related party	91,841	1,422
Increase in taxes payable	1,474,958	992,328
(Decrease) increase in contract liability	20,370	(4,925)
(Decrease) increase in contract liability – related party	(256,761)	(4,978,756)
Net cash generated by (used in) operating activities	515,297	(1,082,855)

Cash flows from investing activities
Purchase of fixed assets	(26,778)	(7,087)
Purchase of intangible assets	-	(15,964)
Refund of security deposits	490	12,854
Net cash (used in) generated by investing activities	(26,288)	(10,197)

Cash flows from financing activities
Proceeds from owner’s injection of capital	9,046	224,946
Proceeds from related party, net	(173,102)	161,191
Net cash (used in) provided by financing activities	(164,056)	386,137

Net (decrease) increase of cash and cash equivalents	324,953	(706,915)

Effect of foreign currency translation on cash and cash equivalents	(2,675)	(5,314)

Cash, cash equivalents, and restricted cash – beginning of period	442,214	1,154,443

Cash, cash equivalents, and restricted cash – end of period	$764,492	$442,214

Supplementary cash flow information:
Interest received	$390	$11,895
Interest paid	$3,880	$1,765
Income taxes paid	$-	$-

See accompanying notes to financial statements.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Jiuzi Holdings, Inc. (“Company” or “Jiuzi”) was incorporated in the Cayman Islands on October 10, 2019. The Company in an investment holding company; its primary operations are conducted through subsidiaries and variable interest entities as described below.

Jiuzi (HK) Limited (“Jiuzi HK”) was incorporated in Hong Kong on October 25, 2019. It is wholly owned subsidiary of the Company.

Zhejiang Navalant New Energy Automobile Co., Ltd. (“Jiuzi WFOE”) was incorporated on June 5, 2020 as wholly foreign owned entity in the People’s Republic of China (“PRC”). Jiuzi WFOE is a wholly owned subsidiary of Jiuzi HK.

Zhejiang Jiuzi (“Zhejiang Jiuzi”) was incorporated on May 26, 2017 in the PRC. Zhejiang Jiuzi’s scope of business includes the sale of new energy vehicles (“NEVs”) and NEV components and parts, and the related development of products and services for the NEV industry. Zhejiang Jiuzi generates revenues by both selling NEVs and NEV components and parts to Jiuzi branded licensed NEV dealerships, and by rendering professional services to new Jiuzi NEV dealerships, such as initial setup, NEV product procurement services, and specialized marketing campaigns. The Zhejiang Jiuzi also provides short term financing solutions to the new Jiuzi NEV dealerships for the procurement of NEVs.

Shangli Jiuzi was incorporated on May 10, 2018 in the PRC. Its scope of business is similar to Zhejiang Jiuzi. Zhejiang Jiuzi owns 59% equity interest in Shangli Jiuzi, and the remaining 41% equity interest is owned by unrelated third-party investors; as such Shangli Jiuzi is accounted as a subsidiary of Zhejiang Jiuzi.

Contractual Arrangements between Jiuzi WFOE and Zhejiang Jiuzi

Due to PRC legal restrictions on foreign ownership, the Company and its subsidiaries do not own any direct equity interest in Zhejiang Jiuzi. Instead, the Company and its subsidiaries control and receive the economic benefits of Zhejiang Jiuzi’s business operation through a series of contractual arrangements.

Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders entered into a series of contractual arrangements, 1) Exclusive Option Agreement, 2) Exclusive Business Cooperation Agreement, and 3) Share Pledge Agreement, known as VIE Agreements, on June 15, 2020. The VIE agreements are designed to provide Jiuzi WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Zhejiang Jiuzi, including absolute control rights and the rights to the assets, property and revenue of Zhejiang Jiuzi.

Each of the VIE Agreements is described in detail below:

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Zhejiang Jiuzi Shareholders irrevocably granted Jiuzi WFOE (or its designee) an exclusive right to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Zhejiang Jiuzi held by the Zhejiang Jiuzi Shareholders. The purchase price is RMB 10 and subject to any appraisal or restrictions required by applicable PRC laws and regulations.

The agreement takes effect upon parties signing the agreement, and remains effective for 10 years, extendable upon Jiuzi WFOE or its designee’s discretion.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Zhejiang Jiuzi and Jiuzi WFOE, Jiuzi WFOE provides Zhejiang Jiuzi with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Zhejiang Jiuzi by Jiuzi WFOE under this agreement, Jiuzi WFOE is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by Jiuzi WFOE. The service fee should approximately equal to Zhejiang Jiuzi’s net profit.

The Exclusive Business Cooperation Agreement shall remain in effect for ten years unless earlier terminated upon written confirmation from both Jiuzi WFOE and Zhejiang Jiuzi before expiration. Otherwise, this agreement can only be extended by Jiuzi WFOE and Zhejiang Jiuzi does not have the right to terminate the agreement unilaterally.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Share Pledge Agreement

Under the Share Pledge Agreement between Jiuzi WFOE and certain shareholders of Zhejiang Jiuzi together holding 1,000,000 shares, or 100% of the equity interests, of Zhejiang Jiuzi (“Zhejiang Jiuzi Shareholders”), the Zhejiang Jiuzi Shareholders pledged all of their equity interests in Zhejiang Jiuzi to Jiuzi WFOE to guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Zhejiang Jiuzi breaches its contractual obligations under the Exclusive Business Cooperation Agreement, Jiuzi WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Zhejiang Jiuzi Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, Jiuzi WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Zhejiang Jiuzi Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Jiuzi WFOE’s interest.

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Zhejiang Jiuzi’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Zhejiang Jiuzi’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Zhejiang Jiuzi do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice Jiuzi WFOE’s interests without Jiuzi WFOE’s prior written consent and (3) provide Jiuzi WFOE control over Zhejiang Jiuzi.

The Company has concluded that the Company is the primary beneficiary of Zhejiang Jiuzi and its subsidiaries, and should consolidate financial statements. The Company is the primary beneficiary based on the VIE Agreements that each equity holder of Zhejiang Jiuzi pledged their rights as a shareholder of Zhejiang Jiuzi to Jiuzi WFOE. These rights include, but are not limited to, voting on all matters of Zhejiang Jiuzi requiring shareholder approval, disposing of all or part of the shareholder’s equity interest in Zhejiang Jiuzi, oversee and review Zhejiang Jiuzi’s operation and financial information. As such, the Company, through Jiuzi WFOE, is deemed to hold all of the voting equity interest in Zhejiang Jiuzi and its subsidiaries.

For the periods presented, the Company has not provided any financial or other support to either Zhejiang Jiuzi or its subsidiaries. However, pursuant to the Exclusive Business Cooperation Agreement, the Company may provide complete technical support, consulting services and other services during the term of the VIE agreements. Though not explicit in the VIE agreements, the Company may provide financial support to Zhejiang Jiuzi and its subsidiaries to meet its working capital requirements and capitalization purposes. The terms of the VIE Agreements and the Company’s plan of financial support to the VIE was considered in determining that the Company is the primary beneficiary of the VIE. Accordingly, the financial statements of the VIE are consolidated in the Company’s consolidated financial statements.

Based on the foregoing VIE Agreements, Jiuzi WFOE has effective control of Zhejiang Jiuzi and its subsidiaries, which enables Jiuzi WFOE to receive all of their expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Accordingly, the Company consolidates the accounts of Zhejiang Jiuzi and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification, or ASC, 810-10, Consolidation.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. Significant inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. In particular, the novel coronavirus (“COVID-19”) pandemic and the resulting adverse impacts to global economic conditions, as well as our operations, may impact future estimates including, but not limited to, our allowance for loan losses, inventory valuations, fair value measurements, asset impairment charges and discount rate assumptions. Certain prior year amounts have been reclassified to conform to the current year’s presentation. Amounts and percentages may not total due to rounding.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”).

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Exchange rate used for the translation as follows:

US$ to RMB

	Period End	Average
October 31, 2020	6.6925	6.4164
October 31, 2019	7.0992	6.8905

Fair Values of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

●	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are recorded at the net value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for doubtful accounts.

Loans Receivable

Loans receivable are recorded at origination at the fair value less estimates for expected credit losses. Management regularly reviews outstanding accounts and provides an allowance for credit losses. When collection of the original amounts is no longer probable, the Company will either partially or fully write-off the balance against the allowance for credit losses.

Revenue Recognition

In 2014, the FASB issued guidance on revenue recognition (“ASC 606”), with final amendments issued in 2016. The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients. The Company has concluded that the new guidance did not require any significant change to its revenue recognition processes.

The Company’s revenues consist of sales of vehicle by the Company’s own corporate retail store to third party customers, sales of vehicle to franchisees as a supplier, and fees from retail stores operated by franchisees. Revenues from franchised stores include initial franchise fees and annual royalties based on a percent of net incomes.

The Company recognizes sales of vehicle revenues at the point in time when the Company has transferred physical possession of the goods to the customer and the customer has accepted the goods, therefore, indicating as control of the goods has been transferred to the customer. The transaction price is determined and allocated to the product prior to the transfer of the goods to the customer.

The initial franchise services include a series of performance obligations and an indefinite license to use the Company’s trademark. The series of performance obligations are specific services and deliverables that are set forth in the agreement and are billed and receivable as delivered and accepted by the franchisee. These services and deliverables may be customized and are not transferable to other third parties.

The royalty revenues are distinct from the initial franchise services. The Company recognizes royalty revenues only when the franchisee has generated positive annual net income, at which point the Company has the contractual right to request for payment of the royalty. The royalty is calculated as a percentage of the franchisees’ annual net income.

The Company estimates potential returns and records such estimates against its gross revenue to arrive at its reported net sales revenue. The Company has not experienced any sales returns.

Inventory

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products can be return to our suppliers.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses. The Company recorded $37,753 and $109,984 of advertising and promotional expenses for the years ended October 31, 2020 and 2019, respectively.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the years of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

All per share amounts for all periods presented herein have been adjusted to reflect the Share Subdivision and 2 for 1 stock dividend on post-Share Subdivision basis. See Note 11.

Property and Equipment & Depreciation

Property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Equipment	5 years
Furniture and fixtures	5 years
Motor vehicles	10 years

Intangible Assets & Amortization

Intangible assets are stated at historical cost net of accumulated amortization. Software are amortized on a straight-line basis over the estimated useful life of the software which is 3 years.

Impairment of Long-lived assets

The Company accounts for impairment of property and equipment and amortizable intangible assets in accordance with ASC 360, “Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of”, which requires the Company to evaluate a long-lived asset for recoverability when there is event or circumstance that indicate the carrying value of the asset may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset or asset group is not recoverable (when carrying amount exceeds the gross, undiscounted cash flows from use and disposition) and is measured as the excess of the carrying amount over the asset’s (or asset group’s) fair value.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

New Accounting Pronouncements

In February of 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income

●	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

●	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the statement of financial position

●	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis

●	Classify all cash payments within operating activities in the statement of cash flows.

In July 2018, the FASB issued Accounting Standards Update No. 2018-11 (ASU 2018-11), which amends ASC 842 so that entities may elect not to recast their comparative periods in transition (the “Comparatives Under 840 Option”). ASU 2018-11 allows entities to change their date of initial application to the beginning of the period of adoption. In doing so, entities would:

●	Apply ASC 840 in the comparative periods.

●	Provide the disclosures required by ASC 840 for all periods that continue to be presented in accordance with ASC 840.

●	Recognize the effects of applying ASC 842 as a cumulative-effect adjustment to retained earnings for the period of adoption.

In addition, the FASB also issued a series of amendments to ASU 2016-02 that address the transition methods available and clarify the guidance for lessor costs and other aspects of the new lease standard.

The management will review the accounting pronouncements and plan to adopt the new standard on November 1, 2019 using the modified retrospective method of adoption. The transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods will not be restated. The adoption of this ASU will result in the recording of additional lease assets and liabilities each with no effect to opening balance of retained earnings as the Company.

In June 2016, the FASB issued an accounting pronouncement (FASB ASU 2016-13) related to the measurement of credit losses on financial instruments. This pronouncement, along with subsequent ASUs issued to clarify certain provisions of ASU 2016-13, changes the impairment model for most financial assets and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. In developing the estimate for lifetime expected credit loss, entities must incorporate historical experience, current conditions, and reasonable and supportable forecasts. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019.

The management is currently evaluating the impact of this update to the consolidated financial statements. Management will evaluate if the current design for the allowance for loan loss methodology would comply with these new requirements.

In October 2018, the FASB issued an accounting pronouncement (FASB ASU 2018-17) related to related party guidance for variable interest entities. The amendments in this pronouncement are effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. The management does not expect it to have a material effect on the consolidated financial statements.

In December 2019, the FASB issued an accounting pronouncement (FASB ASU 2019-12) related to simplifying the accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The management does not expect it to have a material effect on the consolidated financial statements.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 3 – VARIABLE INTEREST ENTITIES AND OTHER CONSOLIDATION MATTERS

On June 15, 2020, Jiuzi WFOE, Zhejiang Jiuzi and the Zhejiang Jiuzi Shareholders. The key terms of these VIE Agreements are summarized in “Note 1 - Organization and Principal Activities” above.

VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Jiuzi WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Zhejiang Jiuzi and its subsidiaries, because it has both of the following characteristics:

1.	power to direct activities of Zhejiang Jiuzi that most significantly impact its economic performance, and

2.	obligation to absorb losses of the entity that could potentially be significant to Zhejiang Jiuzi or right to receive benefits from the entity that could potentially be significant to Zhejiang Jiuzi.

In addition, as all of these VIE agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE Agreements, it may not be able to exert effective control over Zhejiang Jiuzi and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through Zhejiang Jiuzi and its subsidiaries. Current regulations in China permit Zhejiang Jiuzi to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with their articles of association and PRC accounting standards and regulations. The ability of Zhejiang Jiuzi to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

Risks of variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The following financial information of the VIE in the PRC are included in the accompanying consolidated financial statements as of and for the years ended October 31, 2020 and 2019:

	October 31, 2020	October 31, 2019
Cash and cash equivalents	764,492	442,214
Restricted cash	-	-
Accounts receivables	14,875	48,196
Accounts receivables – related parties	1,518,264	1,121,407
Loans receivable from related parties, current portion	2,999,261	3,417,663
Other current assets	1,178,041	1,020,057
Property, plant and equipment, intangible assets	118,313	105,576
Loans receivable from related parties	5,308,919	874,193
Other non-current assets	-	36,761
Total assets of VIE	11,904,514	7,066,067

Accruals and other payables	302,442	326,836
Taxes payable	2,772,447	1,280,517
Contract liability – related party	614,449	803,617
Total liabilities of VIE	3,689,338	2,410,970

	For the years ended
	October 31, 2020	October 31, 2019
Revenues	8,210,595	7,978,099
Net income	3,423,542	3,206,267
Net cash (used in) generated by operating activities	515,297	(1,082,855)
Net cash (used in) generated by investing activities	(26,288)	(10,197)
Net cash provided by financing activities	(164,056)	386,137

As of October 31, 2020 and 2019, the VIE has not incurred any amount due from non-VIE subsidiaries of the Company.

As of October 31, 2020 and 2019, the VIE has not incurred any amount due to non-VIE subsidiaries of the Company.

All material related party transactions are disclosed in Note 9, or elsewhere in these consolidated financial statements. For the years ended October 31, 2020 and 2019, the VIES have not entered into any transaction with other subsidiaries that are not VIE. If and when such transaction incurs, such transaction would be eliminated upon consolidation.

Under the contractual arrangements with the VIE, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE under its control. Therefore, the Company considers that there is no asset in any of the VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves. As our VIE is incorporated as limited liability companies under the Company Law of the PRC, creditors of the VIEs do not have recourse to the general credit of the Company for any of the liabilities of the VIE.

The Company and its directly and indirectly wholly owned subsidiaries, Jiuzi (HK) and Jiuzi WFOE do not have any substantial assets or liabilities or result of operations. They were incorporated for the purpose of providing a tax efficient structure for the Zhejiang Jiuzi to raise additional capital for its development.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 4 – INVENTORY

Inventory, net comprised of the following:

	October 31, 2020	October 31, 2019
Finished goods	154,586	209,497
Total, net	154,586	209,497

Inventory write-down expense was $nil and $nil for the years ended October 31, 2020 and 2019, respectively.

NOTE 5 – ACCOUNTS RECEIVABLES

Accounts receivables, net is comprised of the following:

	October 31, 2020	October 31, 2019
Accounts receivables	14,875	48,916
Allowance for doubtful accounts	-	-
Total, net	14,875	48,916

	October 31, 2020	October 31, 2019
Accounts receivables-related parties	1,571,991	1,163,660
Allowance for doubtful accounts	(53,727)	(42,253)
Total, net	1,518,264	1,121,407

The following is a summary of the activity in the allowance for doubtful accounts:

	October 31, 2020	October 31, 2019
Balance at beginning of year	42,253	30,939
Provision	8,906	12,013
Charge-offs	-	-
Recoveries	-	-
Effect of translation adjustment	2,568	(699)
Balance at end of year	53,727	42,253

Bad debt expense was $11,474 and $32,717 for the years ended October 31, 2020 and 2019, respectively.

NOTE 6 – LOANS RECEIVABLES

Loans receivables include amounts due from related franchisees and are presented net of imputed interest and an allowance for estimated loan losses. The loans are provided in the form of credit line to related franchisee to support their operations. These loans are unsecured with a due date of 18 months upon initial drawing.

Management has determined that the 18-month borrowing rate most appropriately capture the financing cost for these loans. Given that the loans are in the forms of credit lines to the franchisees that may have varying balances over time, as a practical expedient, management has elected to the expense the interest as a cost of revenue at inception rather than amortize over time.

The amounts charged were $755,707 and $382,084 for the years ended October 31, 2020 and 2019, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The allowance for loan losses represents an estimate of the amount of net losses inherent in our portfolio of managed receivables as of the applicable reporting date and expected to become evident during the following 12 months.

Each lending request is evaluated by considering the borrower’s financial condition. The Company uses a proprietary model to assign each franchisee a risk rating. This model uses historical franchisee performance data to identify key factors about a franchisee that are considered most significant in predicting a franchisee’s ability to meet its financial obligations. The Company also considers numerous other financial and qualitative factors of the franchisee’s operations, including capitalization and leverage, liquidity and cash flow, profitability, and credit history with the Company and other creditors.

The Company also consider recent trends in delinquencies and defaults, recovery rates and the economic environment in assessing the models used in estimating the allowance for loan losses, and may adjust the allowance for loan losses to reflect factors that may not be captured in the models. In addition, the Company periodically consider whether the use of additional metrics would result in improved model performance and revise the models when appropriate. The provision for loan losses is the periodic expense of maintaining an adequate allowance.

An account is considered delinquent when the related franchisee fails to make a substantial portion of a scheduled payment 3 months after the due date. For purposes of determining impairment, loans are evaluated collectively, as they represent a large group of smaller-balance homogeneous loans, and therefore, are not individually evaluated for impairment.

As these loans are non-interest bearing, the Company recorded a discount to the face amount using an imputed interest rate of 11.75% and 8.46% for the years ended October 31, 2020 and 2019, respectively to reflect the fair value of the loan at origination. The imputed interest rate reflects the borrowing rate in the market under similar terms and duration. Direct costs associated with loan originations are not considered material, and thus, are expensed as incurred.

	October 31, 2020	October 31, 2019
Loan to related franchisees, gross	9,974,576	4,897,417
Discount based on imputed interest rate of 11.75% and 8.46%, respectively	(1,167,634)	(411,927)
Loan to related franchisees, net of discount	8,806,942	4,485,490

	October 31, 2020	October 31, 2019
Loan to related franchisees, net of discount	8,806,942	4,485,490
Provision for credit losses	(498,762)	(193,634)
Loan to related franchisees, net of discount and allowance	8,308,180	4,291,856

The following is a summary of the activity in the allowance for credit loss:

	October 31, 2019	October 31, 2019
Balance at beginning of year	193,634	168,600
Provision	293,362	52,889
Charge-offs	-	-
Recoveries	-	(23,172)
Effect of translation adjustment	11,766	(4,683)
Balance at end of year	498,762	193,634

Credit loss was $305,128 and $61,277 for the years ended October 31, 2020 and 2019, respectively.

The following is a summary of current and non-current loan receivables, net of allowance for credit losses:

	October 31, 2020	October 31, 2019
Loan to related franchisees, net of discount and allowances, current	2,999,261	3,417,663
Loan to related franchisees, net of discount and allowances, non-current	5,308,919	874,193
	8,308,180	4,291,856

Credit Quality

The Company extends credit to related franchisees primarily in the form of lines of credit to purchase vehicles and support their daily operations. Each of the franchisees are assigned to one of nine groups according to risk ratings with Group 1 demonstrating the strongest financial metrics, including performance and repayment ability and Group IX demonstrating the weakest financial metrics.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Generally, the company suspends credit lines and does not extend further funding to franchisee who are unable to repay the balance within 3 months after the 18-month deadline.

The Company regularly reviews the model to confirm the continued business significance and statistical predictability of the model and may make updates to improve the performance of the model. In addition, the Company regularly audits the related franchisee’s inventory and sales records to verify the franchisee’s performance. Based on the results of monitoring the franchisee’s performance, including daily payment verifications and monthly analysis of the franchisee’s financial statements, payoffs, aged inventory, over credit line and delinquency reports, the Company can adjust the franchisee’s risk rating, if necessary.

The credit quality of the loans receivables is evaluated based on our internal risk rating analysis. A franchisee has the same risk rating for its entire financing regardless of the type and timing of financing.

The credit quality analysis of franchisee loan receivables at October 31 was as follows:

	October 31, 2020	October 31, 2019
Franchisee Financing:
Group I	11,030	40,455
Group II	107,763	122,129
Group III	212,995	-
Group IV	209,190	313,916
Group V	667,440	1,144,212
Group VI	4,608,741	2,478,829
Group VII	814,780	-
Group VIII	-	109,815
Group IX	445,044	202,858
Group X	330,210	73,276
Group XI	228,800	-
Group XII	413,495	-
Group XIII	227,657	-
Group XIV	529,797	73,276
Balance at end of year	8,806,942	4,485,490

NOTE 7 – PROPERTY & EQUIPMENT

Property and equipment, net comprised of the following:

	October 31, 2020	October 31, 2019
At Cost:
Equipment	41,152	37,605
Motor vehicles	44,418	29,796
Leasehold Improvement	29,599	27,924
Furniture and fixtures	7,972	7,516
	123,141	102,841

Less: Accumulated depreciation	21,264	12,760
Total, net	101,877	90,081

Depreciation expenses was $8,504 and $8,582 for the years ended October 31, 2020 and 2019, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 8 – INTANGIBLE ASSETS

Intangible assets, net comprised of the following:

	October 31, 2020	October 31, 2019
At Cost:
Financial software	16,436	15,495
	16,436	15,495
Less: Accumulated Amortization	-	-
Total, net	16,436	15,495

Amortization expenses was $nil and $nil for the years ended October 31, 2020 and 2019, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

The franchisees are related parties of the Company due to the nominal, symbolic equity interest ownership in the franchisees. The franchisees were originally incorporated with the Company shown as a 51.0% owner and subsequently as a 1.25% owner. The intent of having such ownership percentage in the franchisees was to enable the franchisees to register their respective individual business name to include the words “Jiuzi” as required by the local business bureau. Subsequent to the successful registration by the franchisees and completion of the Company’s obligations under the franchise and license agreement, the Company will decrease its ownership interest in these franchisees to 0%. The Company’s percentage of shareholding is nominal, inconsequential, and symbolic. The Company’s equity interest of 51.0% and 1.25% in the franchisees were symbolic in nature.

The Company did not and does not control the franchisees, exert significant influence over the franchisees, have the power to direct the use of the franchisee’s assets and the fulfillment of their obligations, appoint or dismiss directors, authorized representatives, or executive officers of the franchisees. Management has also determined that the percentage shareholding in the franchisee is not compensatory to the Company in nature, and accordingly, would not be subject to consideration as income under revenue recognition criteria. The Company did not contribute any permanent equity capital in these franchisees and if these franchisees were to incur substantial losses and accumulate significant liabilities, the Company is not obligated to absorb such losses on behalf of the franchisees. Accordingly, the management has determined that the financial positions and results of operations of these franchisees should not be included as part of the Company’s consolidated financial statements.

In addition, the Company did not and will not receive any actual ownership interest in the franchisees, nor receive any benefits from being a 51% or 1.25% owner in the franchisees. Any after tax profits generated by the franchisees that are potentially distributable to the Company are governed by the royalty agreements between the Company and the franchisee not the shareholding percentage. Accordingly, the management has determined that the ownership interest is not part of the initial franchise fee.

Accounts receivable from related franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Pingxiang Jiuzi New Energy Automobile Co., Ltd	163,310	59,534
Yichun Jiuzi New Energy Automobile Co., Ltd	294,547	194,178
Puyang Guozheng New Energy Vehicle Sales Co., Ltd	51,752	48,787
Wanzai Jiuzi New Energy Automobile Co., Ltd	179,515	129,832
Xinyu Jiuzi New Energy Automobile Co., Ltd	308,934	293,488
Liuyang Jiuzi New Energy Automobile Co., Ltd	133,501	125,852
Yudu Jiuzi New Energy Automobile Co., Ltd	84,393	42,934
Gao’an Jiuzi New Energy Automobile Co., Ltd	35,219	25,989
Jiujiang Jiuzi New Energy Automobile Co., Ltd	52,720	42,953
Pingjiang Jiuzi New Energy Automobile Co., Ltd	37,587	35,434
Quanzhou Jiuzi New Energy Automobile Co., Ltd	34,188	18,143
Loudi Jiuzi New Energy Automobile Co., Ltd	89,728	73,755
Huaihua Jiuzi New Energy Automobile Co., Ltd	7,471	-
Xuzhou Jiuzi New Energy Automobile Co., Ltd	17,184	-
Guangzhou Jiuzi New Energy Vehicle Co., Ltd	-	4,409
Dongming Jiuzi New Energy Automobile Co., Ltd	59,560	47,272
Yulin Jiuzi New Energy Automobile Co., Ltd	22,382	21,100
Total	1,571,991	1,163,660

Accounts receivables above derived from sales of vehicles supplied to the Company’s franchisees without any special payment terms. Sales revenues from related parties’ franchisees were $398,613 and $574,592 for the years ended October 31, 2020 and 2019, respectively.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Loan to related franchisees is comprised of the following (see note 6 for details):

	October 31, 2020			October 31, 2019
	Gross	Discount	Net	Gross	Discount	Net
Jiangsu Changshu	$293,197	34,442	258,755	$292,882	$24,765	$268,117
Shandong Dongming	359,627	42,246	317,381	133,409	11,280	122,129
Jiangxi Gao’an	338,048	39,711	298,337	297,694	25,172	272,522
Hunan Huaihua	259,255	30,455	228,800	119,958	10,143	109,815
Jiangxi Jiujiang	333,037	39,122	293,915	224,668	18,998	205,670
Hunan Liuyang	344,683	40,490	304,193	264,042	22,326	241,716
Hunan Loudi	312,224	36,677	275,547	298,042	25,201	272,841
Hunan Pingjiang	334,655	39,312	295,343	284,382	24,047	260,335
Jiangxi Pingxiang	368,137	43,246	324,891	253,726	21,454	232,272
Henan Puyang	432,805	50,842	381,963	360,188	30,456	329,732
Fujian Quanzhou	383,604	45,063	338,542	289,465	24,476	264,989
Jiangxi Wanzai	228,316	26,821	201,495	143,538	12,138	131,400
Jiangxi Xinyu	363,489	42,700	320,789	241,217	20,397	220,820
Jiangxi Yichun	380,070	44,647	335,423	474,762	40,144	434,618
Jiangxi Yudu	234,770	27,579	207,191	199,374	16,858	182,516
Guangxi Rongxian	353,381	41,512	311,869	266,247	22,513	243,734
Guangdong Zengcheng	516,780	60,707	456,073	410,378	34,701	375,677
Jiangxi Shanggao	107,165	14,344	92,821	46,047	3,893	42,154
Shandong Heze	401,660	43,091	358,569	5,724	484	5,240
Jiangxi Ganzhou	117,406	12,037	105,370	17,937	1,517	16,420
Anhui Fuyang	30,132	3,540	26,593	28,406	2,402	26,004
Hunan Liling	-	-	-	4,224	357	3,867
Hunan Zhuzhou	78,826	9,260	69,566	4,302	364	3,938
Hunan Changsha	3,404	400	3,004	4,279	361	3,918
Guangxi Guilin	1,420	167	1,253	4,564	386	4,178
Hunan Xiangtan	-	-	-	25,593	2,164	23,429
Hunan Chenzhou	237,035	27,845	209,190	80,045	6,769	73,276
Jiangxi Ji’an	326,525	38,357	288,167	10,136	857	9,279
Guangxi Nanning	164,762	19,355	145,407	2,615	222	2,393
Hunan Leiyang	283,849	33,344	250,505	5,675	480	5,195
Guangxi Liuzhou	8,995	1,057	7,939	10,565	894	9,671
Hunan Ningxiang	4,602	541	4,062	4,339	367	3,972
Guangdong Dongguan Changping	210,863	24,770	186,092	23,538	1,990	21,548
Hunan Changsha County	129,668	15,232	114,436	14,791	-	14,791
Henan Zhengzhou	1,420	167	1,253	4,564	386	4,178
Guangdong Dongguan Nancheng	6,784	797	5,987	6,395	541	5,854
Anhui Huaibei	3,452	405	3,046	7,761	656	7,105
Guangdong Humen	1,674	197	1,477	1,042	88	954
Guizhou Zunyi	130,415	15,320	115,095	3,888	329	3,559
Jiangsu Xuzhou	311,006	36,534	274,472	8,452	-	8,452
Henan Xinxiang	2,690	316	2,374	2,536	215	2,321
Henan Anyang	5,248	617	4,632	4,948	419	4,529
Jiangxi Nanchang	8,997	1,057	7,940	8,481	717	7,764
Zhejiang Lishui	2,962	348	2,614	2,792	-	2,792
Jiangxi Shangrao	14,105	1,657	12,448	-	-	-
Hubei Macheng	9,025	1,060	7,965	-	-	-
Hunan Yongxing	289,310	33,986	255,325	-	-	-
Hunan Hengyang	74,711	8,776	65,934	-	-	-
Anhui Haozhou	7,860	923	6,936	-	-	-
Anhui Suzhou	6,395	751	5,644	-	-	-
Anhui Bengbu	5,065	595	4,470	-	-	-
Hunan Xiangxiang	4,483	527	3,956	-	-	-
Fujian Fuzhou	2,660	312	2,347	-	-	-
Hunan Changsha Furong	2,630	309	2,321	-	-	-
Hainan Sanya	7,172	843	6,330	-	-	-
Hunan Changsha Yuhua	118,163	13,881	104,282	-	-	-
Hunan Yongfeng	13,448	1,580	11,868	-	-	-
Anhui Suixi	10,101	1,187	8,914	-	-	-
Shandong Liangshan	47,098	5,533	41,565	-	-	-
Shandong Dingtao	47,098	5,533	41,565	-	-	-
Shandong Yuncheng	241,346	28,351	212,995	-	-	-
Shandong Heze Gaoxin	7,860	923	6,936	-	-	-
Shandong Zouping	47,098	5,533	41,565	-	-	-
Hunan Yongzhou	7,860	923	6,936	-	-	-
Shandong Juye	312,859	36,752	276,107	-	-	-
Shandong Juancheng	39,238	4,609	34,629	-	-	-
Shandong Shanxian				-	-	-
Jiangxi Zhangshu	173,358	20,365	152,993	-	-	-
Hunan Yiyang				-	-	-
Guangdong Guangzhou Zengcheng No.2	-	-	-	-	-	-
Guangdong Guangzhou Baiyun	-	-	-	-	-	-
Guangdong Foshan	60,740	7,135	53,605	-	-	-
Anhui Suzhou Dangshan	-	-	-	-	-	-
Jiangxi Jingdezhen	7,855	920	6,935	-	-	-
Jiangxi Tonggu	-	-	-	(194)	-	(194)
Total	$9,974,576	1,167,634	8,806,942	$4,897,417	$411,927	$4,485,490

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The advances paid above are derived from funds advanced to the Company’s franchisees as working capital to support its operations. Such advances are due within 18 months.

Accounts payable to related parties’ franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Guangzhou	16,228	-
Hunan Liling	1,108
Hunan Xiangtan	5,588
Jiangxi Tonggu	206
Shandong Shanxian	5,588
Hunan Yiyang	5,588
Guangdong Guangzhou Zengcheng No.2	5,588
Guangdong Guangzhou Baiyun	5,588
Anhui Suzhou Dangshan	5,588
Hunan Liuyang		11,551
Liuyang	25,058
Wanzai	8,368
Huaihua	17,915
Total	102,411	11,551

Accounts payable above derived from vehicles purchased by the Company from the franchisees as inventory on a needed basis without any special payment terms.

Contract liability – related party comprised of the following:

	October 31, 2020	October 31, 2019
Deferred revenues	614,449	622,887
Potential franchisees		180,730
Total, net	614,449	803,617

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Deferred revenues from related franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Jiangxi Yichun		-
Henan Puyang	10,460	-
Jiangxi Wanzai		-
Jiangxi Shanggao	66,642	168,470
Shandong Heze	-	141
Jiangxi Gao’an	-	-
Guangdong Zengcheng	-	-
Hunan Liuyang	-	-
Jiangxi Jiujiang	-	-
Jiangxi Pingxiang		-
Jiangxi Xinyu		-
Jiangxi Ganzhou	1,494	5,634
Jiangxi Yudu		-
Jiangsu Changshu	-	-
Anhui Fuyang	-	-
Hunan Loudi		-
Shandong Dongming	-	-
Hunan Zhuzhou	2,690	1,690
Hunan Pingjiang	-	-
Guangxi Rongxian	-	-
Guangxi Guilin	-	2,958
Hunan Chenzhou	-	132,057
Hunan Chenzhou Yongxing	5,977	-
Fujian Quanzhou		-
Jiangxi Ji’an	86,665	3,099
Jiangxi Ji’an Yongfeng	1,195	-
Guangxi Nanning	5,977	42,258
Hunan Leiyang	13,448	704
Hunan Huaihua		98,603
Dongguan Changping	127,009	38,737
Dongguan Humen	897	19,439
Guizhou Zunyi	1,644	1,690
Hunan Changsha	3,437	37,328
Hunan Changsha County	3,313	-
Hunan Xiangtan	-	5,352
Guangxi Liuhou	-	3,521
Dongguan Nancheng	1,195	5,355
Anhui Huaibei	12,701	4,579
Hunan Hengyang	2,391	8,592
Guangxi Beihai	7,471	-
Shandong Juancheng	-	-
Hainan Haikou	22,413	-
Henan Xinxiang	7,471	-
Henan Anyang	14,942	-
Henan Wenxian	75	-
Hunan Liling	7,023	-
Zhejiang Lishui	23,160	-
Guangxi Liuzhou	3,736	-
Hunan Miluo	4,483	-
Guangzhou Panyu	7,471	-
Hunan Shaoyang	44,827	-
Hunan Wangcheng	15,839	-
Hainan Sanya	1,494	-
Hunan Xiangxiang	37,355	-
Hunan Changsha Furong	1,195	-
Guangdong Foshan	2,988	-
Anhui Suzhou	1,270	-
Anhui Suzhou Dangshan	299	-
Anhui Suixi	1,195	-
Anhui Bengbu	1,195	-
Hunan Zhangjiajie	18,678	-
Hunan Yueyang	7,471	-
Fujian Fuzhou	897	-
Shandong Heze Yuncheng	7,471	-
Shandong Juancheng	4,184	-
Jiangxi Zhangshu	1,494	-
Jiangxi Shangrao	6,275	-
Jiangsu Xuzhou		42,680
Total	614,449	622,887

The deferred revenues above derived from initial franchise fees payments received in advance for services which have not yet been performed. The initial franchise fees include a series of performance obligations and an indefinite license to use the Company’s trademark. Amounts are recognized as advances when received, and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. The payments are received in advance progressively and are not refundable once the required amount is attained. Such amounts are recognized as revenues when the Company performed the initial services required under the franchise or license agreement, which is generally when a specific performance obligation is completed or when and if the franchise or license agreement is terminated.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Advances from related parties franchisees comprised of the following:

	October 31, 2020	October 31, 2019
Henan Xinxiang	-	7,043
Henan Anyang	-	14,086
Jiangxi Nanchang	-	-
Hunan Liling	-	20,284
Henan Wenxian	-	70
Jiangxi Leping	-	-
Hainan Haikou	-	21,129
Anhui Hefei	-	-
Zhejiang Lishui	-	21,835
Hunan Miluo	-	4,226
Guangzhou Panyu	-	9,860
Hunan Yiyang	-	1,409
Hainan Sanya	-	21,833
Fujian Xiamen	-	704
Hunan Wangcheng	-	845
Hunan Xiangxiang	-	28,172
Guizhou Huishui	-	-
Anhui Suzhou	-	70
Guangxi Baise	-	704
Hunan Zhangjiajie	-	7,043
Jiangxi Yichun Yifeng	-	14,086
Guangdong Maoming	-	7,043
Anhui Suzhou Dangshan	-	288
Total	-	180,730

The advances received above derived from earnest money collected from potential franchisees. The earnest money is paid by the potential franchisees as a commitment upon execution of the franchise or license agreement. Such amounts are recognized as advances when received and are recognized as deferred revenues when the minimum amount required under the franchise or license agreement is attained. Such amounts are refundable in full to the potential franchisee when and if the franchise or license agreement is terminated and the accumulated advances amount is below the minimum amount required.

Related parties receivables comprised of the following:

	October 31, 2020	October 31, 2019
Mr. Shuibo Zhang	147,593	-
Mr. Qi Zhang	26,050	34,104
Total	173,643	34,104

As of October 31, 2020 and 2019, the Company has an outstanding receivable of $147,593 and $nil, respectively, from Mr. Shuibo Zhang, the Company’s shareholder, director, and office. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing.

As of October 31, 2020 and 2019, the Company has an outstanding receivable of $26,505 and $34,104, respectively, from Mr. Qi Zhang, the vice president of marketing department. The amount was advanced to Mr. Zhang for business purposes. The advances were considered due on demand in nature and have not been formalized by a promissory note and are non-interest bearing and due on demand without a specified maturity date.

Related party payables comprised of the following:

	October 31, 2020	October 31, 2019
Mr. Shuibo Zhang	-	156,454
Total	-	156,454

As of October 31, 2020 and 2019, the Company has an outstanding payable of $nil and $156,454 respectively to Mr. Shuibo Zhang, the Company’s shareholder, director, and officer where he advanced working capital to support the Company’s operations. There was no formal written commitment for continued support by Mr. Zhang. The advances were considered due on demand in nature and have not been formalized by a promissory note and non-interest bearing.

Jiuzi Holdings, Inc.

Notes to the Financial Statements

NOTE 10 – LEASES

The Company has various operating leases for its corporate office and retail store.

Operating lease expenses were $55,265 and $59,365 for the years ended October 31, 2020 and 2019, respectively.

As of October 31, 2020 and October 31, 2019, the outstanding operating leases are below the Company’s threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

The undiscounted future minimum lease payment schedule as follows:

For the years ending October 31,
2020	48,502
2021	7,348
2022	2,480
Total	58,330

NOTE 11 – SHAREHOLDERS’ EQUITY

As of October 31, 2020 and 2019, the Company had 1,000,000 shares issued and outstanding.

On October 31, 2020, pursuant to a special resolution adopted by its shareholders to amend and restate the memorandum and articles of associations, the Company conducted a subdivision of its par value with each share of a par value of $0.005 of the authorized share capital of the Company (including issued and unissued share capital) be subdivided into 5 shares of a par value of $0.001 each (the “Share Subdivision”). Immediately following the Share Subdivision, the authorized share capital of the Company was $50,000 divided into 50,000,000 shares of a par value of $0.001 each, and the total issued and outstanding shares were 5,000,000.

Subsequent to the Share Subdivision, the Company increased its authorized share capital from 50,000,000 shares to 150,000,000 shares with a par value of $0.001 per share, and issued a stock dividend on 2 for 1 on post-Share Subdivision basis, whereby each shareholder holding 1 share of the 5,000,000 shares outstanding immediately preceding this stock dividend was issued an additional 2 shares; therefore, a total of 10,000,000 shares were issued; immediately following this transaction, there were a total of 15,000,000 shares issued and outstanding. All shares and per share amounts for all periods presented herein have been adjusted to reflect the Share Subdivision and stock dividend as if it had occurred at the beginning of the first period presented.

NOTE 12 – SEGMENTS AND GEOGRAPHIC INFORMATION

The Company believes that it operates in two business segments which comprised of sales of NEVs and franchise services; and it operates in one geographical location China. The Company disaggregates its revenue into categories that depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Sales of goods revenues comprised of sales of vehicles to third party customers and to the franchisees. Franchise services revenues comprised of initial fees and ongoing royalties from the franchisees. Under the franchise arrangement, franchisees are granted the right to operate retail store using the Company’s Jiuzi brand and system.

Sales revenues comprised of the following:

	Years Ended
	October 31, 2020		October 31, 2019
NEVs sales	398,613	5%	1,343,515	17%
Franchisees service revenues	7,811,982	95%	6,634,584	83%
Total	8,210,595	100%	7,978,099	100%

Direct costs comprised of the following:

	Years Ended
	October 31, 2020		October 31, 2019
NEVs sales	366,523	17%	1,346,436	43%
Franchisees service revenues	1,824,245	83%	1,769,740	57%
Total	2,190,768	100%	3,116,176	100%

Jiuzi Holdings, Inc.

Notes to the Financial Statements

Gross profit (loss) comprised of the following:

	Years Ended
	October 31, 2020		October 31, 2019
NEVs sales	32,090	1%	(2,921)	0%
Franchisees service revenues	5,987,737	99%	4,864,844	100%
Total	6,019,827	-	4,861,923	-

NOTE 13 – INCOME TAX

The Company is subject to profits tax rate at 25% for income generated for its operation in China and net operating losses can be carried forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred.

The Company has net operating loss carryforward of $3,029,749 as of October 31, 2020 which will expire starting year 2023. The deferred tax assets are reduced by a valuation allowance as in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.

The net taxable income (losses) before income taxes and its provision for income taxes comprised of the following:

	Years Ended
	October 31, 2020	October 31, 2019
Income attributed to China	3,839,535	3,747,049
PRC statutory tax rate	25%	25%
Tax expense	959,884	936,762
Valuation allowance	(12,491)	(395,980)
Tax expense, net	947,393	540,782

NOTE 14 – CONCENTRATIONS, RISKS AND UNCERTAINTIES

Credit risk

Cash deposits with banks are held in financial institutions in China, which deposits are not federally insured. Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Concentration

The Company has a concentration risk related to suppliers and customers. Failure to maintain existing relationships with the suppliers or customers to establish new relationships in the future could negatively affect the Company’s ability to obtain goods sold to customers in a price advantage and timely manner. If the Company is unable to obtain ample supply of goods from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

The concentration on sales revenues generated by customers type comprised of the following:

	Years Ended
	October 31, 2020		October 31, 2019
Third party sales revenues	258,833	3%	839,744	11%
Related party sales revenues	139,780	2%	503,771	6%
Related party franchise revenues	7,811,982	95%	6,634,584	83%
Total	8,210,595	100%	7,978,099	100%

Jiuzi Holdings, Inc.

Notes to the Financial Statements

The concentration of sales revenues generated by third-party customers comprised of the following:

	Years Ended
	October 31,		October 31,
	2020		2019
Customer A	24,842	10%	-	%
Customer B	20,453	8%	-	%
Customer C	20,425	8	-	%
Customer D	20,393	8	-	%
Customer E	-	%	102,940	12%
Customer F	-	%	79,740	9%
Customer G	-	%	53,864	7%
Total	86,113	34%	236,544	28%

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. Subsequent to the date the financial statements were available to be issued. There was no subsequent event that would require disclosure to or adjustment to the financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon completion of this offering, provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities.

On October 10, 2019, we issued 15,000,000 ordinary shares to six shareholders in connection with the incorporation of the Company. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) promulgated thereunder as a transaction by the Company not involving any public offering.

On October 31, 2020, pursuant to a special resolution adopted by its shareholders to amend and restate the memorandum and articles of associations, the Company conducted a subdivision of its par value (the “Share Subdivision”). Immediately following the Share Subdivision, the authorized share capital of the Company was $50,000 divided into 50,000,000 shares of a par value of $0.001 each, and the total issued and outstanding shares were 5,000,000. Subsequent to the Share Subdivision, the Company increased its authorized share capital from 50,000,000 shares to 150,000,000 shares with a par value of $0.001 per share, and issued a stock dividend on 2 for 1 on post-Share Subdivision basis, whereby each shareholder holding 1 share of the 5,000,000 shares outstanding immediately preceding this stock dividend was issued an additional 2 shares; therefore, a total of 10,000,000 shares were issued; immediately following this transaction, there were a total of 15,000,000 shares issued and outstanding. All shares and per share amount throughout this prospectus have been adjusted retroactively to reflect the Share Subdivision and stock dividend as disclosed above.

On December 3, 2021, the Company entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place a Convertible Debenture (the “Debenture”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $6,000,000, provided that in case of an event of default, the Debenture may become at the Debenture Holder’s election immediately due and payable. The Debentures bear an interest rate of 5% per annum which shall be increased to 15% per annum in the event of default. The Debentures will be issued in a private placement pursuant to an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. The initial closing of the Transaction occurred on December 3, 2021 when the Company issued a first Debenture for $2,500,000. The second closing of a Debenture in the amount of $2,500,000 shall occur upon the filing of a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the ordinary shares upon conversion of the Debentures by the Debenture Holder. The third closing of a Debenture in the amount of $1,000,000 shall occur upon effectiveness of the Registration Statement as declared by the SEC.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(34 That for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hangzhou, on December 30, 2021.

Jiuzi Holdings Inc.

By:	/s/ Shuibo Zhang
Shuibo Zhang
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shuibo Zhang	Chief Executive Officer and Director	December 30, 2021
Name: Shuibo Zhang	(Principal Executive Officer)

/s/ Francis Zhang	Chief Financial Officer	December 30, 2021
Name: Francis Zhang	(Principal Accounting and Financial Officer)

/s/ Qi Zhang	Chief Operating Officer	December 30, 2021
Name: Qi Zhang

/s/ Kezhen Li	Director	December 30, 2021
Name: Kezhen Li

/s/ Richard Chen	Director	December 30, 2021
Name: Richard Chen

/s/ Junjun Ge	Director	December 30, 2021
Name: Junjun Ge

/s/ Jehn Ming Lim	Director	December 30, 2021
Name: Jehn Ming Lim

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 30, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Title:	Colleen A. De Vries Senior Vice President

JIUZI HOLDINGS INC.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Amendment No.3 to the Registration Statement on Form F-1 filed on December 3, 2020)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP, as to the validity of the ordinary shares relating to the Convertible Debenture Dated December 3, 2021 (Including in Exhibit 23.2)
10.1	Share Pledge Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.2	Exclusive Option Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.3	Exclusive Business Cooperation Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.4	Employment Agreement between Zhejiang Jiuzi and Shuibo Zhang (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.5	Employment Agreement between Zhejiang Jiuzi and Qi Zhang (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.6	Employment Agreement between Zhejiang Jiuzi and Kezhen Li (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.7	Employment Agreement between the Registrant and Francis Zhang (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed on August 26, 2020)
10.8	Director Agreement between the Registrant and Kezhen Li (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed on July 8, 2020)
10.9	Director Offer Letter between the Registrant and Richard Chen (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 filed on August 26, 2020)
10.10	Director Offer Letter between the Registrant and Junjun Ge (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form F-1 filed on August 26, 2020)
10.11	Director Offer Letter between the Registrant and Jehn Ming Lim (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form F-1 filed on August 26, 2020)
10.12	Form of Letter of Intent for Cooperation on Sales and Services of NEVs (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form F-1 filed on August 26, 2020)
10.13	Securities Purchase Agreement, dated December 3, 2021 (incorporated by reference to Exhibit 10.1 on Form 6-K filed on December 6, 2021)
10.14	Registration Rights Agreement, dated December 3, 2021 (incorporated by reference to Exhibit 10.3 on Form 6-K filed on December 6, 2021)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 14.1 to the Registration Statement on Form F-1 filed on August 26, 2020)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form F-1 filed on July 8, 2020)
23.1†	Consent of WWC, P.C.
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
99.1	Audit Committee Charter (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 filed on August 26, 2020)
99.2	Compensation Committee Charter (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 filed on August 26, 2020)
99.3	Nomination Committee Charter (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form F-1 filed on August 26, 2020)

†	Filed herein.
*	To be filed by amendment.